 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1998
                                                     REGISTRATION NO. 333-50729
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                              POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                           HOST MARRIOTT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ---------------

       DELAWARE                      7011                   53-00895950
    (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
    JURISDICTION OF       CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
   INCORPORATION OR
     ORGANIZATION)

   For Co-Registrants, please see "Table of Co-Registrants" on the following page.

                              10400 FERNWOOD ROAD
                         BETHESDA, MARYLAND 20817-1109
                                 301-380-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         CHRISTOPHER G. TOWNSEND, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              10400 FERNWOOD ROAD
                         BETHESDA, MARYLAND 20817-1109
                                 301-380-9000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

                                  COPIES TO:

      J. WARREN GORRELL, JR., ESQ.             BRUCE E. ROSENBLUM, ESQ.
        BRUCE W. GILCHRIST, ESQ.              SCOTT C. HERLIHY, ESQ.
         HOGAN & HARTSON L.L.P.                    LATHAM & WATKINS
       555 THIRTEENTH STREET, N.W.          1001 PENNSYLVANIA AVENUE, N.W.,
       WASHINGTON, D.C. 20004-1109                    SUITE 1300
             (202) 637-5600                     WASHINGTON, D.C. 20004
                                                    (202) 637-2200

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement; as determined by the Registrants.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                      PROPOSED          PROPOSED
                                    AMOUNT            MAXIMUM           MAXIMUM
  TITLE OF EACH CLASS OF             TO BE         OFFERING PRICE      AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED        PER UNIT(1)   OFFERING PRICE(1)(2) REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
 Common Stock of Host
  Marriott Corporation
  (the "Company");
 Debt Securities of the
  Company(3)(4);
 Preferred Stock of the
  Company;                       $300,000,000                         $300,000,000         $88,500
 Warrants of the Company;
 Subscription Rights(5);
 Depositary Shares; and
 Preferred Stock Purchase
 Rights(6)
-------------------------------------------------------------------------------------------------------
 Senior Notes of HMH
  Properties, Inc. ("HMH
  Properties")(4)(7);           $2,200,000,000                       $2,200,000,000        $649,000
-------------------------------------------------------------------------------------------------------
 Guarantees of the
  Company and
  the Co-Registrants of
  Senior Notes
  of HMH Properties(8);               --(8)              --(8)             --(8)              --(8)
-------------------------------------------------------------------------------------------------------
 Guarantees of Co-
  Registrants of Debt
  Securities of the
  Company(9)............              --(8)              --(8)             --(8)              --(8)
-------------------------------------------------------------------------------------------------------
 Total..................     $2,500,000,000(6)(10)      100%       $2,500,000,000(10)    $737,500(11)
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

 (1) The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.

 (2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act.

 (3) The Company's payment obligations under any series of Debt Securities may be guaranteed by certain of the Co-Registrants, including HMH Properties.

 (4) If any Debt Securities of the Company or Senior Notes of HMH Properties are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000 in the case of Debt Securities issued by the Company and $2,200,000,000 in the case of Senior Notes issued by HMH Properties.

 (5) Rights evidencing the right to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants.

 (6) The Preferred Stock Purchase Rights are initially carried and traded with the Common Stock. The value of the Preferred Stock Purchase Rights, if any, is reflected in the value of the Common Stock.

 (7) The payment obligations of HMH Properties under any series of Senior Notes will be guaranteed by the Company and may be guaranteed by one or more of the other Co-Registrants.

 (8) No separate consideration will be received from purchasers of Senior Notes of HMH Properties with respect to these guarantees and, therefore, no registration fee is attributable to the guarantees of the Senior Notes.

 (9) No separate consideration will be received from purchasers of Debt Securities with respect to these guarantees and, therefore, no registration fee is attributable to the guarantees of the Debt Securities.

(10) In no event will the aggregate offering price of all securities issued by the Company from time to time pursuant to this Registration Statement (other than guarantees by the Company of Senior Notes of HMH Properties) exceed $300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. In no event will the aggregate offering price of all Senior Notes issued by HMH Properties from time to time pursuant to this Registration Statement exceed $2,200,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Of such amount, $1,700,000,000 was issued on August 5, 1998. The securities registered hereunder may be sold separately or as units with other securities registered hereby.

(11) The filing fee was paid on April 22, 1998.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                PRIMARY STANDARD
                              STATE OR OTHER       INDUSTRIAL     IRS EMPLOYER
                               JURISDICTION      CLASSIFICATION  IDENTIFICATION
           NAME                OF FORMATION       CODE NUMBER        NUMBER
           ----             ------------------- ---------------- --------------
Farrell's Ice Cream
 Parlour Restaurants,
 Inc......................      California            7011         94-2773466
HMC AP Canada, Inc........  Province of Ontario       7011            N/A
HMC Airport, Inc..........       Delaware             7011         52-1946920
HMC BN Corporation........       Delaware             7011         52-1982075
HMC Boyton Beach, Inc.....       Delaware             7011         52-1925004
HMC Capital Resources
 Corp. ...................       Delaware             7011         52-2007402
HMC Charlotte (Calgary),
 Inc......................  Province of Alberta       7011            N/A
HMC East Side Financial
 Corporation..............       Delaware             7011         52-1899299
HMC East Side, Inc........       Delaware             7011         52-1891584
HMC Gateway, Inc..........       Delaware             7011         52-1951837
HMC Hartford, Inc.........       Delaware             7011         52-2033802
HMC Hotel Development
 Corporation..............       Delaware             7011         52-2062680
HMC Manhattan Beach,
 Inc......................       Delaware             7011         52-2033801
HMC Mexpark, Inc..........       Delaware             7011         52-1946918
HMC Partnership Holdings,
 Inc......................       Delaware             7011         52-2055796
HMC Polanco, Inc..........       Delaware             7011         52-1946921
HMC Retirement Properties,
 Inc......................       Delaware             7011         52-1536288
HMC SFO, Inc..............       Delaware             7011         52-1888778
HMC Toronto Air, Inc......  Province of Ontario       7011            N/A
HMC Ventures, Inc.........       Delaware             7011         52-1846642
HMC Waterford, Inc........       Delaware             7011         52-2007398
HMH General Partner
 Holdings, Inc............       Delaware             7011         52-2050852
HMH HPT Courtyard, Inc....       Delaware             7011         52-1915184
HMH HPT Residence Inn,
 Inc......................       Delaware             7011         52-1962668
HMH Marina, Inc...........       Delaware             7011         52-1943709
HMH Norfolk, Inc..........       Delaware             7011         52-2039043
HMH Pentagon Corporation..       Delaware             7011         52-1859615
HMH Properties, Inc.......       Delaware             7011         52-1822042
HMH Realty Company, Inc...       Delaware             7011         52-1928293
HMH Restaurants, Inc......       Delaware             7011         52-1930119
HMH Rivers, Inc...........       Delaware             7011         52-1928290
Host Airport Hotels,
 Inc......................       Delaware             7011         95-2744596
Host LaJolla, Inc.........       Delaware             7011         52-1518562
Host Marriott Hospitality,
 Inc......................       Delaware             7011         52-1822038
Host Marriott, L.P........       Delaware             7011         52-2095412
Host of Boston, Ltd.......         Mass               7011         59-0164700
Host of Houston, Ltd......         Texas              7011         52-1874034
Host of Houston 1979......       Delaware             7011         95-3552476
Hot Shoppes, Inc..........       Delaware             7011         52-0811874
MHP Acquisition
 Corporation..............       Delaware             7011         52-2002254
MHP II Acquisition
 Corporation..............       Delaware             7011         52-1971552
Marriott Family
 Restaurants, Inc. of
 Illinois.................       Illinois             7011         04-2539796
Marriott Family
 Restaurants, Inc. of
 Vermont..................        Vermont             7011         04-2377578
Marriott Family
 Restaurants, Inc. of
 Wisconsin................       Wisconson            7011         04-2324735
Marriott Financial
 Services, Inc............       Delaware             7011         52-1320896
Marriott MDAH One
 Corporation..............       Delaware             7011         52-1647378
Marriott Marquis
 Corporation..............       Delaware             7011         52-1443309
Marriott PLP Corporation..       Delaware             7011         52-1320899
Marriott Park Ridge
 Corporation..............       Delaware             7011         52-1507987
Marriott Properties,
 Inc......................       Delaware             7011         52-0903698
Marriott SBM One
 Corporation..............       Delaware             7011         52-1630624
Marriott SBM Two
 Corporation..............       Delaware             7011         52-1694383
Marriott's Bickford Family
 Fare, Inc................       Delaware             7011         04-2277061
PM Financial Corporation..       Delaware             7011         52-2007399
Philadelphia Airport Hotel
 Corporation..............     Pennsylvania           7011         52-1619138
PRM Corporation...........       Delaware             7011         52-2087492
Saga Property Leasing
 Corporation..............      California            7011         94-2940820
Saga Restaurants, Inc.....       Delaware             7011         52-1498549
Sparky's Virgin Island,
 Inc......................       Delaware             7011         95-6399178
Tecon Hotel Corporation...        Nevada              7011         75-1621907
Willmar Distributors,
 Inc......................       Delaware             7011         52-0892531
YBG Associates LLC........       Delaware             7011         52-2059377

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PROSPECTUS SUPPLEMENT

      , 1998

(TO PROSPECTUS DATED      , 1998)

                              HMH PROPERTIES, INC.

                                     $

                       % SERIES C SENIOR NOTES DUE 20

-------------------------------------------------------------------------

 THE COMPANY:                         THE SERIES C SENIOR NOTES AND
                                      THE OFFERING (CONTINUED):
 . We are an indirect wholly
   owned subsidiary of Host           . Guarantees: The Series C
   Marriott Corporation. We own         Senior Notes are guaranteed by
   or hold controlling interests        Host Marriott Corporation and
   in the majority of Host              Host Marriott Hospitality,
   Marriott's lodging properties.       Inc., the direct and indirect
   Our assets consist principally       parent corporations of the
   of full-service hotel                Company, and by certain of our
   properties generally operating       subsidiaries. Such parent
   under the Marriott and Ritz-         guarantees are subject to
   Carlton brands.                      release upon consummation of
                                        the REIT Conversion. Not all
 . HMH Properties, Inc.                 of our subsidiaries will be
   10400 Fernwood Road                  guarantors.
   Bethesda, MD 20817-1109
   (301) 380-9000                     . Security: The Series C Senior
                                        Notes are secured by a pledge
                                        of the capital stock of all
 THE SERIES C SENIOR NOTES AND          but one of the initial
 THE OFFERING:                          subsidiary guarantors that the
                                        Company and its subsidiaries
 . Maturity:    , 20                    hold. Such security interest
                                        supports, on an equal and
 . Interest Payments: semi-             ratable basis, significant
   annually in cash in arrears on       other indebtedness of the
          and       , commencing        Company ranking equal in right
   on      , 1999.                      of payment with the Series C
                                        Senior Notes.
 . Redemption: The Series C
   Senior Notes will be               . Mandatory Offer to
   redeemable, at our option, on        Purchase: The Company must
   or after      , 20 .                 offer to repurchase the Series
                                        C Senior Notes if it sells
 . Ranking of Series C Senior           certain assets or undergoes
   Notes: Senior, general               certain kinds of changes in
   obligations of the Company,          control.
   equal in right of payment to
   all of the Company's               . Use of Proceeds: We expect to
   unsubordinated indebtedness          use the net proceeds to pay
   and senior to all subordinated       expenditures in connection
   obligations of the Company.          with the REIT Conversion
                                        (which is discussed herein)
                                        and for general corporate
                                        purposes.

                                      . Closing:      , 1998.

-----------------------------------------------------------------------------------------------
                                    PER NOTE:                     TOTAL
-----------------------------------------------------------------------------------------------
  Public Offering Price:                 %                        $
  Underwriting Fees:                     %                        $
  Proceeds to Company:                   %                        $

--------------------------------------------------------------------------------

 This investment involves risk. See "Risk Factors" beginning on Page S-7.

--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Series C Senior Notes or passed upon the adequacy or accuracy of the Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

DONALDSON, LUFKIN & JENRETTE                                 BT ALEX. BROWN

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
FORWARD LOOKING STATEMENTS...............................................  S-3
PROSPECTUS SUPPLEMENT SUMMARY............................................  S-4
RISK FACTORS.............................................................  S-7
USE OF PROCEEDS.......................................................... S-13
CAPITALIZATION........................................................... S-14
PRO FORMA CONSOLIDATED FINANCIAL DATA OF THE COMPANY..................... S-15
DESCRIPTION OF SERIES C SENIOR NOTES..................................... S-20
CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS FOR NON-UNITED STATES
 HOLDERS................................................................. S-22
UNDERWRITING............................................................. S-24
LEGAL MATTERS............................................................ S-25
EXPERTS.................................................................. S-25

                                   PROSPECTUS

AVAILABLE INFORMATION....................................................    2
INFORMATION INCORPORATED BY REFERENCE....................................    3
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS..........................    4
THE COMPANY..............................................................    5
HMH PROPERTIES...........................................................    5
THE REIT CONVERSION......................................................    5
USE OF PROCEEDS..........................................................    7
RISK FACTORS.............................................................    7
ERISA MATTERS............................................................    7
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
 DIVIDENDS...............................................................    8
RATIOS OF EARNINGS TO FIXED CHARGES......................................    8
RATIOS OF EARNINGS TO FIXED CHARGES OF HMH PROPERTIES....................    9
DESCRIPTION OF DEBT SECURITIES...........................................   10
DESCRIPTION OF CAPITAL STOCK.............................................   18
DESCRIPTION OF DEPOSITARY SHARES.........................................   27
DESCRIPTION OF WARRANTS..................................................   31
DESCRIPTION OF SUBSCRIPTION RIGHTS.......................................   33
DESCRIPTION OF HMH SENIOR NOTES..........................................   34
PLAN OF DISTRIBUTION.....................................................   70
LEGAL MATTERS............................................................   71
EXPERTS..................................................................   71

                           FORWARD LOOKING STATEMENTS

  The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. In addition to historical information, this Prospectus Supplement and the accompanying Prospectus and other materials filed or to be filed by us with the Commission and incorporated by reference in the accompanying Prospectus contain or will contain forward looking statements within the meaning of the federal securities law. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to:

  . economic outlook

  . capital expenditures

  . cost reduction

  . cash flow

  . operating performance, or

  . improvements and related industry developments.

  We intend to identify forward-looking statements in this Prospectus Supplement and the accompanying Prospectus, and in documents incorporated by reference, by using words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict," "project," and "will be" and similar words or phrases (or the negative thereof).

  The forward-looking information involves important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

  . national and local economic and business conditions that will, among other things, affect demand for hotels and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing;

  . the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements);

  . our ability to compete effectively in areas such as access, location, quality or accommodations and room rate structures;

  . our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

  . changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs;

  . governmental approvals, actions and initiatives including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

  . the effects of tax legislative action;

  . the effect on us and our operations of the year 2000 issue; and

  . the timing (if it occurs) of the election by Host Marriott Corporation
    (or its successor), our indirect parent company, to be taxed as a real estate investment trust ("REIT") and its ability to satisfy complex rules in order to qualify for taxation as a REIT for federal income tax purposes and to operate effectively within the limitations imposed by these rules.

  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that such expectations will be attained or that any deviations will not be material. We disclaim any obligation or undertaking to disseminate to you any updates or revisions to any forward-looking statement contained in this Prospectus Supplement or in the accompanying Prospectus (or other materials that we have filed or will file with the Commission and incorporated by reference into the accompanying Prospectus) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                         PROSPECTUS SUPPLEMENT SUMMARY

  On the cover page, in this summary and in the "Risk Factors" section, the words "Company," "we," "our," "ours" and "us" refer only to HMH Properties, Inc. and not to any of our subsidiaries or to any of the underwriters. The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of the offering, we encourage you to read this entire document and the documents that are incorporated by reference into the accompanying Prospectus.

                                  THE COMPANY

  The Company is a wholly owned subsidiary of Host Marriott Hospitality, Inc., a Delaware corporation ("Hospitality"), which is a wholly owned subsidiary of Host Marriott Corporation, a Delaware corporation ("Host Marriott"). Together with our subsidiaries, we own or hold controlling interests in the majority of Host Marriott's lodging properties. Our consolidated assets principally consist of 72 full-service hotel properties. These hotel properties are generally operated under the Marriott and Ritz-Carlton brand names and are managed by Marriott International, Inc. The Marriott and Ritz-Carlton brands are among the most respected and widely recognized in the lodging industry.

  On April 17, 1998, Host Marriott announced its intention to restructure its business operations (including those business operations conducted by us and our subsidiaries) to qualify as a real estate investment trust for Federal income tax purposes (the "REIT Conversion") effective as of January 1, 1999 (but which might not occur until the year beginning January 1, 2000). However, there can be no assurance that the REIT Conversion will occur. For a full description of the REIT Conversion, see the Proxy Statement of Host Marriott Corporation dated November 23, 1998, which is incorporated by reference into the accompanying Prospectus.

  In connection with the REIT Conversion, we expect that each of the Company's wholly owned corporate subsidiaries will be reorganized as a single member limited liability company or as a limited partnership. Thereafter, the Company will be merged into Host Marriott, L.P., a Delaware limited partnership of which Host Marriott is the sole general partner (the "Operating Partnership"). The Operating Partnership will hold, among other things, the Company's assets (including the equity interests in its subsidiaries) and will become the successor obligor under the Series C Senior Notes as defined herein and other outstanding indebtedness of the Company.

  Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109. Our telephone number is (301) 380-9000.

                                  THE OFFERING

Issuer..................  HMH Properties, Inc.

Securities Offered......  $   aggregate principal amount of  % Series C Senior
                          Notes due 20  ("Series C Senior Notes").

Maturity................         , 20 .

Issue Price.............    % plus accrued interest from      , 1998.

Interest................  Interest on the Series C Senior Notes will accrue at the rate of % per annum, paid semi-annually in cash in arrears on and commencing on , 1999.

Ranking.................  The Series C Senior Notes are senior, general obligations of the Company, equal in right of payment with all of the Company's unsubordinated indebtedness and senior to all subordinated obligations of the Company.

Guarantors..............  The Series C Senior Notes are guaranteed by Host
                          Marriott and Hospitality (our direct and indirect parent companies) and by certain of our subsidiaries. Not all of our subsidiaries are or will be guarantors of the Series C Senior Notes. The guarantees of Host Marriott and Hospitality will be released upon consummation of the REIT Conversion. See "Description of HMH Senior Notes--Certain Definitions" in the accompanying Prospectus for a definition of the REIT Conversion.

Security................  The Series C Senior Notes are secured by a pledge of the capital stock of all but one of the initial subsidiary guarantors owned (directly or indirectly) by the Company. This security interest ranks on an equal and ratable priority with those of the Company's bank credit facility, the Company's outstanding senior notes and certain future unsubordinated indebtedness of the Company ranking equal in right of payment with the Series C Senior Notes.

Optional Redemption.....  On or after      , 20 , we may redeem some or all of
                          the Series C Senior Notes at any time at the redemption prices listed in the section "Description of Series C Senior Notes" under the heading "Optional
                          Redemption".

Mandatory Offer to
Repurchase..............  If the Company sells certain assets or undergoes specific kinds of changes of control, we must offer to repurchase the Series C Senior Notes as described in the Prospectus in the section "Description of HMH Senior Notes".

Basic Covenants of the
 Indenture..............  We will issue the Series C Senior Notes pursuant to a supplemental indenture to the indenture dated August 5, 1998, among the Company, Host Marriott and Hospitality (as the Guarantors) and the Subsidiary Guarantors and Marine Midland Bank, as Trustee. The indenture (as so supplemented) will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

                          . incur additional indebtedness;

                          . pay dividends on, redeem or repurchase our stock;

                          . make investments;

                          . permit payment or dividend restrictions on certain
                            of our subsidiaries;

                          . sell assets;

                          . in the case of our restricted subsidiaries,
                            guarantee indebtedness;

                          . create certain liens; and

                          . sell certain assets or merge with or into other
                            companies.

                          All of these limitations are subject to important exceptions and qualifications described in the Prospectus, in the section "Description of HMH Senior Notes" under the heading "Certain Covenants."

Use of Proceeds.........  We estimate the net proceeds from the offering of the
                          Series C Senior Notes (after deducting the
                          Underwriters' discounts and commissions and expenses payable by us) to be approximately $340 million. We intend to use the net proceeds from the offering of the Series C Senior Notes for expenditures in connection with the REIT Conversion which would otherwise have been funded with borrowings from other sources. Any remaining proceeds would be used for general corporate purposes, which may include future acquisitions.

           RATIO OF EARNINGS TO FIXED CHARGES OF HMH PROPERTIES

  The following table sets forth the ratio of earnings to fixed charges of HMH Properties for the periods indicated.

                           THIRTY-SIX WEEKS ENDED                 FISCAL YEAR
                         --------------------------- --------------------------------------
                         SEPTEMBER 11, SEPTEMBER 12,
                             1998          1997      1997 1996 1995    1994        1993
                         ------------- ------------- ---- ---- ---- ----------- -----------
                                                                    (UNAUDITED) (UNAUDITED)
                                                        (IN MILLIONS, EXCEPT RATIO DATA)
Ratio of earnings to
 fixed charges(a).......     1.9x          1.9x      1.6x 1.5x 1.5x    1.7x        1.3x

--------

(a) The ratio of earnings to fixed charges is computed by dividing income from continuing operations before income taxes and fixed charges by total fixed charges. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.

                                 RISK FACTORS

  You should carefully consider the following risk factors in addition to the other information contained in the Prospectus and this Prospectus Supplement, before deciding to invest in the Series C Senior Notes.

RISKS OF INDEBTEDNESS

 We have substantial leverage

  We have now and, after the offering of the Series C Senior Notes will continue to have, a significant amount of indebtedness. The following chart shows certain important credit statistics and is presented assuming we had completed this offering as of September 11, 1998:

                                                               PRO FORMA
                                                        AS OF SEPTEMBER 11, 1998
                                                        ------------------------
     Total indebtedness................................         $2,812 million
     Stockholders' equity..............................         $  851 million
     Debt to equity ratio..............................            3.3 x

  Our substantial indebtedness could have important consequences to you. For example it could adversely affect our ability to:

  . obtain financing in the future;

  . undertake refinancings on terms and conditions deemed acceptable to us;

  . pursue our acquisition strategy; or

  . compete effectively or operate successfully under adverse economic conditions.

  If our cash flow and working capital is not sufficient to fund our expenditures or service our indebtedness, we would have to raise additional funds through:

  . the sale of equity;

  . the refinancing of all or part of our indebtedness;

  . the incurrence of additional permitted indebtedness; or

  . the sale of assets.

  We cannot assure you that any of these sources of funds would be available in amounts sufficient for us to meet our obligations.

 The Series C Senior Notes may be structurally subordinated to other debt

  The Series C Senior Notes effectively will be subordinated in right of payment to liabilities of our subsidiaries which are not guarantors of the Series C Senior Notes, to the extent of the assets of such subsidiaries.

  In connection with the REIT Conversion, the Operating Partnership (into which we will merge) and its subsidiaries are expected to assume significant amounts of secured debt of Host Marriott and certain of its subsidiaries. The Series C Senior Notes will not be secured by assets of the Operating Partnership or its subsidiaries (other than the capital stock of certain of the subsidiary guarantors). Therefore, the Series C Senior Notes effectively will be subordinated to secured debt of the Operating Partnership and its subsidiaries to the extent of the value of the assets securing such debt.

  In addition, the HMH Indenture (as defined in the accompanying Prospectus) also permits the Company to make certain distributions to its parent, including for any tax liabilities of its parent or subsidiaries of its parent. See, "Description of HMH Series Notes--Covenants at Issuance--Limitation on Restricted Payments; and --Covenants upon REIT Conversion--Limitation on Restricted Payments" contained in the accompanying Prospectus.

 The terms of our debt place restrictions on us and our subsidiaries

  The documents governing the terms of our debt (including the documents governing the terms of these Series C Senior Notes) contain covenants that place restrictions on us and our subsidiaries. The activities upon which such restrictions exist include (but are not limited to):

  . the incurrence of additional debt;

  . the creation of liens;

  . the sale of assets;

  . transactions with affiliates; and

  . certain mergers and consolidations.

  In addition, certain covenants (other than those contained in the HMH Indenture governing the Series A Senior Notes, the Series B Senior Notes and the Series C Senior Notes, as these terms are defined in "Description of HMH Senior Notes" in the accompanying Prospectus) may require us or our subsidiaries to meet financial performance tests. These covenants reduce our flexibility in conducting our operations and create a risk of default under the debt if we cannot satisfy the covenants.

 The Series C Senior Notes or a guarantee thereof may be deemed a fraudulent transfer

  Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the Series C Senior Notes could be voided, or claims on a guarantee of the Series C Senior Notes could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  (1) received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  (2) either:

    (a) was insolvent or rendered insolvent by reason of such incurrence;

    (b) was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

  In addition, any payment by that guarantor pursuant to its guarantee of the Series C Senior Notes could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

  In addition, our obligations under the Series C Senior Notes may be subject to review under the same laws in the event of our bankruptcy or other financial difficulty. In that event, if a court were to find that when we issued the Series C Senior Notes the factors in clauses (1) and (2) above applied to us (or that the Series C Senior Notes were issued with actual intent to hinder, delay or defraud creditors), the court could avoid our obligations under the Series C Senior Notes, or direct the return of any amounts paid thereunder to us or to a fund for the benefit of our creditors. In addition, a court might avoid the Series C Senior Notes and direct such payment if the proceeds of the Series C Senior Notes were distributed to our stockholders where such distribution constituted a fraudulent transfer. In this regard, prospective investors should be aware that a portion of the proceeds of this offering of Series C Senior Notes may be distributed to Host Marriott and may constitute a portion of the funds distributed to Host Marriott stockholders as part of the REIT Conversion. However, we do not believe that the issuance of the Series C Senior Notes would be deemed a fraudulent transfer because we do not believe that any of the applicable factors set forth in clause (2) above would apply with respect to the issuance of the Series C Senior Notes.

  The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Company or a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

  . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

  . it could not pay its debts as they become due.

  On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the Series C Senior Notes, will be solvent, will have a reasonable amount of capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We can offer no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

 There is no prior market for the Series C Senior Notes

  Prior to this offering, there was no public market for the Series C Senior Notes. We have been informed by the underwriters that they intend to make a market in the Series C Senior Notes after this offering is completed. However, the underwriters are not obligated to do so and may cease their market-making at any time. In addition, the liquidity of the trading market in these Series C Senior Notes, and the market price quoted for these Series C Senior Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for these Series C Senior Notes.

RISKS ASSOCIATED WITH OPERATIONS

 We are subject to certain conditions affecting the lodging industry

  If our assets do not generate income sufficient to pay our expenses, service our debt and maintain our properties, we may be unable to make expected payments on the Series C Senior Notes. Factors that could adversely affect the economic performance and value of our properties include:

  . changes in the national, regional and local economic climate,

  . local conditions such as an oversupply of hotel properties or a reduction in demand for hotel properties,

  . the attractiveness of our hotels to consumers and competition from comparable hotels,

  . the quality, philosophy and performance of the managers of our hotels
    (primarily Marriott International),

  . the ability of any lessee of our hotels to maximize rental payments,

  . changes in room rates and increases in operating costs due to inflation and other factors, and

  . the need periodically to repair and renovate our hotels.

  The expenses of owning a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose and take the property. In addition, interest rate levels, the availability of financing, the cost of compliance with government regulation, including zoning and tax laws, and changes in laws and governmental regulations (including those governing usage, zoning and taxes) could adversely affect our financial condition and ability to service debt, including the Series C Senior Notes.

  We may be unable to sell hotel properties when appropriate because real estate investments are illiquid

  Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. This inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition and ability to service debt, including the Series C Senior Notes.

RISKS OF RELATIONSHIPS WITH MARRIOTT INTERNATIONAL

 We may be at risk because Marriott International manages a significant number of our hotels

  Marriott International serves as the manager for a significant number of our hotels. Our potential desire, from time-to-time, to finance, refinance or sell any of the properties managed by Marriott International may, depending upon the structure of such transactions, result in a need to modify the management agreements with Marriott International with respect to such property. Any such modification proposed by us may not be acceptable to Marriott International, and the lack of consent from Marriott International could adversely affect our ability to consummate such financing, refinancing or sale.

  In addition, Marriott International acts as manager of hotels owned by others that compete with our hotels. Certain situations could arise where actions taken by Marriott International in its capacity as manager of competing lodging properties would not necessarily be in our best interests. Nevertheless, we believe that there is sufficient mutuality of interest between us and Marriott International to result in a mutually productive relationship.

 We may be at risk because certain of our officers and directors may have a conflict of interest in dealing with Marriott International

  Two of Marriott International's directors are also directors of Host Marriott. These two directors are:

  . J.W. Marriott, Jr., who serves as Chairman of the Board of Directors and Chief Executive Officer of Marriott International and also serves as a director of Host Marriott; and

  . Richard E. Marriott, who is a director of Marriott International and Chairman of the Board of Directors of Host Marriott.

  J.W. Marriott, Jr. and Richard E. Marriott, as well as certain other officers and directors of Marriott International and Host Marriott, also own shares (and/or options or other rights to acquire shares) in both companies. As a result, such persons have potential conflicts of interest when making decisions regarding Marriott International (including decisions relating to management agreements involving the Company's hotels managed by Marriott International and Marriott International's management of competing lodging properties).

  The Boards of Directors of both Marriott International and Host Marriott follow appropriate policies and procedures to limit the involvement of J.W. Marriott, Jr. and Richard E. Marriott (and, if appropriate, other officers and directors of such companies) in conflict situations, including requiring them to abstain from voting as directors of either Host Marriott or Marriott International (or as directors of any of their subsidiaries) on certain matters which present a conflict between the companies.

OTHER BUSINESS RISKS

 We Depend on Our Key Personnel

  We depend on the efforts of our executive officers. While we believe that we could find replacements for these key personnel, the loss of their services could have a significant adverse effect on our operations. We do not intend to obtain key-man life insurance with respect to any of our executive officers.

  Joint venture investments have additional risks

  Instead of purchasing hotel properties directly, we may invest as a co-venturer. Joint venturers often share control over the operation of the joint venture assets. Actions by a co-venturer could subject such assets to additional risk. Our co-venturer in an investment might have economic or business interests or goals that are inconsistent with our interest or goals, or be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives. Although we generally will seek to maintain sufficient control of any joint venture to permit our objectives to be achieved, we might not be able to take action without the approval of our joint venture partners. Also, our joint venture partners could take actions binding on the joint venture without our consent. Finally, a joint venture partner could go bankrupt, leaving us liable for its share of joint venture liabilities.

 Some potential losses are not covered by insurance

  We carry comprehensive liability, fire, flood, extended coverage and rental loss (for rental losses extending up to 12 months) insurance with respect to all of our hotels. We believe the policy specifications and insured limits of these policies are of the type customarily carried for similar hotels. Certain types of losses, however, such as from earthquakes and environmental hazards, may be either uninsurable or too expensive to justify insuring against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel, as well as the anticipated future revenue from the hotel. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

 Compliance with the Americans with Disabilities Act can be costly

  Our hotels must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such hotels are "public accommodations" or "commercial facilities" as defined by the ADA. The ADA requires removal of structural barriers to access by persons with disabilities in certain public areas of hotels where such removal is readily achievable. We do not believe that substantial non-budgeted capital expenditures will be required in the future to comply with the ADA. However, in the event that any of our hotels, or any hotel that we may purchase or construct in the future, fails to comply with the ADA, (1) we could be required to make substantial capital expenditures to remove structural barriers, (2) we could receive significant fines or (3) we could be required to pay damages to private litigants. This might adversely affect our ability to make payments on debt, including the Series C Senior Notes.

 Compliance with other regulations can also be costly

  Our hotels are subject to various forms of regulation in addition to the ADA, including building codes, regulations pertaining to fire safety. Such regulations may be changed from time to time, or new regulations adopted, resulting in additional or unexpected costs of compliance. Any such increased costs could reduce the cash available for debt securities, including for payments of amounts due under the Series C Senior Notes.

 Environmental problems are possible and can be costly

  Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum products released at or from such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they notify and train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. We believe that our properties are in compliance in all material respects with all applicable environmental laws. Unidentified environmental liabilities could arise, however, and could have an adverse effect on our financial condition and performance.

 We are unable to predict the impact of the Year 2000 problem on our business and financial condition

  Year 2000 issues have arisen because many existing computer programs and chip-based embedded technology systems use only the last two digits to refer to a year, and therefore do not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results. Our potential Year 2000 problems include issues relating to our in-house hardware and software computer systems, as well as issues relating to third parties with which we have a material relationship or whose systems are material to the operations of our hotels.

    In-House Systems Since October of 1993, we have invested in the implementation and maintenance of accounting and reporting systems and equipment that are intended to enable us to provide adequately for our information and reporting needs and which are also Year 2000 compliant. Substantially all of our in-house systems have already been certified as Year 2000 compliant through testing and other mechanisms. We have not delayed any systems projects due to the Year 2000 issue. We have engaged a third party to review our Year 2000 in-house compliance.

    Third-Party Systems We rely upon operational and accounting systems provided by third parties, primarily the managers of our hotels, to provide the appropriate property-specific operating systems (including reservation, phone, elevator, security, HVAC and other systems) and to provide us with financial information. We will continue to monitor the efforts of these third parties to become Year 2000 compliant and will take appropriate steps to address any non-compliance issues.

    Risks Management believes that future costs associated with Year 2000 issues for its in-house systems will be insignificant and therefore not impact our business, financial condition and results of operations. However, the actual effect that Year 2000 issues will have on our business will depend significantly on whether other companies and governmental entities properly and timely address Year 2000 issues and whether broad-based or systemic failures occur. We cannot predict the severity or duration of any such failures, which could include disruptions in passenger transportation or transportation systems generally, loss of utility and/or telecommunications services, the loss or disruption of hotel reservations made on centralized reservation systems and errors or failures in financial transactions or payment processing systems such as credit cards.

RISKS AND EFFECTS OF THE REIT CONVERSION

  The REIT Conversion is a very complex series of transactions that could have significant consequences for the holders of Series C Senior Notes. Therefore, we urge you to read the Proxy Statement of Host Marriott dated November 23, 1998 contained in Host Marriott's Current Report on Form 8-K dated November 24, 1998 (filed on November 25, 1998), incorporated by reference into the accompanying Prospectus. This Proxy Statement contains important information about these transactions and the significant risks associated with these transactions.

  However, there can be no assurance that the REIT Conversion will occur. The transactions comprising the REIT Conversion are subject to satisfaction or waiver of a number of significant conditions, some outside the control of the Company. Host Marriott's board of directors retains the right: (1) to waive any such condition, (2) not to consummate the REIT Conversion, even if such conditions are satisfied and even if certain preliminary REIT Conversion transactions (including the distribution to Host Marriott shareholders of significant assets and properties) have been consummated, or (3) to consummate the REIT Conversion (or any transactions comprising a portion thereof) upon terms substantially different than those described in the Proxy Statement referenced above. There can be no assurance that consummation of the REIT Conversion, any waiver of a condition to the REIT Conversion, or failure to consummate the REIT Conversion, will not have a material adverse effect on the Company or the Operating Partnership.

                                USE OF PROCEEDS

  We expect the net proceeds to the Company from the offering of Series C Senior Notes in an aggregate principal amount of $350 million (after deducting the estimated Underwriters' discounts and commissions and expenses payable by
us) to be approximately $340 million. We intend to use the net proceeds from the offering of the Series C Senior Notes for expenditures in connection with the REIT Conversion which would otherwise have been funded with borrowings from other sources. These expenditures may include (i) payments required to be made to acquire certain properties from The Blackstone Group, (ii) refinancing or repayment of debt securing properties to be acquired, (iii) cash to be distributed to Host Marriott's shareholders as part of a dividend of estimated earnings and profits and/or (iv) expenses of consummating the REIT Conversion. Any proceeds not used in connection with the REIT Conversion (for example, if the REIT Conversion does not occur or is delayed) would be used for general corporate purposes, which may include future acquisitions.

                                 CAPITALIZATION

  The following table sets forth (i) the actual capitalization of the Company as of September 11, 1998 and (ii) such capitalization as adjusted to give effect to the offering of Series C Senior Notes and the application of such proceeds. The capitalization of the Company should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which we have incorporated by reference into the accompanying Prospectus and the Pro Forma Consolidated Financial Data of the Company contained elsewhere in this Prospectus Supplement.

                                               AS OF SEPTEMBER 11, 1998
                                               -----------------------------
                                                 ACTUAL          PRO FORMA
                                               ------------    -------------
                                               (UNAUDITED, IN MILLIONS)
Cash, cash equivalents and short-term
 marketable securities........................ $        404             $740(1)
                                               ============     ============
Debt:
  Senior notes
    7 7/8% Series A Senior Notes due 2005..... $        500     $        500
    7 7/8% Series B Senior Notes due 2008.....        1,192(2)         1,192(2)
         % Series C Senior Notes due 20.......          --               350
    9 1/2% Senior Secured Notes due 2005 and
     other senior notes.......................           21               21
  Mortgage debt...............................          367              367
  Bank credit facility........................          350              350(3)
  Other debt..................................           32               32
                                               ------------     ------------
    Total debt................................        2,462            2,812
Shareholder's equity..........................          851              851
                                               ------------     ------------
    Total capitalization...................... $      3,313           $3,663
                                               ============     ============

--------

(1) Reflects the proceeds to the Company from the offering of the Series C Senior Notes in the aggregate principal amount of $350 million, net of expenses relating to the offering which are estimated to be $10 million, and the acquisition of minority interest in the Norfolk Waterside Marriott for approximately $4 million.

(2) Amount is net of an $8 million discount at issuance.

(3) Represents draws under the Company's bank credit facility through November 30, 1998. An additional $900 million is available under the revolving portion of the Company's bank credit facility subject to the terms and conditions thereof.

             PRO FORMA CONSOLIDATED FINANCIAL DATA OF THE COMPANY

  The unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company for the thirty-six weeks ended September 11, 1998 and for the fiscal year ended January 2, 1998 each reflect the following transactions, as if such transactions had been completed at the beginning of the fiscal year:

  . 1998 issuance of $1.7 billion in senior notes (the "New Senior Notes"), the consummation of the new bank credit facility (the "New Credit Facility"), repurchase of approximately $1.5 billion in senior notes (the "Old Senior Notes") and repayment of amounts due under the Company's old bank credit facility (the "Old Credit Facility") (collectively, the "August Refinancing")

  . Issuance of $350 million in Series C Senior Notes

  . 1998 acquisition, or purchase of controlling interests in, eight full-service properties

  . 1998 purchase of the remaining minority interest in the Norfolk Waterside
    Marriott

  . 1998 disposition of the Napa Valley Marriott

  . 1997 acquisition of, or purchase of controlling interests in, 13 full-service properties

  . 1997 repayment of mortgage debt for the San Francisco Marriott

  The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company reflects the adjustments for the issuance of $350 million in Series C Senior Notes (the "Series C Senior Notes Offering") and the purchase of the remaining minority interest in the Norfolk Waterside Marriott. The remaining transactions detailed above have been reflected in the historical balance sheet as of September 11, 1998.

  In 1998, the Company acquired, or purchased controlling interests in, eight full-service properties with 4,034 rooms for approximately $554 million, including the assumption of $164 million in mortgage debt on the Atlanta Marriott Marquis. During 1997, the Company acquired, or purchased controlling interests in, thirteen full-service properties with 6,071 rooms for approximately $615 million, including the completion of the acquisition of the New York Financial Center Marriott through foreclosure of the mortgage on the hotel in 1997. Also, during 1997, the Company repaid the $230 million in mortgage debt on the San Francisco Marriott.

  The unaudited Pro Forma Financial Statements present the financial position and the results of operations of the Company as if the transactions described above were completed. These presentations do not purport to represent what the Company's results of operations would actually have been if the transactions described above had in fact occurred on such date or at the beginning of such period or to project the Company's results of operations for any future date or period.

  The unaudited Pro Forma Financial Statements are based upon certain assumptions, as set forth in the notes to the unaudited Pro Forma Financial Statements, that the Company believes are reasonable under the circumstances and should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                     HMH PROPERTIES, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA BALANCE SHEET

                         AS OF SEPTEMBER 11, 1998
                                 (IN MILLIONS)

                                                          SERIES C
                                              1998      SENIOR NOTES
                               HISTORICAL ACQUISITIONS    OFFERING   PRO FORMA
                               ---------- ------------  ------------ ---------
Property and equipment, net...   $2,989      $   1 (B)      $--       $2,990
Due from managers.............       51        --            --           51
Investments in affiliates.....       18        --            --           18
Other assets..................      142        --             10(A)      152
Cash, cash equivalents and
 short-term marketable
 securities...................      404         (4)(B)       340(A)      740
                                 ------      -----          ----      ------
                                 $3,604      $  (3)         $350      $3,951
                                 ======      =====          ====      ======
Debt
  Senior notes................   $1,713      $ --           $350(A)   $2,063
  Mortgage debt...............      367        --            --          367
  New Credit Facility.........      350        --            --          350
  Other.......................       32        --            --           32
                                 ------      -----          ----      ------
                                  2,462        --            350       2,812
Deferred income taxes.........      166        --            --          166
Other liabilities.............      125         (3)(B)       --          122
                                 ------      -----          ----      ------
  Total liabilities...........    2,753         (3)          350       3,100
Equity........................      851        --            --          851
                                 ------      -----          ----      ------
                                 $3,604      $  (3)         $350      $3,951
                                 ======      =====          ====      ======



             See Notes to Unaudited Pro Forma Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
               FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 11, 1998

                                 (IN MILLIONS)

                                                                 DEBT        SERIES C
                                        1998                  REPAYMENT &  SENIOR NOTES
                         HISTORICAL ACQUISITIONS DISPOSITION  REFINANCING    OFFERING   PRO FORMA
                         ---------- ------------ -----------  -----------  ------------ ---------
REVENUES
  Hotels................    $469        $31 (C)     $ (1)(E)     $--           $--        $499
  Net gain on property
   transaction..........      11        --           (10)(E)      --            --           1
  Equity in earnings of
   affiliates...........       6        --           --           --            --           6
                            ----        ---         ----         ----          ----       ----
    Total revenues......     486         31          (11)         --            --         506
OPERATING COSTS AND
 EXPENSES
  Hotels................     244         15 (C)       (1)(E)      --            --         258
                            ----        ---         ----         ----          ----       ----
OPERATING PROFIT BEFORE
 MINORITY INTEREST,
 CORPORATE EXPENSES AND
 INTEREST...............     242         16          (10)(E)      --            --         248
Minority interest.......      (7)        (1)(C)      --           --            --          (8)
Corporate expenses......     (13)       --           --           --            --         (13)
Interest expense........    (131)        (1)(C)      --           (17)(G)       (20)(H)   (169)
Interest income.........      19        (13)(C)      --           --            --           6
                            ----        ---         ----         ----          ----       ----
INCOME BEFORE INCOME
 TAXES..................     110          1          (10)         (17)          (20)        64
Provision for income
 taxes..................     (44)       --             4 (I)        6 (I)         8 (I)    (26)
                            ----        ---         ----         ----          ----       ----
INCOME BEFORE
 EXTRAORDINARY ITEM.....    $ 66        $ 1         $ (6)        $(11)         $(12)      $ 38
                            ====        ===         ====         ====          ====       ====



             See Notes to Unaudited Pro Forma Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED JANUARY 2, 1998
                                 (IN MILLIONS)

                                                                                         SERIES C
                                                                               DEBT       SENIOR
                                        1998         1997         1998       REPAYMENT    NOTES      PRO
                         HISTORICAL ACQUISITIONS ACQUISITIONS DISPOSITIONS & REFINANCING OFFERING   FORMA
                         ---------- ------------ ------------ ------------ ------------- --------   -----
REVENUES
  Hotels................   $ 493        $ 85 (C)     $ 83 (D)     $(3)(E)      $--         $--      $ 658
  Net gain on property
   transactions.........       1         --           --          --            --          --          1
  Equity in earnings of
   affiliates...........       6         --           --          --            --          --          6
                           -----        ----         ----         ---          ----        ----     -----
    Total revenue.......     500          85           83          (3)          --          --        665
OPERATING COSTS AND
 EXPENSES
  Hotels................     269          43 (C)       40 (D)      (1)(E)       --          --        351
                           -----        ----         ----         ---          ----        ----     -----
OPERATING PROFIT BEFORE
 MINORITY INTEREST,
 CORPORATE EXPENSES AND
 INTEREST...............     231          42           43          (2)          --          --        314
Minority interest.......      (1)         (4)(C)      --          --            --          --         (5)
Corporate expenses......     (18)        --           --          --            --          --        (18)
Interest expense........    (135)        (12)(C)      (10)(D)     --              5 (F)     (29)(H)  (234)
                                                                                (53)(G)
Interest income.........      28          (8)(C)      (10)(D)     --             (3)(F)                 7
                           -----        ----         ----         ---          ----        ----     -----
INCOME (LOSS) BEFORE
 INCOME TAXES...........     105          18           23          (2)          (51)        (29)       64
Benefit (provision) for
 income taxes...........     (43)         (7)(I)       (9)(I)       1 (I)        20 (I)      12 (I)   (26)
                           -----        ----         ----         ---          ----        ----     -----
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM.....   $  62        $ 11         $ 14         $(1)         $(31)       $(17)    $  38
                           =====        ====         ====         ===          ====        ====     =====


             See Notes to Unaudited Pro Forma Financial Statements.

                       NOTES TO UNAUDITED PRO FORMA

                           FINANCIAL STATEMENTS

  A.Represents the adjustment to record the Series C Senior Notes Offering:


    --Record the issuance of $350 million in Series C Senior Notes

    --Record the estimated deferred financing fees of $10 million

    --Record the estimated cash proceeds of $340 million



  B.Represents the adjustment to record the 1998 purchase of the remaining minority interest in the Norfolk Waterside Marriott:

    --Record property and equipment of $1 million

    --Record the elimination of the minority interest liability of $3 million included in other liabilities
    --Record the use of cash of $4 million

  C.Represents the adjustment to record the revenue, operating costs, interest expense, net increase in minority interest expense and to reduce interest income for the 1998 acquisition of, or purchase of controlling interests in, eight full-service properties and the acquisition of the remaining minority interest in one hotel.

  D.Represents the adjustment to record the revenue, operating costs, interest expense and to reduce interest income for the 1997 acquisition of, or purchase of controlling interests in, thirteen full-service hotel properties.

  E.Represents the adjustment to reduce revenues and operating expenses for the 1998 sale of the Napa Valley Marriott, including the adjustment to reduce revenues in 1998 for the non-recurring $10 million gain on the sale, plus the related $4 million impact on income tax expense.

  F.Represents the adjustment to reduce interest expense and interest income related to the repayment of the San Francisco Marriott mortgage debt, excluding the extraordinary gain of $5 million, net of taxes.

  G.Represents the adjustment to record interest expense and related amortization of deferred financing fees as a result of the August Refinancing. The net adjustment of $17 million for the thirty-six weeks ended September 11, 1998 is comprised of $85 million of interest expense related to the New Senior Notes (including deferred financing fee amortization of $3 million) plus $20 million of net interest expense related to the New Credit Facility (including deferred financing fee amortization of $2 million), less $88 million of interest expense related to the Old Senior Notes (including deferred financing fee amortization of $2 million). The net adjustment of $53 million for fiscal year 1997 is comprised of $139 million of interest expense related to the New Senior Notes (including deferred financing fee amortization of $4 million) plus $30 million of interest expense related to the New Credit Facility (including deferred financing fee amortization of $2 million), less $116 million of interest expense related to the Old Senior Notes (including deferred financing fee amortization of $3 million). The adjustment excludes the extraordinary loss of $148 million, net of taxes, related to the August Refinancing resulting from the write-off of deferred financing fees and the payment of bond tender and consent fees.

  H.Represents the adjustment to record the interest expense and related amortization of deferred financing fees as a result of the Series C Senior Notes Offering, assuming an offering of $350 million principal amount of Series C Senior Notes.

  I.Represents the income tax impact of pro forma adjustments at statutory rates.

                      DESCRIPTION OF SERIES C SENIOR NOTES

  The following description of the terms of the Series C Senior Notes offered hereby supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the HMH Senior Notes set forth in the accompanying Prospectus. Capitalized terms not otherwise defined herein have the meanings given them in the accompanying Prospectus (under the caption "Description of HMH Senior Notes") or the Indenture. The Indenture is referred to in the accompanying Prospectus as the "HMH Indenture."

  We will issue the Series C Senior Notes pursuant to the Indenture. The following description is a summary of selected portions of the Indenture and the Pledge Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Pledge Agreement because they, and not this description, define your rights as holders of these Series C Senior Notes. The Indenture and the Pledge Agreement are listed as exhibits to the registration statement of which this Prospectus is a part.

  In this section, the "Company" means HMH Properties, Inc., excluding, unless the context otherwise requires or as expressly stated, our subsidiaries.

DESCRIPTION OF THE SERIES C SENIOR NOTES AND THE GUARANTEES

 The Series C Senior Notes

  These Series C Senior Notes:

  . are general obligations of the Company;

  . are secured initially by a senior pledge of all of the capital stock of all but one of the Initial Subsidiary Guarantors owned (directly or indirectly) by the Company. This pledge is shared equally and ratably with the Credit Facility, the Series A Senior Notes, the Series B Senior Notes, the Existing Senior Notes and certain future Indebtedness of the Company that is equal in right of payment with the Series C Senior Notes. See "Description of HMH Senior Notes--Security" in the accompanying Prospectus;

  . are equal in right of payment with all other existing and future unsubordinated Indebtedness of the Company;

  . are senior in right of payment to all subordinated obligations of the Company; and

  . are, and will be, jointly and severally guaranteed by the Guarantors, the Initial Subsidiary Guarantors and, subject to certain exceptions, each of the Company's Restricted Subsidiaries that guarantees Indebtedness of the Company in the future. The guarantee of the Guarantors will be released upon consummation of the REIT Conversion. See "Description of HMH Senior Notes--Guarantees" in the accompanying Prospectus.

  . will be issued in denominations of $1,000 and integral multiples of $1,000.

  . will not be listed on any national securities exchange or the Nasdaq
    Stock Market.

 The Guarantees

  The Guarantees of the Series C Senior Notes:

  . are general obligations of the Guarantors and the Subsidiary Guarantors;

  . are equal in right of payment with all other existing and future unsubordinated Indebtedness of each Guarantor and Subsidiary Guarantor; and

  . are senior in right of payment to all subordinated obligations of each Guarantor and Subsidiary Guarantor.

  As described in greater detail in the Prospectus, not all of our Subsidiaries will guarantee the Series C Senior Notes. In the event of bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, such non-guarantor Subsidiaries will pay the holders of their debt, including their trade creditors, and holders of their preferred stock (if any) before they will be able to distribute any of their assets to us.

PRINCIPAL, MATURITY AND INTEREST

  The Series C Senior Notes will be limited to $     aggregate principal amount
and will mature on      , 20 .

  Interest on the Series C Senior Notes will accrue at the rate of  % per annum
and will be payable semi-annually in arrears on     and    , commencing on
     , 1999. The Company will make each interest payment to the Holders of
record of the Series C Senior Notes on the immediately preceding     and    .

OPTIONAL REDEMPTION

  The Company will not have the right to redeem any Series C Senior Notes prior
to      , 20 .

  On and after      , 20 , the Company may redeem all or part of the Series C
Senior Notes, upon not less than 30 days' nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the corresponding Interest Payment Date) accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month
period beginning on      , of the year indicated below:

       YEAR                                                           PERCENTAGE
       ----                                                           ----------
       20  ..........................................................         %
       20  ..........................................................         %
       20  ..........................................................         %
       20   and thereafter...........................................  100.000%

  The Series C Senior Notes will not have the benefit of any sinking fund.

COVENANTS

  The provisions described under "Description of HMH Senior Notes--Covenants at Issuance; and, --Covenants upon REIT Conversion; and--Covenants upon Attainment and Maintenance of an Investment Grade Rating" in the accompanying Prospectus are applicable to the Series C Senior Notes.

DEFEASANCE

  The provisions described under "Description of HMH Senior Notes--Legal Defeasance and Covenant Defeasance" in the accompanying Prospectus are applicable to the Series C Senior Notes.

BOOK-ENTRY, DELIVERY AND FORM

  The Series C Senior Notes will initially be issued in the form of one or more registered Global Notes. On the closing date for the purchase of Series C Senior Notes, each Global Note will be deposited with DTC as Depositary and registered in the name of Cede & Co.

  A description of DTC's procedures with respect to the Series C Senior Notes is set forth in the accompanying Prospectus under the headings "Description of HMH Senior Notes--Book-Entry--Delivery and Form" and "--Certificated Notes."

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

                       FOR NON-UNITED STATES HOLDERS

  The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Series C Senior Notes by an initial beneficial owner of Series C Senior Notes who is not a United States Holder (as defined below). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. The tax treatment of the holders of the Series C Senior Notes may vary depending upon their particular situations. Certain holders (including insurance companies, tax exempt organizations, financial institutions, subsequent purchasers of Series C Senior Notes and broker-dealers) may be subject to special rules not discussed below. This discussion does not describe the tax consequences to holders who purchase the Series C Senior Notes other than in an original issuance for cash. In addition, this discussion does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States federal government. In general, the discussion assumes that a holder acquires a Series C Senior Note at original issuance and holds such Series C Senior Notes as a capital asset and not as part of a "hedge," "straddle," "conversion transaction," "synthetic security" or other integrated investment. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Series C Senior Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

  As used herein, the term "United States Holder" means a beneficial owner of a Series C Senior Note that is, for United States federal income tax purposes,
(i) a citizen or resident (as defined in Section 7701 (b)(1) of the Code) of the United States, a corporation, partnership or other entity created or organized in the United States or under the law of the United States or any state thereof or the District of Columbia, unless in the case of a partnership, Treasury Regulations provide otherwise, (iii) an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, shall also be considered "United States Holders."


  Stated Interest. Interest paid by the Company to any beneficial owner of a Series C Senior Note that is not a United States Holder ("Non-United States Holder") will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and (a) such Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company;
(ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code, and (iii) satisfies certain certification requirements or (b) such Non-United States Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax, and such Non-United States Holder provides a properly executed IRS Form 1001 claiming the exemption (or, after December 31, 1999, IRS Form W-8, which may require obtaining a Taxpayer Identification Number and making certain certifications). Notwithstanding the above, a Non-United States Holder that is engaged in the conduct of a United States trade or business will be subject to (i) United States federal income tax on interest that is effectively connected with the conduct of such trade or business and (ii) if the Non-United States Holder is a corporation, a United States branch profits tax equal to 30% of its "effectively connected earnings and profits" as adjusted pursuant to Section 884 of the Code for the taxable year, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.

  Sale, Exchange or Retirement of the Notes. A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption, retirement at maturity or other disposition of a Series C Senior Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Series C Senior Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

  Federal Estate Taxes. If interest on the Series C Senior Notes is exempt from withholding of United States federal income tax under clause (a) of the rules described under "Stated Interest," the Series C Senior Notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

  Backup Withholding and Information Reports. The Company will, where required, report to the holders of Series C Senior Notes and the Internal Revenue Service the amount of any interest paid on the Series C Senior Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

  In the case of payments of interest to Non-United States Holders, Treasury Regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payment with respect to which either the requisite certification has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States Holder or that the conditions of any other exemption are not in fact satisfied. Under the Treasury Regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Series C Senior Notes by or through a United States office of a United States or foreign broker, unless certain certification requirements are met or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Series C Senior Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless the holder is an exempt recipient (as demonstrated through appropriate certification) or such broker has documentary evidence in its file that the holder of the Series C Senior Notes is not a United States person and has no actual knowledge to the contrary and certain other conditions are met. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Series C Senior Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

  The Treasury Department promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the final regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Non-United States Holders are urged to consult their tax advisors with respect to the application of these final regulations.

                               UNDERWRITING

  Subject to the terms and conditions contained in an Underwriting Agreement
dated      , 1998 (the "Underwriting Agreement"), Donaldson, Lufkin & Jenrette
Securities Corporation ("DLJ"), BT Alex. Brown Incorporated ("BT Alex. Brown"),
and         (collectively, the "Underwriters") have severally and not jointly agreed to purchase from the Company the respective principal amount of Series C Senior Notes set forth opposite their names below.

                                                                       PRINCIPAL
                                                                       AMOUNT OF
                                                                       SERIES C
             UNDERWRITERS                                                NOTES
             ------------                                              ---------
     Donaldson, Lufkin & Jenrette Securities Corporation..............  $
     BT Alex. Brown Incorporated......................................
                                                                        ------
         Total........................................................  $
                                                                        ======

  The Underwriting Agreement provides that the obligations of the Underwriters to purchase and accept delivery of the Series C Senior Notes offered hereby are subject to approval by their counsel of certain legal matters and to certain other conditions. The Underwriters are severally obligated to purchase and accept delivery of all the Series C Senior Notes offered hereby, if any are purchased.

  The Underwriters initially propose to offer the Series C Senior Notes in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain dealers at such price less a concession not in excess of 0.40% of the principal amount of the Series C Senior Notes. The Underwriters may allow, and such dealers may re-allow, to certain other dealers, a concession not in excess of 0.25% of the principal amount of the Series C Senior Notes. After the initial offering of the Series C Senior Notes, the public offering price and other selling terms may be changed by the Underwriters at any time without notice.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

  The Series C Senior Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Series C Senior Notes on any securities exchange or the Nasdaq National Market. We have been advised by the Underwriters that they intend to make a market in the Series C Senior Notes. The Underwriters are not obligated, however, to make a market in the Series C Senior Notes, and they may discontinue any such market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Series C Senior Notes.

  Each of the Company and the Underwriters has represented and agreed that (1) it has not offered or sold and, prior to the date six months after the Closing Date will not offer or sell, any Series C Senior Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investment (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995; (2) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Series C Senior Notes in, from or otherwise involving the United Kingdom; and (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Series C Senior Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

  Other than in the United States, no action has been taken by us or the Underwriters that would permit a public offering of the Series C Senior Notes offered hereby in any jurisdiction where action for that purpose is required. The Series C Senior Notes offered hereby may not be offered or sold, directly or indirectly, nor may this Prospectus Supplement and the accompanying Prospectus or any other offering material or advertisements in connection with the offer and sale of the Series C Senior Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons into whose possession this Prospectus Supplement and the accompanying Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or a solicitation of any offer to buy any of the Series C Senior Notes offered hereby in any jurisdiction in which such an offer or a solicitation is unlawful.

  In connection with the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series C Senior Notes. Specifically, the Underwriters may overallot the Offering, creating a syndicate short position. The Underwriters may bid for and purchase the Series C Senior Notes in the open market to cover such syndicate short position or to stabilize the price of the Series C Senior Notes. These activities may stabilize or maintain the market price of the Series C Senior Notes above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

  Each of the Underwriters and certain of their affiliates have in the past provided, and may in the future provide, various investment banking and commercial banking services for the Company, for which they have received, and may in the future receive, usual and customary fees. In August 1998, Bankers Trust Company ("Bankers Trust") an affiliate of BT Alex. Brown acted as agent and lender and DLJ acted as lender under the New Credit Facility, for which they received usual and customary fees. Bankers Trust also serves as the collateral agent with respect to the stock pledge of collateral securing the Series A Senior Notes and the Series B Senior Notes, which collateral will secure the Series C Senior Notes, subject to replacement in certain circumstances for which it receives usual and customary fees. In August 1998, DLJ and BT Alex. Brown acted as underwriters in the issuance by the Company of its Series A Notes and Series B Notes. In addition, in the summer of 1998 DLJ acted as dealer manager and financial advisor for the Company in connection with the offers to purchase and consent solicitations of the Company's 9 1/2% Senior Notes, 9% Senior Notes and 8 7/8% Senior Notes. BT Wolfensohn, a division of BT Alex. Brown, is acting as financial advisor to Host Marriott in connection with the REIT Conversion for which it will receive usual and customary fees.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance and sale of the Series C Senior Notes will be passed upon for the Company by Latham & Watkins, Washington, D.C. and by Christopher G. Townsend, Senior Vice President and General Counsel of the Company. Certain legal matters relating to the Offering will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher and Flom LLP, Los Angeles, California. Mr. Townsend owns shares of Host Marriott common stock, and holds stocks options, deferred stock and restricted stock awards under Host Marriott compensation plans. Mr. Townsend may receive additional awards under these plans in the future.

                                    EXPERTS

  The audited consolidated financial statements and schedules of Host Marriott Corporation, Hotel Marriott Hotels, Host Marriott L.P., HMC Senior Communities, Inc., HMC Merger Corporation and HMH Properties and the combined financial statements of HMH Properties, Inc. and subsidiaries and HMC Capital Resources Holding Corporation and subsidiaries incorporated by reference in the accompanying Prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

PROSPECTUS

                               $300,000,000
                           HOST MARRIOTT CORPORATION
             DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
                COMMON STOCK, WARRANTS AND SUBSCRIPTION RIGHTS

                              $2,200,000,000

                           HMH PROPERTIES, INC.

                               SENIOR NOTES
                                ---------------

  Host Marriott Corporation, a Delaware corporation (the "Company" or "Host Marriott"), directly or through agents, dealers, or underwriters designated from time to time, may offer, issue and sell: (i) debt securities consisting of debentures, notes or other evidences of indebtedness (the "Debt Securities"); (ii) shares of common stock of the Company, par value $1.00 per share (the "Common Stock"); (iii) shares of preferred stock of the Company, without par value (the "Preferred Stock"); (iv) shares of its Preferred Stock represented by depositary shares (the "Depositary Shares"); (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the "Warrants"); and (vi) subscription rights evidencing the right to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants (the "Subscription Rights"), with an aggregate public offering price of up to $300,000,000 (or the equivalent if the securities are denominated in foreign currency or foreign currency units). In addition, debt securities consisting of senior notes ("HMH Senior Notes") may be issued, directly or through agents, dealers or underwriters designated from time to time, by the Company's indirect wholly owned subsidiary HMH Properties, Inc., a Delaware corporation ("HMH Properties") which is a co-registrant on the Registration Statement under the Securities Act of 1933, as amended (the "Act") of which this Prospectus is a part, with an aggregate public offering price of up to $2,200,000,000 (or the equivalent if the securities are denominated in foreign currency or foreign currency units). Of such amount, HMH Properties issued $1,700,000,000 amount of senior notes on August 5, 1998. The Debt Securities may be issued as exchangeable and/or convertible Debt Securities, exchangeable for or convertible into shares of Common Stock, Preferred Stock or Depositary Shares. The Preferred Stock may be issued as exchangeable and/or convertible Preferred Stock, exchangeable for or convertible into Debt Securities or shares of Common Stock. The Company's payment obligations under any series of Debt Securities may be guaranteed by one or more of the Company's direct or indirect wholly owned subsidiaries (including HMH Properties) which are co-registrants on the Registration Statement (each such subsidiary a "Co-Registrant", and together, the "Co-Registrants") and the payment obligation of HMH Properties under any series of HMH Senior Notes will be guaranteed by the Company and may be guaranteed by one or more of the other Co-Registrants (each entity providing such a guarantee, a "Guarantor" and collectively, the "Guarantors"). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Subscription Rights and HMH Senior Notes (collectively, the "Offered Securities") may be offered, separately or together, in one or more separate classes or series and in amounts, at prices and on terms to be determined at the time of offering and to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement"). Additionally, the Company may issue Subscription Rights to its stockholders.

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities and HMH Senior Notes, and any guarantees thereof, the specific designation, aggregate principal amount, designated currency (or currency unit), purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), terms of the subordination (if any), redemption or conversion thereof, and any other specific terms of the Debt Securities or HMH Senior Notes; (ii) in the case of Common Stock, the number of shares, purchase price and terms of the offering and sale thereof;
(iii) in the case of Preferred Stock, the specific designation, number of shares, liquidation preference, purchase price, dividend, voting, redemption, exchange and conversion provisions and any other specific terms of the Preferred Stock; (iv) in the case of Depositary Shares, the aggregate number of shares offered, the fractional share of Preferred Stock represented by each such Depositary Shares and the purchase price; (v) in the case of Warrants, the specific designations, number, duration, purchase price, exercise price, detachability and any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which, and the securities for which, such Warrants may be exercised; and (vi) in the case of Subscription Rights, the designations, number, exercise price and duration, transferability, any oversubscription privilege and any other terms in connection with the distribution of such Subscription Rights, as well as the terms on which and the securities for which such Subscription Rights may be exercised.

  The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "HMT." Any Common Stock sold pursuant to a Prospectus Supplement may be listed on the NYSE. On November 30, 1998, the last reported sales price of the Common Stock on the NYSE was $14 11/16 per share. Neither the Company, HMH Properties nor any other Co-Registrant has determined whether any of the other Offered Securities will be listed on the NYSE. If the Company, HMH Properties or any other Co-Registrant decides to seek listing of any such Offered Securities, the Prospectus Supplement relating thereto will disclose such exchange or market. The applicable Prospectus Supplement will also contain information, where applicable, about certain material United States federal income tax considerations relating to the Offered Securities covered by such Prospectus Supplement.
                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------

  The Offered Securities may be offered directly to the Company's stockholders (in the case of Subscription Rights) or to purchasers, directly or through agents, underwriters or dealers, as designated from time to time, or through a combination of such methods, each as set forth in the applicable Prospectus Supplement. The Company, HMH Properties and the other Co-Registrants reserve the sole right to accept, and together with their agents, from time to time, to reject in whole or in part any proposed purchase of Offered Securities to be made directly or through agents. Certain terms of the offering and sale of the Offered Securities, including, where applicable, the names of any underwriters, dealers, or agents, any applicable commission, discounts and other items constituting compensation of such underwriters, dealers or agents, and the proceeds to the Company, HMH Properties or to any other Co-Registrant from such sale will be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers and agents.

  No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of the Offered Securities.

               The date of this Prospectus is       , 1998.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND THEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, HMH PROPERTIES OR ANY OTHER CO-REGISTRANT. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY OFFERED SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR IN ANY PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR OF SUCH PROSPECTUS SUPPLEMENT.

  IN CONNECTION WITH THE OFFERING OF CERTAIN OFFERED SECURITIES, CERTAIN PERSONS PARTICIPATING IN SUCH OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICES OF SUCH OFFERED SECURITIES OR OTHER SECURITIES OF THE COMPANY, HMH PROPERTIES OR ANY OTHER CO-REGISTRANT INCLUDING STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. SPECIFICALLY, SUCH PERSONS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE THE OFFERED SECURITIES IN THE OPEN MARKET.

                             AVAILABLE INFORMATION

  The Company, HMH Properties and the other Co-Registrants have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not, and any Prospectus Supplement will not, contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information about the Company, HMH Properties and the Offered Securities, reference is hereby made to the Registration Statement, including the exhibits and schedules filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete, and in each instance, reference is made to the copy of such document so filed, each such statement being qualified in its entirety by such reference.

  The Company and HMH Properties are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, the Company and HMH Properties each file periodic reports, proxy statements (in the case of the Company) and other information with the Commission. The Registration Statement, including the exhibits thereto, as well as such reports and other information filed by the Company or HMH Properties with the Commission, can be inspected, without charge, and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C., 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a site on the World Wide Web at http://www.sec.gov. which contains reports, proxy statements and other information regarding registrants that file electronically with the Commission and certain of the Company's filings are available at such web site. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                     INFORMATION INCORPORATED BY REFERENCE

  The following documents filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference in, and shall be deemed to be a part of, this Prospectus:

    1. Host Marriott Corporation's Annual Report on Form 10-K for the fiscal year ended January 2, 1998.

    2. Host Marriott Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, as amended, June 19, 1998 and September 11, 1998.

    3. Current Reports on Form 8-K filed by Host Marriott Corporation dated April 17, 1998 (filed on April 17, 1998), dated July 29, 1998 (filed on July 30, 1998), July 29, 1998 (filed on August 6, 1998) and August 5, 1998 (filed on September 11, 1998).

    4. Current Report on Form 8-K of Host Marriott Corporation dated November 24, 1998 (filed on November 25, 1998). For purposes of this Prospectus and the Registration Statement of which this Prospectus is a part, the statements contained in the Current Reports on Form 8-K of Host Marriott Corporation dated July 15, 1998 (filed on July 17, 1998), dated July 17, 1998 (filed on July 28, 1998), dated July 29, 1998 (filed on July 30, 1998) and July 29, 1998 (filed on July 31, 1998) are superseded by the statements contained in the Proxy Statement under Section 14(a) of the Exchange Act of Host Marriott Corporation dated November 23, 1998 filed as a part of the Current Report on Form 8-K dated November 24, 1998 (filed on November 25,
  1998), except for the Combined Consolidated Financial Statements of HMH Properties, Inc. and subsidiaries and HMC Capital Resources Holding Corporation and subsidiaries contained in the Current Report on Form 8-K dated July 29, 1998 (filed on July 30, 1998).

    5. Description of Host Marriott Corporation's Common Stock included in a Registration Statement on Form 10 filed with the Commission.

    6. Description of Host Marriott Corporation's Common Stock included in a Registration Statement on Form 8-A filed with the Commission on February 10, 1989.

    7. HMH Properties, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 2, 1998.

    8. HMH Properties, Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 27, 1998, as amended, June 19, 1998 and September 11, 1998.

    9. Current Reports on Form 8-K filed by HMH Properties, Inc. dated July 29, 1998 (filed on July 30, 1998), July 29, 1998 (filed on August 6, 1998)
  and August 5, 1998 (filed on September 11, 1998). For purposes of this Prospectus and the Registration Statement of which this Prospectus is a part, any statement contained in any of the Current Reports on Form 8-K of HMH Properties, Inc. dated July 15, 1998 (filed on July 17, 1998), dated July 17, 1998 (filed on July 28, 1998), dated July 28, 1998 (filed on July 30, 1998) and July 29, 1998 (filed on July 31, 1998) are superseded by the statements contained in the Proxy Statement under Section 14(a) of the Exchange Act of Host Marriott Corporation dated November 23, 1998 filed as part of the Current Report on Form 8-K of Host Marriott Corporation dated November 24, 1998 (filed on November 25, 1998), except for the Combined Consolidated Financial Statements of HMH Properties, Inc. and subsidiaries and HMC Capital Resources Holding Corporation and subsidiaries contained in the Current Report on Form 8-K dated July 29, 1998 (filed on July 30,
  1998).

  All documents filed by the Company, HMH Properties or any other Co-Registrants pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Offered Securities to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Prospectus or in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any Prospectus Supplement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  The Company and HMH Properties will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon request, a copy of any of the foregoing documents (other than exhibits incorporated by reference into such document). Requests for documents should be submitted to the Corporate Secretary, Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland, 20817-1109. The information relating to the Company, HMH Properties or the other Co-Registrants contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus, including the documents that are incorporated by reference, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements relate to, among other things, our intent, belief or current expectations, primarily with respect to capital expenditures, cost reduction, cash flow, operating performance and improvements and related industry developments. When we use words such as "anticipate," "estimate," "plan," "project," "expect," "intend," "maybe," "objective," "predict," "will be," "believes," and similar words or phrases (or the negative thereof) in this Prospectus, including the documents that are incorporated by reference, we intend to identify such statements.

  The cautionary statements contained in any Prospectus Supplement under the caption "Risk Factors" and other similar statements contained elsewhere in this Prospectus, including the documents that are incorporated by reference, identify important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause our actual results, performance or achievements expressed or implied by such forward-looking statements. These important factors include: (i) national and local economic and business conditions that will, among other things, affect demand for hotels and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing; (ii) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements); (iii) the ability to compete effectively in areas such as access, location, quality or accommodations and room rate structures; (iv) the ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations; (v) changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; (vi) governmental approvals, actions and initiatives including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof; (vii) the effects of tax legislative action; (viii) the effect of the year 2000 issue; and (ix) the timing of the election by the Company to be taxed as a REIT and its ability to satisfy complex rules in order to qualify for taxation as a REIT for federal income tax purposes and to operate effectively within the limitations imposed by these rules.

  Although the Company and HMH Properties believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. The Company and HMH Properties disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                  THE COMPANY

  The Company is one of the largest owners of hotels in the world, with 104 upscale and luxury full-service hotel lodging properties in its portfolio as of November 30, 1998. The Company's hotels are located primarily in the United States. These properties generally are operated under the Marriott and Ritz-Carlton brands and managed by Marriott International, Inc. ("Marriott International"), formerly a wholly owned subsidiary of the Company. The Marriott and Ritz-Carlton brand names are among the most respected and widely recognized brand names in the lodging industry. The Company's business strategy focuses on maximizing the profitability of its existing full-service hotel portfolio and acquiring and, in limited cases, constructing, additional high-quality, full-service hotel properties, including controlling interests in joint ventures, partnerships or other entities holding such hotel properties.

  The Company also owns 31 senior living communities, all of which are managed by Marriott International. On April 17, 1998, the Company announced its intention to effect the REIT Conversion, reorganizing its business operations to qualify as a real estate investment trust. See "The REIT Conversion." Following the REIT Conversion, the Company's senior living communities would be owned by Crestline Capital Corporation. Crestline Capital Corporation is a subsidiary of the Company which the Company proposes to distribute to the Company's common stockholders as part of the REIT Conversion, and would thereafter operate as a separate publicly traded company.

  In connection with the REIT Conversion, the Company is proposing to acquire various hotel properties as a result of mergers of subsidiaries of the Company and certain partnerships owning such hotels. The Company is also proposing to acquire a portfolio of full service hotels owned by The Blackstone Group and its affiliates.

  The transactions comprising the REIT Conversion are subject to a number of conditions and there can be no assurances that all or any of these transactions will be consummated. For more information on the transactions comprising the REIT Conversion, see the descriptions of the REIT Conversion set forth in the documents that are incorporated by reference into this Prospectus.

  The Company's principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109. Its telephone number is (301) 380-9000.

                              HMH PROPERTIES

  HMH Properties is a wholly owned subsidiary of Host Marriott Hospitality, Inc., a Delaware corporation ("Hospitality"), which is a wholly owned subsidiary of Host Marriott. Together with its subsidiaries, HMH Properties owns or holds controlling interests in the majority of Host Marriott's lodging properties. HMH Properties' consolidated assets principally consist of 72 full-service hotel properties. These hotel properties are generally operated under the Marriott and Ritz-Carlton brand names and managed by Marriott International, Inc.

  HMH Properties' principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109. Its telephone number is (301) 380-9000.

                           THE REIT CONVERSION

  On April 17, 1998, Host Marriott announced its intention to restructure its business operations to qualify as a real estate investment trust for Federal income tax purposes effective as of January 1, 1999 (but which might not be until the year beginning January 1, 2000 if at all). After this restructuring, which is referred to as the "REIT Conversion," the Company intends to conduct its operations as an umbrella partnership real estate investment trust, which is sometimes referred to as an "UPREIT."

  Host Marriott is currently engaged in, or in the future expects to engage in, a series of transactions comprising the REIT Conversion. In order to conduct its operations as an UPREIT and to qualify as a REIT for Federal income tax purposes: (i) Host Marriott and its subsidiaries propose to contribute their lodging assets to Host Marriott, L.P., a Delaware limited partnership (the "Operating Partnership" in the UPREIT structure) and its subsidiaries; (ii) Host Marriott proposes to change the state of its incorporation from the State of Delaware to the State of Maryland by merging with and into HMC Merger Corporation, its newly formed, wholly owned subsidiary ("Host REIT"); (iii) Host Marriott (and Host REIT as its successor in the merger) proposes to distribute to its stockholders all of Host Marriott's accumulated earnings and profits; and (iv) Host REIT proposes to elect to be treated as a REIT for Federal income tax purposes.

  Additionally, as part of the REIT Conversion, Host Marriott and the Operating Partnership propose to: (i) restructure or acquire certain partnerships owning lodging assets in which Host Marriott or certain of its subsidiaries hold general and limited partnership interests; and (ii) acquire certain hotel properties, mortgage loans and/or other lodging assets from The Blackstone Group, a Delaware limited partnership and a series of investment funds controlled by Blackstone Real Estate Partners, a Delaware limited partnership, and assume certain indebtedness related thereto.

  In connection with the REIT Conversion, it is expected that each of HMH Properties' wholly owned corporate subsidiaries will be reorganized as a single member limited liability company or as a limited partnership. Thereafter, HMH Properties would be merged into the Operating Partnership which will hold, among other things, HMH Properties' assets (including the equity interests in its subsidiaries).

  This summary does not fully describe all of the components of the REIT Conversion or the effects thereof. For a full description of the transactions comprising the REIT Conversion, including historical and pro forma financial information and the risk factors relating thereto, please see the more detailed descriptions set forth in the documents that are incorporated by reference into this Prospectus.

  The transactions comprising the REIT Conversion are subject to a number of conditions, including the approval of the Company's stockholders to certain aspects of the REIT Conversion. A description of these conditions is set forth in the Company's Proxy Statement contained in the Company's Current Report on Form 8-K, dated November 24, 1998 (filed November 25, 1998) which is incorporated herein by reference. See "Information Incorporated By Reference". There can be no assurances that all or any of the transactions comprising the REIT Conversion will be consummated.

                                USE OF PROCEEDS

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company, HMH Properties and the other Co-Registrants anticipate that any net proceeds from the sale of Offered Securities will be used for general operational purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and the repayment, refinancing or repurchase of the indebtedness of the Company or its subsidiaries (including certain of the other Co-Registrants) or capital stock of the Company. The factors which the Company, HMH Properties and the other Co-Registrants will consider in any refinancing will include the amount and characteristics of any Offered Securities issued and may include, among others, the impact of such refinancing on the liquidity of the Company, HMH Properties or any other Co-Registrant or on their respective debt-to-capital ratios and earnings per share. When a particular series of Offered Securities is offered, the Prospectus Supplement relating thereto will set forth the intended use for the net proceeds received from the sale of such Offered Securities. Pending the application of the net proceeds, the Company, HMH Properties and the other Co-Registrants expect to invest such proceeds in short-term, interest-bearing instruments or other investment-grade debt securities or to reduce indebtedness under the Company's bank credit agreement.

                                 RISK FACTORS

  CERTAIN OF THE SECURITIES TO BE OFFERED HEREBY THEMSELVES MAY INVOLVE A HIGH DEGREE OF RISK. SUCH RISKS WILL BE SET FORTH IN OR INCORPORATED BY REFERENCE INTO THE PROSPECTUS SUPPLEMENT RELATING TO SUCH OFFERED SECURITIES.

                                 ERISA MATTERS

  The Company and its subsidiaries may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company or any of its affiliates is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.

                         RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the Company's ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated.

                           THIRTY-SIX WEEKS ENDED               FISCAL YEAR
                         --------------------------- --------------------------------------
                         SEPTEMBER 11, SEPTEMBER 12,
                             1998          1997       1997    1996    1995    1994    1993
                         ------------- ------------- ------- ------- ------  ------  ------
                                                      (IN MILLIONS, EXCEPT RATIO DATA)
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends(a)..........      1.7x          1.4x         1.3x    1.0x    --      --      --
Deficiency of earnings
 to combined fixed
 charges and preferred
 stock dividends(b)....       --            --           --      --  $   70  $   12  $   45

--------
(a) The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing income from continuing operations before income taxes and fixed charges and preferred stock dividends by total fixed charges and preferred stock dividends. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.
(b) The deficiency of earnings to fixed charges and preferred stock dividends in 1995, 1994 and 1993 is largely the result of depreciation and amortization of $122 million in 1995, $113 million in 1994 and $196 million in 1993. In addition, the deficiency for 1995 was impacted by the $60 million pre-tax charge to write-down the carrying value of one undeveloped land parcel to its estimated sales value.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for the periods indicated.

                           THIRTY-SIX WEEKS ENDED               FISCAL YEAR
                         --------------------------- --------------------------------------
                         SEPTEMBER 11, SEPTEMBER 12,
                             1998          1997       1997    1996    1995    1994    1993
                         ------------- ------------- ------- ------- ------  ------  ------
                                                      (IN MILLIONS, EXCEPT RATIO DATA)
Ratio of earnings to
 fixed charges(a).......     1.7x          1.4x         1.3x    1.0x    --      --      --
Deficiency of earnings
 to fixed charges(b)....      --            --           --      --  $   70  $   12  $   45

--------
(a) The ratio of earnings to fixed charges is computed by dividing income from continuing operations before income taxes and fixed charges by total fixed charges. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.
(b) The deficiency of earnings to fixed charges in 1995, 1994 and 1993 is largely the result of depreciation and amortization of $122 million in 1995, $113 million in 1994 and $196 million in 1993. In addition, the deficiency for 1995 was impacted by the $60 million pre-tax charge to write down the carrying value of one undeveloped land parcel to its estimated sales value.

           RATIO OF EARNINGS TO FIXED CHARGES OF HMH PROPERTIES

  The following table sets forth the ratio of earnings to fixed charges of HMH Properties for the periods indicated.

                           THIRTY-SIX WEEKS ENDED                 FISCAL YEAR
                         --------------------------- --------------------------------------
                         SEPTEMBER 11, SEPTEMBER 12,
                             1998          1997      1997 1996 1995    1994        1993
                         ------------- ------------- ---- ---- ---- ----------- -----------
                                                                    (UNAUDITED) (UNAUDITED)
                                                        (IN MILLIONS, EXCEPT RATIO DATA)
Ratio of earnings to
 fixed charges(a).......     1.9x          1.9x      1.6x 1.5x 1.5x    1.7x        1.3x

--------

(a) The ratio of earnings to fixed charges is computed by dividing income from continuing operations before income taxes and fixed charges by total fixed charges. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities offered hereby are to be issued under an indenture (the "Indenture") to be executed by the Company (for purposes of this section, the Company is sometimes referred to as the "Issuer") and a trustee to be identified in the applicable Prospectus Supplement, as trustee (the "Trustee"). The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Debt Securities will be subject to all such terms, and potential purchasers of the Debt Securities are referred to the Indenture and the TIA for a statement thereof. A copy of the form of Indenture to be used by the Company in connection with any series of Debt Securities has been filed as an exhibit to the Registration Statement. Section references used in this Prospectus refer to sections of the Indenture.

  The Company may offer under this Prospectus up to $300,000,000 aggregate principal amount of Debt Securities (not including guarantees by the Company of HMH Senior Notes issued under this Prospectus by HMH Properties), or if Debt Securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $300,000,000. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will represent direct, unsecured obligations of the Issuer and will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer. The Company's payment obligations under any series of Debt Securities may be guaranteed by certain of the Co-Registrants.

  The following statements relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain other specific terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

  The terms of each series of Debt Securities will be set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. (Indenture sec. 2.2) The particular terms of each series of Debt Securities will be described in a Prospectus Supplement relating to such series (including any pricing supplement thereto).

  The Debt Securities that may be offered under the Indenture are not limited in aggregate principal amount. The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. The Prospectus Supplement (including any pricing supplement thereto) will set forth the initial offering price, the aggregate principal amount and the following terms of the Debt Securities in respect of which this Prospectus is delivered: (1) the title of such Debt Securities; (2) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (3) any limit on the aggregate principal amount of such Debt Securities; (4) the date or dates on which principal on such Debt Securities will be payable; (5) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which such Debt Securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date; (6) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Issuer; (8) the obligation, if any, of the Issuer to redeem or purchase the Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof; (9) the dates, if any, on which and the price or prices at which the Debt Securities will be repurchased by the Issuer at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations; (10) the denominations in which such Debt Securities may be issuable, if other than denominations of $1,000 and any integral multiple thereof; (11) whether the Debt Securities are to be issuable in the form of Certificated Debt Securities (as defined below) or Global Debt Securities (as defined below); (12) the portion of principal amount of such Debt Securities that shall be payable upon declaration of acceleration of the maturity date thereof, if other than the principal amount thereof; (13) the currency of denomination of such Debt Securities; (14) the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest, if any, on such Debt Securities will be made; (15) if payments of principal of, premium, if any, or interest, if any, on the Debt Securities are to be made in one or more currencies or currency units other than that or those in which such Debt Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined; (16) the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on such Debt Securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index; (17) the provisions, if any, relating to any security provided for such Debt Securities; (18) any addition to or change in the Events of Default described herein or in the Indenture with respect to such Debt Securities; (19) any addition to or change in the covenants described herein or in the Indenture with respect to such Debt Securities and any change in the acceleration provisions described herein or in the Indenture with respect to such Debt Securities; (20) the terms and conditions, if any, upon which the Debt Securities shall be exchanged for or converted into Common Stock, Preferred Stock or Depository Shares; (21) any other terms of such Debt Securities, which may modify or delete any provision of the Indenture insofar as it applies to such series; (22) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities; (23) whether such Debt Securities rank as senior subordinated Debt Securities or subordinated Debt Securities or any combination thereof; and (24) the form and terms of any guarantee of the Debt Securities. (Indenture sec. 2.2)

  Debt Securities may be issued that provide for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture ("Discount Debt Securities"). Federal income tax considerations and other special considerations applicable to any such Discount Debt Securities will be described in the applicable Prospectus Supplement.

  Debt Securities may be issued in bearer form, with or without coupons. Federal income tax considerations and other special considerations applicable to bearer securities will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest, if any, on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

EXCHANGE AND/OR CONVERSION RIGHTS

  The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Common Stock, Preferred Stock or Depository Shares will be set forth in the Prospectus Supplement relating thereto.

TRANSFER AND EXCHANGE

  Each Debt Security will be represented by either one or more global securities (a "Global Debt Security") registered in the name of The Depository Trust Company, as Depositary (the "Depositary") or a nominee of the Depositary (each such Debt Security represented by a Global Debt Security being herein referred to as a "Book-Entry Debt Security"), or a certificate issued in definitive registered form (a "Certificated Debt Security"), as set forth in the applicable Prospectus Supplement. Except as set forth under "--Global Debt Securities and Book-Entry System" below, Book-Entry Debt Securities will not be issuable in certificated form.

  Certificated Debt Securities. Certificated Debt Securities may be transferred or exchanged at the Trustee's office or paying agencies in accordance with the terms of the Indenture. No service charge will be made for any transfer or exchange of Certificated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The transfer of Certificated Debt Securities and the right to receive the principal of, premium, if any, and interest, if any, on such Certificated Debt Securities may be effected only by surrender of the certificate representing such Certificated Debt Securities and either reissuance by the Company or the Trustee of such certificate to the new Holder or the issuance by the Company or the Trustee of a new certificate to the new Holder.

  Global Debt Securities and Book-Entry System. Each Global Debt Security representing Book-Entry Debt Securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Except as set forth below, Book-Entry Debt Securities will not be exchangeable for Certificated Debt Securities and will not otherwise be issuable as Certificated Debt Securities.

  The procedures that the Depositary has indicated it intends to follow with respect to Book-Entry Debt Securities are set forth below.

  Ownership of beneficial interests in Book-Entry Debt Securities will be limited to persons that have accounts with the Depositary for the related Global Debt Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Debt Security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Book-Entry Debt Securities. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related Global Debt Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in Book-Entry Debt Securities.

  So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Except as set forth below, beneficial owners of Book-Entry Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing such securities and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each person beneficially owning Book-Entry Debt Securities must rely on the procedures of the Depositary for the related Global Debt Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

  The Company and the Co-Registrants understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a Global Debt Security to exercise certain rights of Holders of Debt Securities, and the Indenture provides that the Issuer, the Trustee and their respective agents will treat as the Holder of a Debt Security the persons specified in a written statement of the Depositary with respect to such Global Debt Security for purposes of obtaining any consents or directions required to be given by Holders of the Debt Securities pursuant to the Indenture. (Indenture sec. 2.14.6)

  Payments of principal of, premium, if any, and interest on Book-Entry Debt Securities will be made to the Depositary or its nominee, as the case may be, as the registered holder of the related Global Debt Security. (Indenture sec. 2.14.5) None of the Issuer, the Trustee or any other agent of the Issuer or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company and the Co-Registrants expect that the Depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a Global Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of Book-Entry Debt Securities held by each such participant as shown on the records of the Depositary. The Company and the Co-Registrants also expect that payments by participants to owners of beneficial interests in Book-Entry Debt Securities held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 90 days, the Issuer will issue Certificated Debt Securities in exchange for each Global Debt Security. In addition, the Issuer may at any time and in its sole discretion determine not to have the Book-Entry Debt Securities of any series represented by one or more Global Debt Securities and, in such event, will issue Certificated Debt Securities in exchange for the Global Debt Securities of such series. Global Debt Securities will also be exchangeable by the Holders for Certificated Debt Securities if an Event of Default with respect to the Book Entry Debt Securities represented by such Global Debt Securities has occurred and is continuing. Any Certificated Debt Securities issued in exchange for a Global Debt Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of Book-Entry Debt Securities relating to such Global Debt Security.

  The foregoing information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources the Company and the Co-Registrants believe to be reliable, but the Company and the Co-Registrants take no responsibility for the accuracy thereof.

COVENANTS

  Unless otherwise indicated in this Prospectus or a Prospectus Supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict the Issuer's business or operations, the pledging of the Issuer's assets or the incurrence of indebtedness by the Issuer.

  The applicable Prospectus Supplement will describe any material covenants in respect of a series of Debt Securities. Other than the covenants of the Issuer included in the Indenture as described above or as described in the applicable Prospectus Supplement, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford Holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Issuer or a highly leveraged transaction.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Issuer may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person (a "successor Person") unless (i) the Issuer is the surviving corporation or the successor Person (if other than the Issuer) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Issuer's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the Indenture and (iii) certain other conditions are met. In the event the Issuer's obligations on the Debt Securities and under the Indenture are assumed by a successor Person, the Issuer will be released from such obligations. (Indenture sec. 5.1)

EVENTS OF DEFAULT

  Unless otherwise specified in the applicable Prospectus Supplement, the following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a paying agent prior to the expiration of such period of 30 days); (b) default in the payment of principal of or premium, if any, on any Debt Security of that series when due and payable, at maturity, upon redemption or otherwise; (c) default in the deposit of any sinking fund payment, when and as due in respect of any Debt Security of that series; (d) default in the performance or breach of any other covenant or warranty of the Issuer in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer; and (f) any other Event of Default provided with respect to Debt Securities of that series that is described in the Prospectus Supplement accompanying this Prospectus. No Event of Default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer) necessarily constitutes an Event of Default with respect to any other series of Debt Securities. (Indenture sec. 6.1). The occurrence of an Event of Default may constitute an event of default under bank credit agreements, if any, of the Issuer in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the Indenture may constitute an event of default under certain other indebtedness of the Issuer outstanding from time to time.

  If an Event of Default with respect to Debt Securities of any series outstanding at the time occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to the Issuer (and to the Trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of that series may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series have been cured or waived as provided in the Indenture. (Indenture sec. 6.2) For information as to waiver of defaults see the discussion set forth below under "Modification and Waiver."

  The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. (Indenture sec. 7.1(e)) Subject to certain rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Indenture sec. 6.12)

  No Holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the holders of at least 25% in principal amount of the outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Indenture sec. 6.7) Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Indenture sec. 6.8)

  The Indenture requires the Issuer, within 120 days after the end of each of its fiscal years, to furnish to the Trustee a statement as to compliance with the Indenture. (Indenture sec. 4.3) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of any series of any Default or Event of Default (except in payment on any Debt Securities of such series) with respect to Debt Securities of such series if it in good faith determines that withholding such notice is in the interest of the Holders of such Debt Securities. (Indenture sec. 7.5)

MODIFICATION AND WAIVER

  Modifications to, and amendments of, the Indenture may be made by the Issuer and the Trustee with the consent of the Holders of at least a majority in principal amount of the outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby: (a) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver affecting such series; (b) reduce the rate of or extend the time for payment of interest (including default interest) on any such Debt Security; (c) reduce the principal of or premium, if any, on or change the fixed maturity of any such Debt Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to such series of Debt Securities; (d) reduce the principal amount of any such Discount Debt Securities payable upon acceleration of the maturity thereof; (e) waive a Default or an Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any such Debt Security (except a rescission of acceleration of the Debt Securities of any series by the Holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of such series and a waiver of the payment default that resulted from such acceleration); (f) make the principal of or premium, if any, or interest, if any, on any such Debt Security payable in currency other than that stated in the Debt Security; (g) make any change to certain provisions of the Indenture relating to, among other things, the right of Holders of Debt Securities of such series to receive payment of the principal of, premium, if any, and interest, if any, on such Debt Securities and to institute suit for the enforcement of any such payment; or (h) waive a redemption payment with respect to any such Debt Security. (Indenture sec. 9.3) The Issuer and the Trustee may amend the Indenture without notice to or consent of any holder of Debt Securities: (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the Indenture's provisions regarding successor obligors; (iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA; (iv) to provide for Global Debt Securities in addition to or in place of Certificated Debt Securities; (v) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities provided however, that any such addition, change or elimination (A) shall neither (i) apply to any Debt Security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, nor (2) modify the rights of a holder of any such Debt Security with respect to such provision, or (B) shall become effective only when there is no outstanding Debt Security of any series created prior to such amendment and entitled to the benefit of such provisions; (vi) to make any change that does not adversely affect in any material respect the interest of any holder; or (vii) to establish additional series of Debt Securities as permitted by the Indenture.

  The holders of at least a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with provisions of the Indenture other than certain specified provisions. (Indenture sec. 9.2) The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected; provided, however, that the Holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. (Indenture sec. 6.13)

DEFEASANCE OF SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

  Legal Defeasance. The Indenture provides that, unless otherwise provided by the terms of the applicable series of Debt Securities, the Issuer may be discharged from any and all Obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) upon the deposit with the Trustee, in trust, of money and/or U.S. Government obligations or, in the case of Debt Securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations (as defined below), that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may occur only if, among other things, the Issuer shall have delivered to the Trustee an opinion of counsel stating that the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Indenture sec. 8.3)

  Defeasance of Certain Covenants. The Indenture provides that, unless otherwise provided by the terms of the applicable series of Debt Securities, upon compliance with certain conditions, (i) the Issuer may omit to comply with the covenants described above under "--Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the Indenture, as well as any additional restrictive covenants, or other provisions which may be set forth in the applicable Prospectus Supplement, and any omission to comply with such covenants will not constitute a Default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"). The conditions include: the deposit with the Trustee of money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities; and the delivery to the Trustee of an opinion of counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred. (Indenture sec. 8.4)

  Covenant Defeasance and Events of Default. In the event the Issuer exercises its option to effect covenant defeasance with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Issuer shall remain liable for such payments.

  "Foreign Government Obligations" means, with respect to Debt Securities of any series that are denominated in a currency other than U.S. Dollars, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

GUARANTEES

  The Company's payment obligations under any series of Debt Securities may be guaranteed by certain of the Co-Registrants.

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Indenture sec. 10.10).

REGARDING THE TRUSTEE

  The Trustee with respect to any series of Debt Securities will be identified in the Prospectus Supplement relating to such Debt Securities. The Indenture and the provisions of the TIA incorporated by reference therein contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payments of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with the Issuer and its affiliates, provided, however, that if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict or resign.

  The holders of a majority in principal amount of the then outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The TIA and the Indenture provide that in the case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The Company's Restated Certificate of Incorporation (the "Company Certificate") authorizes the issuance of a total of 601,000,000 shares of all classes of stock, of which 600,000,000 shares are Common Stock and 1,000,000 shares are Preferred Stock. As of October 31, 1998, 205,162,442 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding. The following summaries of certain provisions of the Company's capital stock do not purport to be complete and are subject to and qualified in their entirety by the provisions of the Company Certificate, the Company's Amended and Restated Bylaws (the "Bylaws") and the Company's Rights Agreement (as defined), each of which is included as an exhibit to the Registration Statement of which this Prospectus forms a part, and by applicable law. In connection with the Company's adoption of a shareholder rights plan, the Board authorized and reserved for issuance 300,000 shares of Series A Junior Participating Preferred Stock ("Junior Preferred Stock"). No shares of Junior Preferred Stock are currently outstanding.

COMMON STOCK

  Subject to such preferential rights as may be granted by the Board in connection with the future issuance of preferred stock, each holder of Common Stock is entitled to one vote for each share registered in such holder's name on the books of the Company on all matters submitted to a vote of shareholders. Except as otherwise provided by law, the holders of Common Stock vote as one class. Holders of Common Stock are entitled to such dividends as the Board may declare out of funds legally available therefor. Subject to the prior rights of creditors and the holders of any of the Company's preferred stock, if any, the holders of Common Stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets. There are no redemption or sinking fund provisions applicable to the Common Stock, and the Company Certificate provides that there shall be no preemptive rights. The shares of Common Stock do not have cumulative voting rights. As a result, the holders of Common Stock entitled to exercise more than 50% of the voting rights in an election of directors will be able to elect 100% of the directors to be elected if they choose to do so. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, fully paid and nonaccessable.

PREFERRED STOCK

  Under the Company Certificate, shares of Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by the Board, generally without the approval of the shareholders. Prior to issuance of shares of each series, the Board is required by the General Corporation Law of the State of Delaware (the "DGCL") and the Company Certificate to adopt resolutions and file a Certificate of Designation (the "Certificate of Designation") with the Secretary of State of the State of Delaware, fixing for each such class or series the designation, powers, preferences and rights of the shares of such class or series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by the DGCL. The Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interest or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

  Subject to limitations prescribed by the DGCL, the Company Certificate and the Bylaws, the Board is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board or duly authorized committee thereof. The Preferred Stock offered hereby will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

  Reference is made to the Prospectus Supplement relating to the class or series of Preferred Stock being offered for the specific terms thereof, including:

    (i) The title and stated value of such Preferred Stock;

    (ii) The number of shares of such Preferred Stock offered, the liquidation preference per share and the purchase price of such Preferred Stock;

    (iii) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

    (iv) Whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

    (v) The procedures for any auction and remarketing, if any, for such Preferred Stock;

    (vi) The provisions for a sinking fund, if any, for such Preferred Stock;

    (vii) The provisions for redemption, if applicable, of such Preferred
  Stock;

    (viii) Any listing of such Preferred Stock on any securities exchange or market;

    (ix) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock of the Company, including the conversion price (or manner of calculation thereof) and conversion period;

    (x) The terms and conditions, if applicable, upon which Preferred Stock will be exchangeable into Debt Securities, including the exchange price (or manner of calculation thereof) and exchange period);

    (xi) Voting rights, if any, of such Preferred Stock;

    (xii) Whether interests in such Preferred Stock will be represented by depositary shares;

    (xiii) A discussion of any material and/or special United States federal income tax considerations applicable to such Preferred Stock;

    (xiv) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    (xv) Any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

    (xvi) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

  DELAWARE LAW; CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE AND BYLAWS AND THE MARRIOTT INTERNATIONAL PURCHASE AGREEMENT

  Company Certificate and Bylaws. The Company Certificate contains several provisions that will make difficult an acquisition of control of the Company by means of a tender offer, open market purchases, a proxy fight or otherwise, that is not approved by the Board. The Bylaws also contain provisions that could have an antitakeover effect.

  The purposes of the relevant provisions of the Company Certificate and Bylaws are to discourage certain types of transactions, described below, which may involve an actual or threatened change of control of the Company and to encourage persons seeking to acquire control of the Company to consult first with the Board to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to shareholders of the Company or an unsolicited proposal for the restructuring or sale of all or part of the Company. The Company believes that, as a general rule, such proposals would not be in the best interests of the Company and its shareholders.

  Classified Board of Directors. The Company Certificate provides for the Board to be divided into three classes serving staggered terms so that directors' current terms will expire at the 1999, 2000 or 2001 annual meeting of shareholders.

  The classification of directors has the effect of making it more difficult for shareholders to change the composition of the Board in a relatively short period of time. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Such a delay may help ensure that the Board, if confronted by a holder attempting to force a stock repurchase at a premium above market prices, a proxy contest or an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes are the best interests of the shareholders.

  The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. The classified board provision could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the classified board provision is designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, the classified board provision could tend to reduce the temporary fluctuations in the market price of the Company's stock that could be caused by accumulations of large blocks of such stock. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

  The Company believes that a classified board of directors helps to assure the continuity and stability of the Board and business strategies and policies as determined by the Board, because generally a majority of the directors at any given time will have had prior experience as directors of the Company. The classified board provision also helps assure that the Board, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of the Company, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders.

  Removal; Filling Vacancies. The Company Certificate provides that, subject to any rights of the holders of preferred stock, only a majority of the Board then in office shall have the authority to fill any vacancies on the Board, including vacancies created by an increase in the number of directors. In addition, the Company Certificate provides that a new director elected to fill a vacancy on the Board will serve for the remainder of the full term of his or her class and that no decrease in the number of directors shall shorten the term of an incumbent. Moreover, the Company Certificate provides that directors may be removed with or without cause only by the affirmative vote of holders of at least 66 2/3% of the voting power of the shares entitled to vote at the election of directors, voting together as a single class. These provisions relating to removal and filling of vacancies on the Board will preclude shareholders from enlarging the Board or removing incumbent directors and filling the vacancies with their own nominees.

  Limitations on Shareholder Action by Written Consent; Special Meetings. The Company Certificate and Bylaws provide that shareholder action can be taken only at an annual or special meeting of shareholders and prohibit shareholder action by written consent in lieu of a meeting. The Company Certificate and Bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of shareholders can be called only by a majority of the entire Board. Shareholders are not permitted to call a special meeting or to require that the Board call a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the Board.

  The provisions of the Company Certificate and Bylaws restricting shareholder action by written consent may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by a majority of the entire Board. These provisions would also prevent the holders of a majority of the voting power of the voting stock from using the written consent procedure to take shareholder action and from taking action by consent without giving all the shareholders entitled to vote on a proposed action the opportunity to participate in determining such proposed action. Moreover, a shareholder could not force shareholder consideration of a proposal over the opposition of the Board by calling a special meeting of shareholders prior to the time the Board believed such consideration to be appropriate.

  The Company believes that such limitations on shareholder action will help to assure the continuity and stability of the Board and the Company's business strategies and policies as determined by the Board, to the benefit of all of the Company's shareholders. If confronted with an unsolicited proposal from Company shareholders, the Board will have sufficient time to review such proposal and to seek the best available result for all shareholders, before such proposal is approved by such shareholders by written consent in lieu of a meeting or through a special meeting of shareholders.

  Nominations of Directors and Shareholder Proposals. The Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board, of candidates for election as directors (the "Nomination Procedure") and with regard to shareholder proposals to be brought before an annual or special meeting of shareholders (the "Business Procedure").

  The Nomination Procedure provides that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely prior written notice to the Corporate Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that shareholder proposals must be submitted in writing in a timely manner in order to be considered at any annual or special meeting. To be timely, notice must be received by the Company (i) in the case of an annual meeting, not less than 90 days prior to the annual meeting for a director nomination, and not less than 120 days prior to the annual meeting for a shareholder proposal or (ii) in the case of a special meeting not later than the seventh day following the day on which notice of such meeting is first given to shareholders for both a director nomination and a shareholder proposal.

  Under the Nomination Procedure, notice to the Company from a shareholder who proposes to nominate a person at a meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Common Stock beneficially owned, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the shareholder proposing to nominate that person. Under the Business Procedure, notice relating to a shareholder proposal must contain certain information about such proposal and about the shareholder who proposes to bring the proposal before the meeting, including the class and number of shares of Common Stock beneficially owned by such shareholder. If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he determines that the shareholder proposal was not properly brought before such meeting, such proposal will not be introduced at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or proposal properly made or brought before an annual or special meeting in accordance with the above-mentioned procedures.

  The purpose of the Nomination Procedure is, by requiring advance notice of nomination by shareholders, to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications. The purpose of the Business Procedure is, by requiring advance notice of shareholder proposals, to provide a more orderly procedure for conducting annual meetings of shareholders and, to the extent deemed necessary or desirable by the Board, to provide the Board with a meaningful opportunity to inform shareholders, prior to such meetings, of any proposal to be introduced at such meetings, together with any recommendation as to the Board's position or belief as to action to be taken with respect to such proposal, so as to enable shareholders better to determine whether they desire to attend such meeting or grant a proxy to the Board as to the disposition of any such proposal. Although the Bylaws do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or of any other proposal submitted by shareholders, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular shareholder meeting if the proper procedures are not followed, and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its shareholders.

  Fair Price Provision. Article Fifteen of the Company Certificate (the "Fair Price Provision") requires approval by the holders of 66 2/3% of the voting power of the outstanding capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock") as a condition for mergers and certain other business combinations ("Business Combinations") involving the Company and any holder of more than 25% of such voting power (an "Interested Shareholder") unless the transaction is either (i) approved by a majority of the members of the Board who are not affiliated with the Interested Shareholder and who were directors before the Interested Shareholder became an Interested Shareholder (the "Disinterested Directors") or (ii) certain minimum price and procedural requirements are met.

  The Fair Price Provision is designed to prevent a third party from utilizing two-tier pricing and similar inequitable tactics in a takeover attempt. The Fair Price Provision is not designed to prevent or discourage tender offers for the Company. It does not impede an offer for at least 66 2/3% of the Voting Stock in which each shareholder receives substantially the same price for his or her shares as each other shareholder or which the Board has approved in the manner described herein. Nor does the Fair Price Provision preclude a third party from making a tender offer for some of the shares of Voting Stock without proposing a Business Combination in which the remaining shares of Voting Stock are purchased. Except for the restrictions on Business Combinations, the Fair Price Provision will not prevent an Interested Shareholder having a controlling interest of the Voting Stock from exercising control over the Company or increasing its interest in the Company. Moreover, an Interested Shareholder could increase its ownership to 66 2/3% and avoid application of the Fair Price Provision. However, the separate provisions contained in the Company Certificate and the Bylaws relating to "Classified Boards of Directors" discussed above will, as therein indicated, curtail an Interested Shareholder's ability to exercise control in several respects, including such shareholder's ability to change incumbent directors who may oppose a Business Combination or to implement a Business Combination by written consent without a shareholder meeting. The Fair Price Provision would, however, discourage some takeover attempts by persons intending to acquire the Company in two steps and to eliminate remaining shareholder interests by means of a business combination involving less consideration per share than the acquiring person would propose to pay for its initial interest in the Company. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. The Fair Price Provision may thereby deprive some holders of the Common Stock of an opportunity to sell their shares at a temporarily higher market price.

  Although the Fair Price Provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the Fair Price Provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the Board is of the view that the adoption of the Fair Price Provision does not preclude the Board's opposition to any future takeover proposal which it believes would not be in the best interests of the Company and its shareholders, whether or not such a proposal satisfies the minimum price criteria and procedural requirements of the Fair Price Provision.

  In addition, under Section 203 of the Delaware General Corporation Law as applicable to the Company, certain "business combinations" (defined generally to include (i) mergers or consolidations between a Delaware corporation and an interested shareholder (as defined below) and (ii) transactions between a Delaware corporation and an interested shareholder involving the assets or stock of such corporation or its majority-owned subsidiaries, including transactions which increase the interested shareholder's percentage ownership of stock) between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 shareholders, and an interested shareholder (defined generally as those shareholders, who, on or after

December 23, 1987, become beneficial owners of 15% or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such shareholder became an interested shareholder, unless (i) prior to the date such shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction that made such shareholder an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding voting stock owned by officers who also are directors and voting stock held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iii) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested shareholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested shareholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had been an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the corporation's directors.

  Shareholder Rights Plan. The Company has adopted a shareholder rights plan which may have anti- takeover effects. See "--Preferred Stock Purchase Rights" below.

  Amendment of the Company Certificate and Bylaws. The Company Certificate contains provisions requiring the affirmative vote of the holders of at least 66 2/3% the voting power of the stock entitled to vote generally in the election of directors to amend certain provisions of the Company Certificate and Bylaws (including the provisions discussed above). These provisions make it more difficult for shareholders to make changes in the Company Certificate or Bylaws, including changes designed to facilitate the exercise of control over the Company. In addition, the requirement for approval by at least a 66 2/3% shareholder vote will enable the holders of a minority of the Company's capital stock to prevent holders of a less-than-66 2/3% majority from amending such provisions of the Company's Certificate or Bylaws.

  Marriott International Purchase Right. In connection with the Company's spin-off distribution of Marriott International (the "Special Dividend"), the Company has granted to Marriott International the right to purchase up to 20% of each class of the Company's voting stock (determined after assuming full exercise of the right) at its then fair market value (based on an average of trading prices during a specified period), upon the occurrence of certain specified events generally involving a change in control of the Company.

PREFERRED STOCK PURCHASE RIGHTS

  The Company has adopted a shareholder rights plan as set forth in a Rights Agreement dated February 3, 1989, as amended, between the Company and the Bank of New York, as rights agent (the "Rights Agreement"). The following is a summary of the terms of the Rights Agreement.

  Rights. Following the occurrence of certain events (the "Occurrence Date") and except as described below, each right (a "Preferred Stock Purchase Right" or "Right," and, collectively, the "Rights") will entitle the registered holder thereof to purchase from the Company one one-thousandth of a share (a "Unit") of Junior Preferred Stock at a price (the "Purchase Price") of $150 per Unit, subject to adjustment. The Rights are not exercisable until the Occurrence Date. The Rights expire on the tenth anniversary of the adoption of the Rights Agreement, unless exercised in connection with a transaction of the type described below or unless earlier redeemed by the Company.

  Until a Right is exercised, the holder thereof, as such, will have no rights as the Company shareholder, including, without limitation, the right to vote or to receive dividends.

  Initially, ownership of the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates representing the Rights (the "Rights Certificates") will be distributed. Until the Occurrence Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only with the Common Stock, and the surrender or transfer of any certificate of Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. The Rights will separate from the Common Stock and an Occurrence Date will occur upon the earlier of (i) 10 days following the date (a "Stock Acquisition Date") of a public announcement that a person or group of affiliates or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 business days following the commencement of or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the Acquiring Person becoming the beneficial owner of 30% or more of such outstanding Common Stock (such date being called the Occurrence Date).

  For purposes of the Rights Agreement, a person shall not be deemed to beneficially own "Exempt Shares" which include (i) shares of Common Stock acquired by such person by gift, bequest and certain other transfers, which shares were Exempt Shares immediately prior to such transfer and were held by such person continuously thereafter and (ii) shares acquired by such person in connection with certain distributions of Common Stock with respect to Exempt Shares which were held by such person continuously thereafter. In connection with the Company's spin-off distribution of Marriott International, the Board amended the Rights Agreement to provide that the shares of Common Stock acquired by Marriott International upon exercise of the Marriott International Purchase Right will be deemed "Exempt Shares" under the Rights Agreement, such that the exercise of such right by Marriott International will not cause Marriott International to be deemed an "Acquiring Person" under the Rights Agreement and thus trigger a distribution of the Rights. See "--Delaware Law; Certain Provisions of the Company's Certificate and Bylaws and the Marriott International Purchase Agreement--Marriott International Purchase Right" above.

  As soon as practicable following an Occurrence Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Occurrence Date. After such time, such separate Rights Certificates alone will evidence the Rights and could trade independently from the Common Stock.

  In the event (i) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock is not changed or exchanged, or (ii) an Acquiring Person becomes the beneficial owner of 30% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Board determines to be fair to and otherwise in the best interests of the Company and its shareholders), each holder of a Right will, in lieu of the right to receive one one-thousandth of a share of Junior Preferred Stock, thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are (or, under certain circumstances specified in the Rights Agreement, were) beneficially owned by any Acquiring Person will be null and void. However, the Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

  For example, at an exercise price of $150 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $300 worth of Common Stock (or other consideration, as noted above) for $150. Assuming that the Common Stock had a per share value of $30 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $150.

  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger described in the second preceding paragraph or a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

  In general, the Board may redeem the Rights in whole, but not in part, at any time until 10 days following the Stock Acquisition Date, at a price of $.01 per Right. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

  The purchase price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment upon the occurrence of certain events with respect to the Company, including stock dividends, subdivisions, combinations, reclassifications, rights or warrants offerings of Junior Preferred Stock at less than the then current market price and certain distributions of property or evidences of indebtedness of the Company to holders of Junior Preferred Stock, all as set forth in the Rights Agreement.

  The Rights have certain antitakeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by the Company as set forth above.

  Junior Preferred Stock. The material terms of the Junior Preferred Stock are summarized herein; however, such summary is subject to the terms of the Company Certificate and the certificate of designation relating to the Junior Preferred Stock (the "Junior Preferred Stock Certificate of Designation").

  Subject to the prior payment of cumulative dividends on any class of preferred stock ranking senior to the Junior Preferred Stock, a holder of Junior Preferred Stock will be entitled to cumulative dividends out of funds legally available therefor, when, as and if declared by the Board, at a quarterly rate per share of Junior Preferred Stock equal to the greater of (a) $10.00 or (b) 1,000 times (subject to adjustment upon certain dilutive events) the aggregate per share amount of all cash dividends and 1,000 times (subject to adjustment upon certain dilutive events) the aggregate per share amount (payable in kind) of all noncash dividends or other distributions (other than dividends payable in Common Stock or a sub-division of the outstanding shares of Common Stock) declared on Common Stock, since the immediately preceding quarterly dividend payment date for the Junior Preferred Stock (or since the date of issuance of the Junior Preferred Stock if no such dividend payment date has occurred).

  A holder of Junior Preferred Stock will be entitled to 1,000 votes (subject to adjustment upon certain dilutive events) per share of Junior Preferred Stock on all matters submitted to a vote of the Company shareholders. Such holders will vote together with the holders of the Common Stock as a single class on all matters submitted to a vote of the Company shareholders.

  In the event of a merger or consolidation of the Company which results in Common Stock being exchanged or changed for other stock, securities, cash and/or other property, the shares of Junior Preferred Stock shall similarly be exchanged or changed in an amount per share equal to 1,000 times (subject to adjustment upon certain dilutive events) the aggregate amount of stock, securities, cash and/or other property, as the case may be, into which each share of Common Stock has been exchanged or changed.

  In the event of liquidation, dissolution or winding up of the Company, a holder of Junior Preferred Stock will be entitled to receive $1,000 per share, plus accrued and unpaid dividends and distributions thereon, before any distribution may be made to holders of shares of stock of the Company ranking junior to the Junior Preferred Stock, and the holders of Junior Preferred Stock are entitled to receive an aggregate amount per share equal to 1,000 times (subject to adjustment upon certain dilutive events) the aggregate amount to be distributed per share to holders of Common Stock.

  In the event that dividends on the Junior Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon, all holders of Junior Preferred Stock, voting separately as a class with the holders of any other series of preferred stock of the Company with dividends in arrears, will be entitled to elect two directors pursuant to provisions of the Company Certificate. Such right to elect two additional directors shall continue at each annual meeting until all dividends in arrears (including the then-current quarterly dividend payment) have been paid or declared and set apart for payment. Upon payment or declaration and reservation of funds for payment of all such dividends, the term of office of each director elected shall immediately terminate and the number of directors shall be such number as may be provided for in the Company Certificate or Bylaws.

  The Junior Preferred Stock is not subject to redemption. The terms of the Junior Preferred Stock provide that the Company is subject to certain restrictions with respect to dividends and distributions on and redemptions and purchases of shares of stock of the Company ranking junior to or on a parity with the Junior Preferred Stock in the event that payments of dividends or other distributions payable on the Junior Preferred Stock are in arrears.

                       DESCRIPTION OF DEPOSITARY SHARES

GENERAL

  The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Company and the depositary named therein (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Preferred Stock Depositary, the Company will cause the Preferred Stock Depositary to issue, on behalf of theCompany, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the statements made hereunder relating to the Deposit Agreement and the Depositary Receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Stock converted into other securities.

WITHDRAWAL OF STOCK

  Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of the Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by such Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company.

  From and after the date fixed for redemption, all dividends in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption and surrender thereof to the Preferred Stock Depositary.

VOTING OF THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Stock Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Stock Depositary.

LIQUIDATION PREFERENCE

  In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED STOCK

  The Depositary Shares, as such, are not convertible into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock of the Company or other shares of stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least 66% of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

  The Deposit Agreement may be terminated by the Company upon not less than 30 days prior written notice to the Preferred Stock Depositary if a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon the Preferred Stock Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Stock Depositary with respect to such Depositary Receipt. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock or
(iii) each share of the related Preferred Stock shall have been converted into securities of the Company not so represented by Depositary Shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of the Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITORY

  The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

  Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the Depositary Shares), gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

  In the event the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                            DESCRIPTION OF WARRANTS

  The Company may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants"), Depositary Shares (the "Depositary Shares Warrants") or Common Stock (the "Common Stock Warrants," collectively the "Warrants"). Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such Offered Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

DEBT WARRANTS

  The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and Debt Warrant certificates representing such Debt Warrants, including the following:

    (i) the title for such Debt Warrants;

    (ii) the aggregate number of such Debt Warrants;

    (iii) the price or prices at which such Debt Warrants will be issued;

    (iv) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants;

    (v) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such security;

    (vi) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;

    (vii) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise;

    (viii) the date on which such right shall expire;

    (ix) the maximum or minimum number of such Debt Warrants which may be exercised at any time;

    (x) a discussion of the material United States federal income tax considerations applicable to the exercise of such Debt Warrants; and

    (xi) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

  Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

OTHER WARRANTS

  The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants, the Depositary Share Warrants or Common Stock Warrants in respect of which this Prospectus is being delivered:

    (i) the title of such Warrants;

    (ii) the securities for which such Warrants are exercisable;

    (iii) the price or prices at which such Warrants will be issued;

    (iv) the number of such Warrants issued with each share of Preferred Stock or Common Stock;

    (v) any provisions for adjustment of the number or amount of shares of Preferred Stock or Common Stock receivable upon exercise of such Warrants or the exercise price of such Warrants;

    (vi) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable;

    (vii) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of such Warrants;

    (viii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants;

    (ix) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and

    (x) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Debt Securities or shares of Preferred Stock, Common Stock or Depositary Shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

  Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. If less than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining Warrants.

                      DESCRIPTION OF SUBSCRIPTION RIGHTS

  The Company may issue Subscription Rights to purchase (i) Common Stock (the "Common Stock Rights"), (ii) Preferred Stock (the "Preferred Stock Rights"),
(iii) Depositary Shares (the "Depositary Share Rights") or (iv) Warrants to purchase Preferred Stock or Common Stock (the "Warrant Rights" and, collectively with the Common Stock Rights, Preferred Stock Rights and the Depository Share Rights, the "Subscription Rights"). Subscription Rights may be issued independently or together with any other Offered Security and may or may not be transferable by the purchaser receiving the Subscription Rights. In connection with any Subscription Rights offering to the Company's shareholders, the Company may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any Offered Securities remaining unsubscribed for after such Subscription Rights offering. In connection with a Subscription Rights offering to the Company's shareholders, certificates evidencing the Subscription Rights and a Prospectus Supplement will be distributed to the Company's shareholders on the record date for receiving Subscription Rights in such Subscription Rights offering set by the Company.

  The applicable Prospectus Supplement will describe the following terms of Subscription Rights in respect of which this Prospectus is being delivered:

    (i) the title of such Subscription Rights;

    (ii) the securities for which such Subscription Rights are exercisable;

    (iii) the exercise price for such Subscription Rights;

    (iv) the number of such Subscription Rights issued to each shareholder;

    (v) the extent to which such Subscription Rights are transferable;

    (vi) if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such Subscription Rights;

    (vii) any other terms of such Subscription Rights, including terms, procedures and limitations relating to the exchange and exercise of such Subscription Rights;

    (viii) the date on which the right to exercise such Subscription Rights shall commence, and the date on which such right shall expire.

    (ix) the extent to which such Subscription Rights includes an over-subscription privilege with respect to unsubscribed securities.

    (x) if applicable, the material terms of any standby underwriting arrangement entered into by the Company in connection with the Rights offering.

EXERCISE OF SUBSCRIPTION RIGHTS

  Each Subscription Right will entitle the holder of Subscription Rights to purchase for cash such principal amount of shares of Preferred Stock, Depository Shares, Common Stock, Preferred Stock Warrants, Depository Share Warrants, Common Stock Warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Subscription Rights offered thereby. Subscription Rights may be exercised at any time up to the close of business on the expiration date for such Subscription Rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised Subscription Rights will become void.

  Subscription Rights may be exercised as set forth in the Prospectus Supplement relating to the Subscription Rights offered thereby. Upon receipt of payment and the Subscription Rights certificate properly completed and duly executed at the corporate trust office of the Rights Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the shares of Preferred Stock or Common Stock, Depository Shares, Common Stock Warrants or Preferred Stock Warrants purchasable upon such exercise. In the event that not all of the Subscription Rights issued in any Rights offering are exercised, the Company may determine to offer any unsubscribed Offered Securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, (including pursuant to standby underwriting arrangements), as set forth in the applicable Prospectus Supplement.

                     DESCRIPTION OF HMH SENIOR NOTES

  HMH Properties may offer up to $2,200,000,000 aggregate principal amount of HMH Senior Notes, in one or more series with the same or various maturities, at par, at a premium or at a discount. On August 5, 1998, HMH Properties issued $500,000,000 aggregate principal amount of 7 7/8% Series A Senior Notes due 2005 (the "Series A Senior Notes") and $1,200,000,000 aggregate principal amount of 7 7/8% Series B Senior Notes due 2008 (the "Series B Senior Notes"). The Series A Senior Notes and the Series B Notes were issued, and any other series of HMH Senior Notes offered in the future under this Prospectus will be issued, pursuant to an indenture (as amended or supplemented from time to time, the "HMH Indenture") dated as of August 5, 1998, by and among HMH Properties, the Guarantors, the Subsidiary Guarantors and Marine Midland Bank, as trustee (the "Trustee"). The terms of the HMH Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The following summaries of certain provisions of the HMH Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the HMH Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the HMH Indenture. Wherever particular provisions of the HMH Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. For purposes of this "Description of HMH Senior Notes" section of the Prospectus, the term "the Company" refers solely to HMH Properties.

GENERAL

  The terms of the Series A Senior Notes and the Series B Senior Notes are set forth in the HMH Indenture and the supplemental indenture thereto dated August 5, 1998 by and among HMH Properties, the Guarantors, the Subsidiary Guarantors and the Trustee. The Series A Notes bear interest at 7 7/8% per annum and will mature on August 1, 2005. Interest on the Series A Senior Notes is payable semi-annually on March 15 and September 15, commencing September 15, 1998, to the Persons in whose names such Series A Senior Notes are registered at the close of business on the March 1st or the September 1st immediately preceding the most recent Interest Payment Date with respect to the Series A Senior Notes. The Series B Senior Notes bear interest at 7 7/8% per annum and will mature on August 1, 2008. Interest on the Series B Senior Notes is payable semi-annually on June 15 and December 15, commencing December 15, 1998 to the Persons in whose names such Series B Senior Notes are registered at the close of business on the June 1st or the December 1st immediately preceding the most recent Interest Payment Date with respect to the Series B Senior Notes.

  The terms of each other series of HMH Senior Notes that may be issued under the HMH Indenture in the future will be set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of each series of HMH Senior Notes will be described in a Prospectus Supplement relating to such series (including any pricing supplement thereto). The Prospectus Supplement (including any pricing supplement thereto) will set forth the initial offering price, the aggregate principal amount and the following terms of the HMH Senior Notes in respect of which this Prospectus is delivered, to the extent different from the terms described below in this section: (1) the title of such HMH Senior Notes; (2) the price or prices at which the HMH Senior Notes will be issued; (3) any limit on the aggregate principal amount of such HMH Senior Notes; (4) the date or dates on which principal on such HMH Senior Notes will be payable; (5) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which such HMH Senior Notes will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any Interest Payment Date; (6) the place or places where principal of, premium, if any, and interest, if any, on such HMH Senior Notes will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the HMH Senior Notes may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase HMH Senior Notes, in whole or in part, pursuant

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to any sinking fund or analogous provisions or at the option of a Holder thereof; (9) the dates, if any, on which and the price or prices at which the HMH Senior Notes will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations; (10) the denominations in which such HMH Senior Notes may be issuable, if other than denominations of $1,000 and any integral multiple thereof; (11) whether the HMH Senior Notes are to be issuable in the form of Certificated Notes (as defined below) or Global Notes (as defined below); (12) the portion of principal amount of such HMH Senior Notes that shall be payable upon declaration of acceleration of the maturity date thereof, if other than the principal amount thereof; (13) the currency of denomination of such HMH Senior Notes, if other than U.S. dollars; (14) the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest, if any, on such HMH Senior Notes will be made, if other than U.S. dollars; (15) if payments of principal of, premium, if any, or interest, if any, on the HMH Senior Notes are to be made in one or more currencies or currency units other than that or those in which such HMH Senior Notes are denominated, the manner in which the exchange rate with respect to such payments will be determined; (16) the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on such HMH Senior Notes will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the HMH Senior Notes are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index; (17) the provisions, if any, relating to any security provided for such HMH Senior Notes; (18) any addition to or change in the Events of Default described herein or in the HMH Indenture with respect to such HMH Senior Notes; (19) any addition to or change in the covenants described herein or in the HMH Indenture with respect to such HMH Senior Notes and any change in the acceleration provisions described herein or in the HMH Indenture with respect to such HMH Senior Notes; (20) any other terms of such HMH Senior Notes which may modify or delete any provision of the HMH Indenture insofar as it applies to such series; (21) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the HMH Senior Notes; and (22) the form and terms of any guarantee of the HMH Senior Notes.

  The Series A Senior Notes and the Series B Senior Notes are, and, unless otherwise provided in a supplemental indenture relating to a series of HMH Senior Notes, any other series of HMH Senior Notes issued under the HMH Indenture will be, senior, general obligations of the Company, secured initially by a pledge of all the Capital Stock of all but one of the Initial Subsidiary Guarantors owned (directly or indirectly) by HMH Properties, which pledge is, and will be, shared equally and ratably with the Credit Facility, the Series A Senior Notes, the Series B Senior Notes, the Existing Senior Notes and certain future Indebtedness of HMH Properties ranking pari passu with the HMH Senior Notes. See "--Security." The Series A Senior Notes and the Series B Senior Notes are, and any other series of HMH Senior Notes will be, pari passu with all other existing and future unsubordinated Indebtedness of HMH Properties and will rank senior to all subordinated obligations of HMH Properties. The Series A Senior Notes and the Series B Senior Notes are, and, to the extent provided in the supplemental indenture relating to future series of HMH Senior Notes, such future series of HMH Senior Notes will be, jointly and severally guaranteed on a senior basis by the Guarantors, the Initial Subsidiary Guarantors, and subject to certain exceptions, each of the Company's future Restricted Subsidiaries that subsequently guarantees Indebtedness of HMH Properties. The Guarantee of the Guarantors and of the Subsidiary Guarantors with respect to the HMH Senior Notes, and the pledges of Capital Stock, are subject to release upon satisfaction of certain conditions, and the Guarantee of the Guarantors with respect to the HMH Senior Notes will be released upon consummation of the REIT Conversion, at which time the assets of the Guarantors shall consist of Qualified Assets. See "--Guarantees" and "--Security."

  Interest on any series of HMH Senior Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The HMH Senior Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on any series of HMH Senior Notes will be payable at the office or agency of the Company maintained for such purpose, in the Borough of Manhattan, The City of New York. Except as provided below, at the option of the Company, payment of interest may be made by check mailed to the Holders of any HMH Senior Notes at the addresses set forth upon the registry books of the Company; provided, however, Holders of Certificated Notes will be entitled

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


to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. No service charge will be made for any registration of transfer or exchange of HMH Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at 140 Broadway, New York, New York 10005-1180.

GUARANTEES

  The Series A Senior Notes and the Series B Senior Notes are and, to the extent provided in the applicable supplemental indenture, additional series of HMH Senior Notes will be, fully and unconditionally guaranteed as to principal, premium, if any, and interest, jointly and severally, by each of the Guarantors and the Subsidiary Guarantors. If the Company defaults in the payment of the principal of, premium, if any, or interest on, a guaranteed series of Senior Notes when and as the same shall become due, whether upon maturity, acceleration, call for redemption, Change of Control Offer, Offer to Purchase or otherwise, without the necessity of action by the Trustee or any Holder, the Guarantors and the Subsidiary Guarantors of any such guaranteed series of HMH Senior Notes shall be required, jointly and severally, promptly to make such payment in full. The HMH Indenture provides that the Guarantors and the Subsidiary Guarantors of a guaranteed series of HMH Senior Notes will be released from their obligations as guarantors under such series of HMH Senior Notes under certain circumstances. The obligations of each Subsidiary Guarantor and Guarantor will be limited in a manner intended to avoid such obligations being construed as fraudulent conveyances under applicable law.

  Each current and future Restricted Subsidiary of the Company that subsequently guarantees any Indebtedness (the "Guaranteed Indebtedness") of HMH Properties (each a "Future Subsidiary Guarantor") will be required to Guarantee any series of HMH Senior Notes guaranteed under the HMH Indenture. If the Guaranteed Indebtedness is (A) pari passu in right of payment with the guaranteed series of HMH Senior Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the guaranteed series of HMH Senior Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the guaranteed series of HMH Senior Notes.

  The HMH Indenture provides that each of the Guarantors shall be automatically and unconditionally released from its obligations as a guarantor under a series of guaranteed HMH Senior Notes at such time as all or substantially all of the assets of such Guarantor shall, directly or indirectly, consist of Qualified Assets. Pursuant to these provisions, the Guarantees of the Guarantors with respect to each series of guaranteed HMH Senior Notes will automatically be released upon consummation of the REIT Conversion. Thereafter, the Guarantors will conduct their business such that upon the consummation of any transaction by them, all or substantially all of their assets will be Qualified Assets. Subject to compliance with the preceding paragraph, the Indenture also provides that any Subsidiary Guarantee by a Restricted Subsidiary shall be automatically and unconditionally released upon (i) the sale or other disposition of Capital Stock of a Subsidiary Guarantor, if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Company, (ii) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company, if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Company,
(iii) a Legal Defeasance or Covenant Defeasance, or (iv) the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness.

SECURITY

  The obligations of HMH Properties to pay the principal of, premium, if any, and interest on the Series A Senior Notes and the Series B Senior Notes are, and, unless otherwise provided in an applicable supplemental

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


indenture, any other series of HMH Senior Notes issued under the HMH Indenture will be, secured by a pledge of the Capital Stock of each Initial Subsidiary Guarantor (which will not include Marriott Financial Services, Inc.), which pledge is, and will be, shared equally and ratably with the Credit Facility, the Existing Senior Notes and certain future Indebtedness of HMH Properties ranking pari passu in right of payment with the HMH Senior Notes. The HMH Indenture also provides that, unless otherwise provided in a supplemental indenture with respect to a series of HMH Senior Notes, the Capital Stock of each Restricted Subsidiary that is subsequently pledged to secure the Credit Facility will also be pledged to secure each such series of HMH Senior Notes on an equal and ratable basis with respect to Liens securing the Credit Facility and any other pari passu Indebtedness secured by such Capital Stock, provided, however, that any shares of the Capital Stock of any Restricted Subsidiary will not be and will not be required to be pledged to secure any such series of HMH Senior Notes if the pledge of or grant of a security interest in such shares is prohibited by law. Bankers Trust Company (the administrative agent under the Credit Facility) will serve as the initial collateral agent with respect to such stock pledge, subject to replacement in certain circumstances. So long as the Credit Facility is in effect, the Lenders under the Credit Facility will have the right to direct the manner and method of enforcement of remedies with respect to the stock pledge. Any proceeds realized on a sale or disposition of collateral would be applied first to expenses of, and other obligations owed to, the Collateral Agent, second, pro rata to outstanding principal and interest of the secured Indebtedness, and third, pro rata to other secured obligations.

  Upon the complete and unconditional release of the pledge of any such Capital Stock in favor of the Credit Facility, the pledge of such Capital Stock as collateral securing the HMH Senior Notes shall be released; provided that should the obligations of the Company under the Credit Facility subsequently be secured by a pledge of such Capital Stock at any time, the Company shall cause such Capital Stock to be pledged ratably and with at least the same priority for the benefit of Holders of the HMH Senior Notes.

RANKING

  The Series A Senior Notes and the Series B Senior Notes are, and any other series of HMH Senior Notes issued under the HMH Indenture will be, senior, general obligations of the Company, ranking pari passu in right of payment with any other outstanding or future unsubordinated Indebtedness of the Company, including, without limitation, the obligations of the Company under the Credit Facility and the Existing Senior Notes. The Series A Senior Notes and the Series B Senior Notes are, and any other series of HMH Senior Notes issued under the HMH Indenture will be, senior to all subordinated obligations of the Company. The Guarantees of the Series A Senior Notes, the Series B Senior Notes and any other series of guaranteed HMH Senior Notes by the Guarantors will be senior, general obligations of Host and any other Parent of the Company, and the Guarantees of the Subsidiary Guarantors ("Subsidiary Guarantees") of the Series A Senior Notes, the Series B Senior Notes and any other series of guaranteed HMH Senior Notes will be senior, general obligations of the Subsidiary Guarantors. The Guarantees of Series A Senior Notes, the Series B Senior Notes and any other series of HMH Senior Notes by the Guarantors will be pari passu in right of payment with all unsubordinated, unsecured Indebtedness of the Guarantors and senior to all subordinated Indebtedness of the Guarantors. Each of the Subsidiary Guarantees of the Series A Senior Notes, the Series B Senior Notes and any other series of guaranteed HMH Senior Notes will rank pari passu with all current and future unsubordinated Indebtedness, and senior to all current and future subordinated Indebtedness, of the Subsidiary Guarantors. Holders of a series of guaranteed HMH Senior Notes will be direct creditors of each of the Guarantors and the Subsidiary Guarantors by virtue of such Guarantees of such series of guaranteed HMH Senior Notes.

OPTIONAL REDEMPTION

  The dates, if any, on which, and the price or prices at which, any series of HMH Senior Notes may be redeemed, in whole or in part, at the option of HMH Properties, and other detailed terms and provisions of such redemption obligation will be set forth in a Prospectus Supplement with respect to such series.

  The Company will not have the right to redeem any Series A Senior Notes or Series B Senior Notes prior to August 1, 2002. At the option of the Company, these two series of HMH Senior Notes are redeemable in

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


whole or in part, at any time, and from time to time, on and after August 1, 2002 with respect to the Series A Senior Notes and August 1, 2003 with respect to the Series B Notes, upon the terms and conditions set forth in the Prospectus Supplement with respect to the Series A Senior Notes and the Series B Senior Notes.

  In the case of a partial redemption of any series of HMH Senior Notes, the Trustee shall select the HMH Senior Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The HMH Senior Notes may be redeemed in part in multiples of $1,000 only.

  Unless otherwise provided for in a Prospectus Supplement for a series of HMH Senior Notes, no series of HMH Senior Notes will have the benefit of any sinking fund.

  Notice of any redemption will be sent, by first class mail, at least 30 days, but not more than 60 days, prior to the date fixed for redemption to the Holder of each HMH Senior Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a HMH Senior Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such HMH Senior Note, a new HMH Senior Note or HMH Senior Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the HMH Senior Notes or portions thereof called for redemption, unless the Company defaults in the payment thereof.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the HMH Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed in connection with an Asset Acquisition and not incurred in connection with or in contemplation or anticipation of such event, provided that Indebtedness of such Person which is redeemed, defeased (including the deposit of funds in a valid trust for the exclusive benefit of holders and the trustee thereof, sufficient to repay such Indebtedness in accordance with its terms), retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

  "Adjusted Total Assets" means, for any Person, the Total Assets for such Person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the Incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

  "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control; provided, further, that (i) the right to designate a member of the Board of a Person or a Parent of that Person will not, by itself, be deemed to constitute control and (ii) Marriott International and its Subsidiaries shall not be deemed to be Affiliates of the Company or its Parent or Restricted Subsidiaries.

  "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged or consolidated into or with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries from any other Person that constitutes all or substantially all of a division or line of business, or one or more real estate properties, of such Person.

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  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary (including by issuance of such Capital Stock), (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries, or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries
(other than Capital Stock of a Person which is not a Restricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the covenant of the HMH Indenture entitled "Consolidation, Merger and Sale of Assets"; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions, (c) leases of real estate assets, (d) Permitted Investments (other than Investments in Cash Equivalents) or Restricted Investments made in accordance with the "Limitation on Restricted Payments" covenant, (e) any transaction comprising part of the REIT Conversion, and (f) any transactions that, pursuant to the "Limitation of Asset Sales" covenant, are defined not to be an "Asset Sale."

  "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (calculated to the nearest one-twelfth) from such date of determination to the date of each successive scheduled principal (or redemption) payment of such debt security and (b) the amount of such principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

  "Blackstone Acquisition" means the acquisition by the Operating Partnership from The Blackstone Group, a Delaware limited partnership, and a series of funds controlled by Blackstone Real Estate Partners, a Delaware limited partnership, of certain hotel properties, mortgage loans and other assets together with the assumption of related Indebtedness.

  "Board" means (i) with respect to any corporation, the board of directors of such corporation or any committee of the board of directors of such corporation authorized, with respect to any particular matter, to exercise the power of the board of directors of such corporation, (ii) with respect to any partnership, any partner (including, without limitation, in the case of any partner that is a corporation, the board of directors of such corporation or any authorized committee thereof) with the authority to cause the partnership to act with respect to the matter at issue, (iii) in the case of a trust, any trustee or board of trustees with the authority to cause the trust to act with respect to the matter at issue, (iv) in the case of a limited liability company (a "LLC"), the managing member, management committee or other Person or group with the authority to cause the LLC to act with respect to the matter at issue, and (v) with respect to any other entity, the Person or group exercising functions similar to a board of directors of a corporation.

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

  "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given, or if given, consists only of the issuance of Qualified Capital Stock (or, if other consideration is given only the value of the contribution in excess of such other consideration).

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

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


  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

  "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof), or (ii) time deposits, bankers acceptances and certificates of deposit and commercial paper issued by the Parent of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, (iii) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision or public instrumentality thereof bearing (at the time of investment therein) one of the two highest ratings obtainable from either S&P or Moody's and (iv) liquid investments in money market funds substantially all of the assets of which are securities of the type described in clauses (i) through (iii) inclusive; provided that the securities described in clauses (i) through (iii) inclusive have a maturity of one year or less after the date of acquisition.

  "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host or Host REIT (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company (or Host or Host REIT for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable, (iii) during any period of 12 consecutive months after the Issue Date (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the Board of Host or Host REIT (together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Host or Host REIT, as applicable, then in office, or (iv) (a) prior to the consummation of the REIT Conversion, the Company is no longer consolidated with Host for Federal income tax reporting purposes or (b) on or after the REIT Conversion, Host REIT ceases to be a general partner of the Operating Partnership or ceases to control the Company; provided, however, that neither (x) the pro rata distribution by Host to its shareholders of shares of the Company or shares of any of Host's or Host REIT's other Subsidiaries, nor (y) the REIT Conversion (or any element thereof) shall, in and of itself, constitute a Change of Control for purposes of this definition.

  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

  "Closing Date" means August 5, 1998.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

  "Company" means HMH Properties and its successors and assigns, including, without limitation, the Operating Partnership upon the consummation of the Merger.

  "Consolidated" or "consolidated" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Non-Consolidated Restricted Entities) of such Person with those of such Person; provided that (i) "consolidation" will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person and (ii) "consolidation" will include consolidation of the accounts of any Non-Consolidated Restricted Entities, whether or not such consolidation would be required or permitted under GAAP (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein). The terms "consolidated" and "consolidating" have correlative meanings to the foregoing.

  "Consolidated Coverage Ratio" of any Person on any Transaction Date means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction
Date) during the Reference Period; provided that for purposes of such calculation, (i) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

  "Consolidated EBITDA" means, for any Person and for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, (A) the sum of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income (to the extent of such Person's proportionate interest therein), (iii) depreciation and amortization expense (to the extent of the proportionate interest of the referent Person therein), (iv) any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person's proportionate interest therein), (v) any dividends or distributions during such period to such Person or a Consolidated Subsidiary (to the extent of such Person's proportionate interest therein) of such Person from any other Person which is not a Restricted Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), to the extent that (a) such dividends or distributions are not included in the Consolidated Net Income of such Person for such period and (b)
(1) the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the Issue Date that have been included in Consolidated EBITDA pursuant to this clause (v), do not exceed (2) the cumulative net income of such other Person attributable to the equity interests of the Person (or Restricted Subsidiary of the Person) whose Consolidated EBITDA is being determined, (vi) any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person's proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B) of this definition, and (vii) any nonrecurring expenses incurred in connection with the REIT Conversion, minus (B) the sum of (I) all non-cash items increasing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) for such period and
(II) any cash expenditures of such Person (to the extent of such Person's proportionate interest therein) during such period to the extent such cash expenditures (a) did not reduce the Consolidated Net Income of such Person for such period and (b) were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) when reserved or accrued; all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

  "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case on a consolidated basis) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of any series of HMH Senior Notes as described herein or to establish the Credit Facility) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or, to the extent of such Person's proportionate interest therein, such Person's Restricted Subsidiaries); provided, however, that any such interest, dividends or other payments or accruals (referenced in clauses (a) or (b)) of a Consolidated Subsidiary that is not Wholly Owned shall be included only to the extent of the proportionate interest of the referent Person in such Consolidated Subsidiary. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

  "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries); provided that (i) net income (or loss) of any other Person which is not a Restricted Subsidiary of the Person, or that is accounted for by such specified Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary of such Person, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Restricted Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any Capital Stock) shall be excluded, and (iv) the net income, if positive, of any of such Person's Consolidated Subsidiaries other than Consolidated Subsidiaries that are not Subsidiary Guarantors to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (ii),
(iii) and (iv), such amounts shall be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication.

  "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (including each Non-Consolidated Restricted Entity).

  "Conversion Date" means the effective date of the Host REIT Merger.

  "Credit Facility" means the credit facility established pursuant to the Credit Agreement dated as of August 5, 1998 among the Company, Host, the lenders party thereto, Bankers Trust Company, as Arranger and Administrative Agent, and Wells Fargo Bank, N.A., The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified or restructured from time to time (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereof), whether by the same or any other agent, lender or group of lenders.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Disqualified Stock" means except as set forth below, with respect to any Person, Capital Stock of that Person that by its terms or otherwise is (i) required to be redeemed on or prior to the Stated Maturity of the HMH Senior Notes for cash or property other than Qualified Capital Stock, (ii) redeemable for cash or property other than Qualified Capital Stock at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the HMH Senior Notes, or (iii) convertible into or exchangeable mandatorily or at the option of the holder for Capital Stock referred to in clause (i) or (ii) above or Indebtedness of the Company or a Restricted Subsidiary having a scheduled maturity prior to the Stated Maturity of the HMH Senior Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the HMH Senior Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of HMH Senior Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such HMH Senior Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of HMH Senior Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below. With respect to Capital Stock of a Restricted Subsidiary, only the amount thereof issued to Persons (other than the Company or any of its Restricted Subsidiaries) in excess of such Persons' Pro Rata Share of such Capital Stock shall be deemed to be Disqualified Stock for purposes of determining the amount of Disqualified Stock of the Company and its Restricted Subsidiaries.

  Notwithstanding anything to the contrary contained in this definition, (a) the QUIPs are not Disqualified Stock, (b) any Capital Stock issued by the Partnership to Host REIT shall not be deemed to be Disqualified Stock solely by reason of a right by Host REIT to require the Company to make a payment to it sufficient to enable

Host REIT to satisfy its concurrent obligation with respect to Capital Stock of Host REIT, provided such Capital Stock of Host REIT would not constitute Disqualified Stock, and (c) no Capital Stock shall be deemed to be Disqualified Stock as the result of the right of the holder thereof to request redemption thereof if the issuer of such Capital Stock (or the Parent of such issuer) has the right to satisfy such redemption obligations by the issuance of Qualified Capital Stock to such holder.

  "E&P Distribution" means (a) one or more distributions to the shareholders of Host and/or Host REIT of (i) shares of SLC and (ii) cash, securities or other property, with a cumulative aggregate value equal to the amount estimated in good faith by Host or Host REIT from time to time as being necessary to assure that Host and Host REIT have distributed the accumulated earnings and profits (as referenced in Section 857(a)(2)(B) of the Code) of Host as of the last day of the first taxable year for which Host REIT's election to be taxed as a REIT is effective and (b) the distributions from the Operating Partnership to (i) Host REIT necessary to enable Host REIT to make the distributions described in clause (a) and (ii) holders of Units (other than Host REIT) required as a result of or a condition to such distributions made pursuant to clause (b)(i).

  "Excluded Person" means, in the case of the Company, Host, Host REIT or any Wholly Owned Subsidiary of Host or Host REIT.

  "Exempted Affiliate Transaction" means (i) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of the Company, (ii) payments of reasonable fees and expenses to the members of the Board, (iii) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company, (iv) Permitted Tax Payments, (v) Permitted Sharing Arrangements, (vi) Procurement Contracts, (vii) Operating Agreements, (viii) Restricted Payments permitted under the "Limitation on Restricted Payments" covenant, and (ix) any and all elements of the REIT Conversion.

  "Existing Senior Notes" means amounts outstanding from time to time of (i) the 9 1/2% Senior Secured Notes due 2005 of the Company, (ii) the 8 7/8% Senior Notes due 2007 of the Company, and (iii) the 9% Senior Notes due 2007 of the Company, in each case not in excess of amounts outstanding immediately following the Issue Date, less amounts retired from time to time.

  "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined
(i) in good faith by the Board of the Company or the applicable Subsidiary involved in such transaction, or (ii) by an appraisal or valuation firm of national or regional standing selected by the Company or such Subsidiary, with experience in the appraisal or valuation of properties or assets of the type for which fair market value is being determined.

  "Fifty Percent Venture" means a Person (i) in which the Company owns (directly or indirectly) at least 50% of the aggregate economic interests;
(ii) in which the Company or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means, and (iii) which is not consolidated for financial reporting purposes with the Company under GAAP.

  "FF&E" means furniture, fixtures and equipment, and other tangible personal property other than real property.

  "Funds From Operations" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period excluding gains or losses from debt restructurings and sales of property, plus depreciation of real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States of America.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Guarantors" means, with respect to HMH Senior Notes of any series issued on the Issue Date, Host and each other Parent of the Company and, with respect to HMH Senior Notes of any other series, any Person providing a Guarantee with respect to HMH Senior Notes of such series and designated as "Guarantor" in the board resolution, supplemental indenture or Officers Certificate establishing such series.

  "HMH Properties" means HMH Properties, Inc., a Delaware corporation.

  "Hospitality" means Host Marriott Hospitality, Inc., a Delaware corporation and the direct Parent of the Company on the Issue Date.

  "Host" means Host Marriott Corporation, a Delaware corporation and the indirect Parent of the Company on the Issue Date, and its successors and assigns.

  "Host REIT" means Host Marriott Trust, a Maryland real estate investment trust, which will be the sole general partner of the Operating Partnership following the REIT Conversion and the successor to Host, and its successors and assigns.

  "Host REIT Merger" means the merger of Host with and into Host REIT, with Host REIT surviving the merger.

  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to (including as a result of an acquisition), or become responsible for, the payment of, contingently or otherwise, such Indebtedness (including Acquired Indebtedness); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

  "Indebtedness" of any Person means, without duplication, (i) all liabilities and obligations, contingent or otherwise, of such Person, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (d) evidenced by bankers' acceptances, (e) for the payment of money relating to a Capitalized Lease Obligation, or (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (ii) all net obligations of such Person under Interest Swap and Hedging Obligations; and
(iii) all liabilities and obligations of others of the kind described in the preceding clause (i) or

(ii) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

  "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or a Non-Consolidated Entity. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (a) "Investment" shall include the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary or Non-Consolidated Entity, (b) the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary or Non-Consolidated Entity at the time that such Unrestricted Subsidiary or Non-Consolidated Entity is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (c) any property transferred to or from an Unrestricted Subsidiary or Non-Consolidated Entity shall be valued at its fair market value at the time of such transfer.

  "Investment Grade" means a rating of the HMH Senior Notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB--(or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the HMH Senior Notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) designated by the Company, notice of which shall be given to the Trustee.

  "Issue Date" means August 5, 1998.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereinafter acquired.

  "Limited Partner Note" means an unsecured note of the Operating Partnership which a limited partner of a Public Partnership can elect to receive at the time of the Partnership Mergers instead of or in exchange for Units.

  "Merger" means the merger of HMH Properties with and into the Operating Partnership with the Operating Partnership as the surviving entity.

  "Moody's" means Moody's Investors Service, Inc. and its successors.

  "Net Cash Proceeds" means, (i) with respect to any Asset Sale other than the sale of Capital Stock of a Restricted Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all Taxes (including Taxes of Host REIT) actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole, (c) payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the HMH Senior Notes or a Subsidiary Guarantee) or any other obligations outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale, (d) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP and (e) unless Taxes thereon are paid by Host REIT as set forth in clause (b) above, amounts required to be distributed as a result of the realization of gains from Asset Sales in order to maintain or preserve Host REIT's status as a REIT (provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person) and (ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person).

  "Net Investments" means, with respect to any referenced category or group of Investments, (x) the aggregate amount of such Investments made by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) on or subsequent to the Issue Date, minus (y) the aggregate amount of any dividends, distributions, sales proceeds or other amounts received by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) in respect of such Investments on or subsequent to the Issue Date; and, in the event that any such Investments are made, or amounts are received, in property other than cash, such amounts shall be the fair market value of such property.

  "Non-Conforming Assets" means various assets (principally comprising partnership or other interests in hotels which are not leased, certain international hotels in which Host or its Subsidiaries own interests, and certain FF&E relating to hotels owned by the Operating Partnership and its Subsidiaries) which assets, if owned by the Operating Partnership, could jeopardize Host REIT's status as a REIT.

  "Non-Consolidated Entity" means a Non-Controlled Entity or a Fifty Percent Venture which is neither a Non-Consolidated Restricted Entity nor an Unrestricted Subsidiary.

  "Non-Consolidated Restricted Entity" means a Non-Controlled Entity or a Fifty Percent Venture which has been designated by the Company (by notice to the Trustee) as a Restricted Subsidiary and which designation has

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not been revoked (by notice to the Trustee). Revocation of a previous designation of a Non-Controlled Entity or a Fifty Percent Venture as a Non-Consolidated Restricted Entity shall be deemed to be a designation of such entity to be a Non-Consolidated Entity.

  "Non-Controlled Entity" means a taxable corporation in which the Operating Partnership owns (directly or indirectly) 90% or more of the economic interest but no more than 9.9% of the Voting Stock and whose assets consist primarily of Non-Conforming Assets.

  "Offering" means the offering of the HMH Senior Notes for sale by the Company.

  "Officers' Certificate" means a certificate signed on behalf of the Company, a Guarantor or Subsidiary Guarantor, as applicable, by an officer of the Company, a Guarantor or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Guarantor or Subsidiary Guarantor, as applicable.

  "Old Notes" means the approximately $35 million aggregate principal amount of four series of Indebtedness of Host outstanding on the Issue Date.

  "Operating Agreements" means the asset or property management agreements, franchise agreements, lease agreements and other similar agreements between the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, on the one hand, and Marriott International, SLC or another entity engaged in and having pertinent experience with the operation of such similar properties, on the other, relating to the operation of the real estate properties owned by the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, provided that the management of the Company determines in good faith that such arrangements are fair to the Company and to such Restricted Subsidiary.

  "Operating Partnership" means Host Marriott, L.P., a Delaware limited partnership, and, prior to the REIT Conversion, a Wholly Owned Subsidiary of Host, and, upon consummation of the Merger, the successor obligor to the Company under the HMH Senior Notes.

  "Parent" of any Person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such Person or of a Parent of such Person.

  "Partnership Mergers" means the merger of one of more Subsidiaries of the Operating Partnership into one or more of the Public Partnerships.

  "Paying Agent" means, until otherwise designated, the Trustee.

  "Permitted Investment" means any of the following: (i) an Investment in Cash Equivalents; (ii) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (a) the Acquired Person immediately thereupon is or becomes a Restricted Subsidiary of the Company, or (b) the Acquired Person immediately thereupon either (I) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary of the Company or (II) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (iii) an Investment in a Person, provided that (A) such Person is principally engaged in a Related Business, (B) the Company or one or more of its Restricted Subsidiaries participates in the management of such Person, as a general partner, member of such Person's governing board or otherwise and (C) any such Investment shall not be a Permitted Investment if, after giving effect thereto, the aggregate amount of Net Investments outstanding made in reliance on this clause (iii) subsequent to the Issue Date would exceed 5% of Total Assets; (iv) Permitted Sharing Arrangement Payments; (v) securities received in connection with an Asset Sale so long as such Asset Sale complied with the HMH Indenture including the covenant "Limitation on Asset Sales" (but, only to the extent the fair market value of such securities and all other non-cash and non-Cash Equivalent consideration received complies with clause (ii) of the first paragraph of the "Limitation on Asset Sales" covenant); (vi) Investments in the Company or in Restricted Subsidiaries of the Company; (vii) Permitted Mortgage Investments; (viii) any Investments constituting part of the REIT Conversion; and (ix) any Investments in a Non-Consolidated Entity, provided that (after giving effect to such Investment) the total assets (before depreciation and amortization) of all Non-Consolidated Entities attributable to the Company's proportionate ownership interest therein, plus an amount equal to the Net Investments outstanding made in reliance upon clause (iii) above, does not exceed 20% of the total assets (before depreciation and amortization) of the Company and its Consolidated Subsidiaries (to the extent of the Company's proportionate ownership interest therein).

  "Permitted Lien" means any of the following: (i) Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;
(ii) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (a) the underlying obligations are not overdue for a period of more than 30 days, or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (iii) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (iv) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
(v) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (vi) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; and (vii) Liens securing on an equal and ratable basis the HMH Senior Notes and any other Indebtedness.

  "Permitted Mortgage Investment" means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the Company or its Restricted Subsidiaries) owning such real estate assets; provided that (i) the Company is able to consolidate the operations of the real estate assets in its GAAP financial statements, (ii) such real estate assets are owned by a partnership, LLC or other entity which is controlled by the Company or a Restricted Subsidiary as a general partner, managing member or through similar means, or (iii) the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (i) and (ii) above), determined at the time each such Investment was made, does not exceed 10% of Total Assets after giving effect to such Investment.

  "Permitted REIT Distributions" means a declaration or payment of any dividend or the making of any distribution (i) to Host REIT that is necessary to maintain Host REIT's status as a REIT under the Code or to satisfy the distributions required to be made by reason of Host REIT's making of the election provided for in Notice 88-19 (or Treasury regulations issued pursuant thereto), if (a) the aggregate principal amount of all outstanding Indebtedness (other than the QUIPs Debt) of the Company and its Restricted Subsidiaries on a consolidated basis at such time is less than 80% of Adjusted Total Assets of the Company and (b) no Default or Event of Default shall have occurred and be continuing and (ii) to any Person in respect of any Units, which distribution is required as a result of or a condition to the distribution or payment of such dividend or distribution to Host REIT; provided that such Person's investment in the Operating Partnership in consideration of which such Person received such Units shall have been consummated in a transaction determined by the Company to be fair to the Operating Partnership as set forth in an Officer's Certificate for Investments in an amount less than $50 million and as set forth in a Board Resolution for Investments equal to or greater than such amount.

  "Permitted REIT Payments" means, without duplication, payments to Host REIT and its Subsidiaries that hold only Qualified Assets in an amount necessary and sufficient to permit Host REIT and such Subsidiaries to pay all of their operating expenses and other general corporate expenses and liabilities (including any reasonable professional fees and expenses).

  "Permitted Sharing Arrangements" means any contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and a Parent of the Company and/or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries in the best interests of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries and (ii) the liabilities of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

  "Permitted Sharing Arrangements Payment" means payments under Permitted Sharing Arrangements.

  "Permitted Tax Payments" means payment of any liability of the Company, Host, Host REIT or any of their respective Subsidiaries for Taxes.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

  "Private Partnership" means a partnership (other than a Public Partnership) or limited liability company that owns one or more full service hotels and that, prior to the REIT Conversion, is partially but not Wholly Owned by Host or one of its Subsidiaries.

  "Private Partnership Acquisition" means the acquisition by the Operating Partnership or a Restricted Subsidiary thereof from unaffiliated partners of certain Private Partnerships of partnership interests in such Private Partnerships in exchange for Units or the assets of such Private Partnerships by merger or conveyance in exchange for Units.

  "Procurement Contracts" means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

  "Pro Rata Share" means "PRS"where:

  PRS equals CR divided by TC multiplied by OPTC

  where:

    CR equals the redemption value of such Capital Stock in the issuing Restricted Subsidiary held in the aggregate by the Company and its Restricted Subsidiaries.

    TC equals the total contribution to the equity of the issuing
    Restricted Subsidiary made by the Company and its Restricted
    Subsidiaries, and

    OPTC equals the total contribution to the equity of the issuing Restricted Subsidiary made by other Persons.

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


  "Public Partnerships" mean, collectively, Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership; Desert Springs Marriott Limited Partnership, a Delaware limited partnership; Hanover Marriott Limited Partnership, a Delaware limited partnership; Marriott Diversified American Hotels, L.P., a Delaware limited partnership; Marriott Hotel Properties Limited Partnership, a Delaware limited partnership; Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership; Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island Limited partnership; Potomac Hotel Limited Partnership, a Delaware limited partnership; and Marriott Suites Limited Partnership; or, as the context may require, any such entity together with its Subsidiaries, or any of such Subsidiaries.

  "Qualified Assets" means (i) Capital Stock of the Company or any of its Subsidiaries or of other Subsidiaries of the Guarantors substantially all of whose sole assets are direct or indirect interests in Capital Stock of the Company and (ii) other assets related to corporate operations of the Guarantor which are de minimus in relation to those of the Guarantors and their Restricted Subsidiaries, taken as a whole.

  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Stock and, when used in the definition of "Disqualified Stock," also includes any Capital Stock of a Restricted Subsidiary, Host REIT or any Parent of the Company that is not Disqualified Stock.

  "Qualified Exchange" means (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or (ii) any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

  "QUIPS" means the 6 3/4% Convertible Preferred Securities issued by Host Financial Trust, a statutory business trust and a Subsidiary of Host.

  "QUIPs Debt" means the $567 million aggregate principal amount of 6 3/4% convertible subordinated debentures due 2026 of Host, held by Host Marriott Financial Trust, a statutory business trust.

  "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of all of the HMH Senior Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

  "Rating Category" means currently (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories:
Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used in another Rating Agency. In determining whether the rating of the HMH Senior Notes has decreased by one or more gradations, gradations within Rating Categories (currently + and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

  "Rating Decline" means the occurrence, on or within 90 days after the earliest to occur of (i) a Change of Control and (ii) the date of the first public notice of the occurrence of a Change of Control or of the intention by any Person to effect a Change of Control (which period shall be extended so long as the rating of the HMH Senior Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of (a) in the event the HMH Senior Notes are rated by either Moody's or S&P on the Rating Date as Investment

Grade, a decrease in the rating of the HMH Senior Notes by either of such Rating Agencies to a rating that is below Investment Grade, or (b) in the event the HMH Senior Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the HMH Senior Notes by either Rating Agency by one or more gradations (including gradations with Rating Categories as well as between Rating Categories).

  "real estate assets" means real property and all FF&E associated or used in connection therewith.

  "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the HMH Senior Notes or the HMH Indenture.

  "Refinancing Indebtedness" means Indebtedness or Disqualified Stock (i) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or
(ii) constituting an amendment, modification or supplement to, or a deferral or renewal of ((i) and (ii) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Stock in a principal amount or, in the case of Disqualified Stock, liquidation preference, not to exceed the sum of (a) the reasonable and customary fees and expenses incurred in connection with the Refinancing plus (b) the lesser of (I) the principal amount or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness or Disqualified Stock so refinanced and (II) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that Refinancing Indebtedness (other than a revolving line of credit from a commercial lender or other Indebtedness whose proceeds are used to repay a revolving line of credit from a commercial lender to the extent such revolving line of credit or other Indebtedness was not put in place for purposes of evading the limitations described in this definition) shall (A) not have an Average Life shorter than the Indebtedness or Disqualified Stock to be so refinanced at the time of such Refinancing and (B) be subordinated in right of payment to the rights of Holders of the HMH Senior Notes if the Indebtedness or Disqualified Stock to be refinanced was so subordinated.

  "REIT Conversion" means the various transactions to be carried out in connection with Host's conversion to a REIT, as generally described in the Prospectus and the S-4 Registration Statement, including without limitation
(i) the contribution to the Operating Partnership and its Subsidiaries of substantially all of the assets (excluding the assets of SLC) held by Host and its other Subsidiaries (which shall be substantially completed on or prior to the Conversion Date); (ii) the assumption by the Operating Partnership and/or its Subsidiaries of substantially all of the liabilities of Host and its other Subsidiaries (including, without limitation, the QUIPs Debt and the Old Notes); (iii) the Partnership Mergers; (iv) the Private Partnership Acquisitions; (v) the issuance of Limited Partner Notes in connection with the foregoing; (vi) the Blackstone Acquisition; (vii) the contribution, prior to or substantially concurrent with the Conversion Date, to Non-Controlled Entities of Non-Conforming Assets; (viii) the leases to SLC or Subsidiaries of SLC of the hotels owned by the Operating Partnership and its Subsidiaries;
(ix) the Host REIT Merger; (x) the E&P Distribution; and (xi) such other related transactions and steps, occurring prior to or substantially concurrent with or within a reasonable time after the Conversion Date as may be reasonably necessary to complete the above transactions or otherwise to permit Host REIT to elect to be treated as a REIT for Federal income tax purposes; provided that Host may in its sole discretion exclude any one or more of the specific transactions enumerated above in clauses (ii) through (x) hereof; provided, further, that Host shall not have distributed to its shareholders any significant amounts of assets (other than regular dividends and the E&P Distribution) on or prior to the Conversion Date and subsequent to the Issue Date.

  "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.

  "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

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


  "Restricted Payment" means, with respect to any Person (but without duplication), (i) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person, (iii) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or a Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking, fund payment, as the case may be, of such Indebtedness, (iv) any Restricted Investment by such Person, and (v) the payment to any Affiliate (other than the Company or its Restricted Subsidiaries) in respect of taxes owed by any consolidated group of which both such Person or a Subsidiary of such Person and such Affiliate are members; provided, however, that the term "Restricted Payment" does not include (a) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock; (b) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Restricted Subsidiaries; (c) Permitted Tax Payments; (d) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company, provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) with all dividends and distributions so made; (e) the retirement of Units upon conversion of such Units to Capital Stock of Host REIT; (f) any transactions comprising part of the REIT Conversion; (g) any payments with respect to Disqualified Stock or Indebtedness at the stated time and amounts pursuant to the original terms of the instruments governing such obligations;
(h) Permitted REIT Payments; and (i) payments in accordance with the existing terms of the QUIPS; and provided, further, that any payments of bona fide obligations of the Company or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person's co-obligation with respect thereto.

  "Restricted Subsidiary" means any Subsidiary of the Company other than (i) an Unrestricted Subsidiary or (ii) a Non-Consolidated Entity.

  "S-4 Registration Statement" means the registration statement of the Operating Partnership on Form S-4, filed with the Commission on June 2, 1998, as amended and supplemented.

  "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien (other than Permitted Liens) upon the property of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries.

  "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect as of the Issue Date.

  "SLC" means HMC Senior Communities, Inc., a Delaware corporation, and its successors and assigns.

  "S&P" means Standard & Poor's Ratings Services and its successors.

  "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Subordinated Indebtedness" means, with respect to HMH Senior Notes of any series, Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the HMH Senior Notes of such series or a Subsidiary Guarantee thereof, as applicable.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, (ii) any partnership (a) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interest or (b) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and the financial statements of which are so consolidated, (iii) any Non-Controlled Entity, and
(iv) any Fifty Percent Venture.

  "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor for payment of principal, premium and interest on the HMH Senior Notes of a series by such Subsidiary Guarantor. Each Subsidiary Guarantee with respect to HMH Senior Notes of a series issued on the Issue Date will be a senior obligation of the Subsidiary Guarantor with respect to such series and will be full and unconditional regardless of the enforceability of the HMH Senior Notes of such series and the Indenture.

  "Subsidiary Guarantors" means (i) with respect to any series of HMH Senior Notes issued on the Issue Date (A) the Initial Subsidiary Guarantors identified in the following sentence and (B) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the HMH Indenture, and (ii) with respect to HMH Senior Notes of any other series, any Person providing a Guarantee with respect to HMH Senior Notes of such series and designated a "Subsidiary Guarantor" in the board resolution, supplemental indenture or Officers' Certificate establishing such series, but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the HMH Indenture. The Initial Subsidiary Guarantors are HMH Rivers, Inc.; HMH Marina, Inc.; Marriott SBM Two Corporation; Marriott PLP Corporation; HMC Retirement Properties, Inc.; HMH Pentagon Corporation; HMC SFO, Inc.; Host Airport Hotels, Inc.; Host of Houston 1979; Host of Houston, Ltd.; Host of Boston, Ltd.; Marriott Financial Services, Inc.; HMC Capital Resources Corp.; Marriott SBM One Corporation; YBG Associates LLC; PRM Corporation; and Marriott Park Ridge Corporation.

  "Subsidiary Indebtedness" means, without duplication, all Unsecured Indebtedness (including Guarantees (other than Guarantees by Restricted Subsidiaries of Secured Indebtedness)) of which a Restricted Subsidiary other than a Subsidiary Guarantor is the obligor. A release of the Guarantee of a Subsidiary Guarantor which remains a Restricted Subsidiary shall be deemed to be an Incurrence of Subsidiary Indebtedness in amount equal to the Company's proportionate interest in the Unsecured Indebtedness of such Subsidiary Guarantor.

  "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

  "Total Assets" means the sum of (i) Undepreciated Real Estate Assets and
(ii) all other assets (excluding intangibles) of the Company, the Subsidiary Guarantors, and their respective Restricted Subsidiaries determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

  "Total Unencumbered Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and (ii) all other assets (but excluding intangibles and minority interests in Persons who are obligors with respect to outstanding secured debt) of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

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


  "Transaction Date" means, with the respect to the Incurrence of any Indebtedness or issuance of Disqualified Stock by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

  "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries plus capital improvements) of real estate assets of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

  "Units" means the limited partnership units of the Operating Partnership.

  "Unrestricted Subsidiary" means any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of the Company in the manner provided below. The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary); provided that (a) any Guarantee by the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary) of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company, the Subsidiary Guarantors or such Restricted Subsidiaries at the time of such designation; (b) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would not be prohibited under the "Limitation on Restricted Payments" covenant described below; and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under the "Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock" and "Limitation on Restricted Payments" covenants. The Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and (2) all Liens, Indebtedness and Disqualified Stock of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred, granted or issued at such time, have been permitted to be Incurred, granted or issued and shall be deemed to have been Incurred, granted or issued for all purposes of the Indenture. Any such designation by the Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

  "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

                                 *  *  *

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


  The covenants set forth below under the captions "Covenants at Issuance" and "Covenants upon REIT Conversion", and the provisions set forth below under the caption "Covenants upon Attainment and Maintenance of an Investment Grade Rating" are applicable to the Series A Senior Notes, to the Series B Senior Notes and the HMH Senior Notes of any other series, unless in establishing such a series in a board resolution, supplemental indenture or Officers' Certificate, it is provided that such series shall not have the benefit of one or more of said covenants. For the purposes of HMH Senior Notes of any series, when used in these covenants, the terms "HMH Senior Notes" shall mean HMH Senior Notes of that series, and the term "Guarantor" and Subsidiary Guarantor" shall mean, respectively, a Guarantor and Subsidiary Guarantor with respect to HMH Senior Notes of that series.

  Covenants at Issuance. The following covenants will be effective upon issuance of the HMH Senior Notes:

 Repurchase of HMH Senior Notes at the Option of the Holder Upon a Change of Control Triggering Event

  Upon the occurrence of a Change of Control Triggering Event, each Holder of HMH Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's HMH Senior Notes pursuant to the unconditional, irrevocable Offer to Purchase described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date").

  On or before the Change of Control Payment Date, the Company will (i) accept for payment HMH Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Payment (together with accrued and unpaid interest) of all HMH Senior Notes so tendered and (iii) deliver to the Trustee HMH Senior Notes so accepted together with an Officer's Certificate listing the aggregate principal amount of the HMH Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of HMH Senior Notes so accepted payment in an amount equal to the Change of Control Payment, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any HMH Senior Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

  The provisions of the Indenture relating to a Change of Control Triggering Event may not afford the Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect Holders, if such transaction does not constitute a Change of Control Triggering Event, as defined. In addition, the Company may not have sufficient financial resources available to fulfill its obligation to repurchase the HMH Senior Notes upon a Change of Control Triggering Event.

  Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

 Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock

  (a) The HMH Indenture provides that, except as set forth below, neither the Company, the Subsidiary Guarantors nor any of their respective Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock. Notwithstanding the foregoing sentence, if, on the date of any such Incurrence or issuance, after giving effect to, on a pro forma basis, such Incurrence or issuance and the receipt and application of the proceeds therefrom, (i) the aggregate amount of all outstanding Indebtedness (other than the QUIPs Debt) and Disqualified Stock of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(iii) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Indebtedness and Disqualified Stock of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 65% of Adjusted Total Assets of the Company and (ii) the Consolidated Coverage Ratio of the Company would be greater than or equal to 2.0 to 1, the Company and its Restricted Subsidiaries may Incur such Indebtedness or issue such Disqualified Stock.

  (b) In addition to the foregoing limitations set forth in (a) above, except as set forth below, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will not Incur any Secured Indebtedness or Subsidiary Indebtedness. Notwithstanding the foregoing sentence, if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and/or Subsidiary Indebtedness and the application of the proceeds thereof, the aggregate amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(iii) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Secured Indebtedness and Subsidiary Indebtedness of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 45% of Adjusted Total Assets of the Company, the Company and its Restricted Subsidiaries may Incur such Secured Indebtedness and/or Subsidiary Indebtedness.

  (c) In addition to the limitations set forth in (a) and (b) above, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 125% of the aggregate outstanding amount of the Unsecured Indebtedness (other than the QUIPs Debt) (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(iii) hereof or otherwise) determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries).

  (d) Notwithstanding paragraphs (a) or (b), the HMH Indenture provides that the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (except as specified below) may Incur or issue each and all of the following: (i) Indebtedness outstanding (including Indebtedness issued to replace, refinance or refund such Indebtedness) under the Credit Facility at any time in an aggregate principal amount not to exceed $1.5 billion, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount); (ii) Indebtedness or Disqualified Stock owed (A) to the Company or (B) to any Subsidiary Guarantor; provided that any event which results in any Restricted Subsidiary holding such Indebtedness or Disqualified Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or issuance of Disqualified Stock not permitted by this clause
(ii); (iii) Refinancing Indebtedness with respect to outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vi) or (viii) of this paragraph) and any refinancings thereof; (iv) Indebtedness (A) in respect of performance, surety or appeal bonds Incurred in the ordinary course of business, (B) under Currency Agreements and Interest Swap and Hedging Obligations; provided that such agreements (a) are designed solely to protect the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and
(b) do not increase the Indebtedness of the obligor outstanding, at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of

Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company, the Subsidiary Guarantors and their Restricted Subsidiaries on a consolidated basis in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase all of the HMH Senior Notes tendered in a Change of Control Offer made as a result of a Change of Control or (B) deposited to defease the HMH Senior Notes as described below under "Legal Defeasance and Covenant Defeasance"; (vi) Guarantees of the HMH Senior Notes and Guarantees of Indebtedness of the Company or any of the Subsidiary Guarantors by any of their respective Restricted Subsidiaries; provided the guarantee of such Indebtedness is permitted by and made in accordance with the terms of the Indenture at the time of the incurrence of such underlying Indebtedness or at the time such guarantor becomes a Restricted Subsidiary; (vii) Indebtedness evidenced by the HMH Senior Notes and the Guarantees thereof and represented by the HMH Indenture up to the amounts issued pursuant thereto as of the Issue Date; (viii) the QUIPs Debt; (ix) Limited Partner Notes, and (x) Indebtedness Incurred pursuant to the Blackstone Acquisition and any Indebtedness of Host, its Subsidiaries, a Public Partnership or a Private Partnership incurred in connection with the REIT Conversion.

  (e) For purposes of determining any particular amount of Indebtedness under this covenant, (1) Indebtedness Incurred under the Credit Facility on or prior to the Issue Date shall be treated as Incurred pursuant to clause (i) of paragraph (d) of this covenant and (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included as additional Indebtedness. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness as being Incurred under only one of such clauses.

  Indebtedness or Disqualified Stock of any Person that is not a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Stock is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including by designation) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, shall be deemed to have been Incurred or issued at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company, or a Restricted Subsidiary of the Company, and Indebtedness or Disqualified Stock which is assumed at the time of the acquisition of any asset shall be deemed to have been Incurred or issued at the time of such acquisition.

 Limitation on Liens

  Neither the Company, the Subsidiary Guarantors, nor any Restricted Subsidiary shall secure any Indebtedness under the Credit Facility by a Lien or suffer to exist any Lien on their respective properties or assets securing Indebtedness under the Credit Facility unless effective provision is made to secure the HMH Senior Notes equally and ratably with the Lien securing such Indebtedness for so long as Indebtedness under the Credit Facility is secured by such Lien.

 Limitation on Restricted Payments

  The HMH Indenture provides that on and after the Issue Date each of the Company and the Subsidiary Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if (a) on the date of such Restricted Payment a Default or an Event of Default would exist and be continuing or would occur as a consequence of (after giving effect, on a pro forma basis, to) such Restricted Payment or (b) immediately prior to such Restricted Payment or after giving effect thereto, the aggregate amount of all Restricted Payments made by the Company, the Subsidiary Guarantors and their Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of, without duplication, (i) the amount determined by subtracting (x) 2.0 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Consolidated EBITDA of the Company for the Computation Period, (ii) the aggregate Net Cash Proceeds received by the Company from the sale (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) of its Qualified Capital Stock or as a Capital Contribution from its Parent, in either case, which Net Cash Proceeds are received by the Company after the Issue Date, (iii) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) received by the Company representing interests in Persons acquired in exchange for an issuance of Qualified Capital Stock after the Issue Date, (iv) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date and (v) $75 million.

  Notwithstanding the foregoing, the provisions set forth in clause (b) of the immediately preceding paragraph will not prohibit (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (ii) a Qualified Exchange, or (iii) a Permitted Sharing Arrangements Payment; provided, however, that any amounts expended pursuant to clause (i) of this paragraph shall be included as Restricted Payments made for purposes of clause (b) of the immediately preceding paragraph, whereas amounts received and expended in connection with a Qualified Exchange or a Permitted Sharing Arrangements Payment shall neither be counted as Restricted Payments made nor be credited as Net Cash Proceeds received for purposes of clause (b) of the immediately preceding paragraph.

 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors

  The HMH Indenture provides that the Company and the Subsidiary Guarantors will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary Guarantor to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary Guarantor held by the Company or its Restricted Subsidiaries, (ii) pay any Indebtedness owed to the Company or any Subsidiary Guarantor, (iii) make loans or advances to the Company or any Subsidiary Guarantor, or (iv) transfer its property or assets to the Company or any Subsidiary Guarantor.

  The foregoing provisions shall not prohibit any encumbrances or restrictions: (i) imposed under the HMH Senior Notes as in existence immediately following the Issue Date in the Indenture or under the Credit Facility, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets); (iii) existing under or by reason of applicable law; (iv) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (v) in the case of clause (iv) of the first paragraph of this covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the HMH Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole; (vi) with respect solely to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,
(B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the HMH Senior Notes than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the HMH Senior Notes, or (viii) in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause
(iv) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Nothing contained in this covenant shall prevent the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Permitted Liens or Liens not prohibited by the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries in accordance with the terms of such Indebtedness or any related security document.

 Limitation on Transactions with Affiliates

  The HMH Indenture provides that neither the Company, the Subsidiary Guarantors, nor any of their respective Restricted Subsidiaries will be permitted to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any of its Restricted Subsidiaries ("Affiliate Transactions"), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company, the Subsidiary Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not an Affiliate.

  The foregoing limitation does not limit, and shall not apply to (i) transactions approved by a majority of the Board of the Company; (ii) the payment of reasonable and customary fees and expenses to members of the Board of the Company who are not employees of the Company; (iii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant or any payments specifically exempted from the definition of Restricted Payments; and (iv) Permitted REIT Payments. Notwithstanding the foregoing, any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and any transaction or series of related transactions specified in any of clauses (ii) through (iv) of this paragraph, (a) with an aggregate value in excess of $10 million must first be approved pursuant to a Board Resolution by a majority of the Board of the Company who are disinterested in the subject matter of the transaction, and (b) with an aggregate value in excess of $25 million, will require the Company to obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company, such Subsidiary Guarantor or such Restricted Subsidiary, except that in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $25 million but not in excess of $50 million, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the Company, such Subsidiary Guarantor or such Restricted Subsidiary.

 Limitation on Asset Sales

  The HMH Indenture provides that the Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless
(i) the consideration received by the Company, the Subsidiary Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of the Company in good faith and (ii) at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided that, for purposes of this clause (ii) the amount of (A) any Indebtedness (other than Indebtedness subordinated in right of payment to the HMH Senior Notes or a Subsidiary Guarantee) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and (B) any securities or other obligations received by the Company, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Company, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Company, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash.

  In the event that the aggregate Net Cash Proceeds received by the Company, the Subsidiary Guarantors and the Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 1% of Total Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to the "Report" covenant), then prior to 12-months after the date Net Cash Proceeds so received exceeded 1% of Total Assets, the Net Cash Proceeds may be (A) invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and providing such Net Cash Proceeds are, in fact, so invested, within an additional 180 days,
(x) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of a Related Business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction, (y) Permitted Mortgage Investments or (z) a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided that concurrently with an Investment specified in clause (z), such entity becomes a Restricted Subsidiary or (B) used to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount). Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds."

  Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company will make an Offer to Purchase from the Holders and holders of any other Indebtedness of the Company ranking pari passu with the HMH Senior Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of HMH Senior Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount (or accreted value, as applicable) of the HMH Senior Notes and such other Indebtedness, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that the aggregate amount of HMH Senior Notes and other senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of HMH Senior Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the HMH Senior Notes to be purchased and such other Indebtedness shall be selected on a pro rata basis. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

  Notwithstanding, and without complying with, any of the foregoing provisions:

    (i) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

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    (ii) the Company, the Subsidiary Guarantors and their respective
  Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the "Consolidation, Merger and Sale of Assets" and "Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors" covenants in the HMH Indenture;

    (iii) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary, as applicable; and

    (iv) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may exchange assets held by the Company, the Subsidiary Guarantor or a Restricted Subsidiary for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of the Company has determined in good faith that the fair market value of the assets received by the Company are approximately equal to the fair market value of the assets exchanged by the Company.

  No transaction listed in clauses (i) through (iv) inclusive shall be deemed to be an "Asset Sale."

 Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors

  The HMH Indenture provides that no Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally and fully guarantee, on a senior basis, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's Guarantee under the HMH Indenture on the terms set forth in the HMH Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

  The Guarantee of the HMH Senior Notes by a Subsidiary Guarantor shall be automatically released upon (i) the sale or other disposition of Capital Stock of such Subsidiary Guarantor if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Company, (ii) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Company, (iii) a Legal Defeasance or Covenant Defeasance, or (iv) the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness.

 Limitation on Status as Investment Company

  The HMH Indenture prohibits the Company and its Restricted Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

  Covenants upon REIT Conversion. All of the covenants listed under the heading "Covenants at Issuance" will also be applicable to the HMH Senior Notes after the REIT Conversion, except that the first covenant governing "Restricted Payments" under such heading will be replaced by the following covenant:

 Limitation on Restricted Payments

  The HMH Indenture provides that the Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under paragraph (a) of the "Limitation on Incurrence of Indebtedness and

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


Issuance of Disqualified Stock" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, the fair market value of any property used therefor) made on and after the Issue Date shall exceed the sum of, without duplication, (1) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date, (2) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company including from an issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the HMH Senior Notes), and the amount of any Indebtedness (other than Indebtedness subordinate in right of payment to the HMH Senior Notes) of the Company that was issued and sold for cash upon the conversion of such Indebtedness after the Issue Date into Capital Stock (other than Disqualified Stock) of the Company, or otherwise received as Capital Contributions, (3) an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from designations of Unrestricted Subsidiaries or Non-Consolidated Entities as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), (4) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons acquired after the Issue Date in exchange for an issuance of Qualified Capital Stock and (5) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date. Notwithstanding the foregoing, the Company may make Permitted REIT Distributions.

  Covenants upon Attainment and Maintenance of an Investment Grade Rating. The covenants "--Limitation on Liens," "--Limitation on Restricted Payments," "-- Limitation on Dividend and other Payment Restrictions Affecting Subsidiary Guarantors," "--Limitation on Asset Sales" and "--Limitation on Transactions with Affiliates"--will not be applicable in the event, and only for so long as, the HMH Senior Notes are rated Investment Grade.

REPORTS

  The HMH Indenture provides that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the certified independent public accountants of the Company, as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and will make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT

  The HMH Indenture defines an Event of Default with respect to any series of HMH Senior Notes as (i) the failure by the Company to pay any installment of interest on the HMH Senior Notes of that series as and when the same becomes due and payable and the continuance of any such failure for 30 days, (ii) the failure by the

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Company to pay all or any part of the principal of, or premium, if any, on, the HMH Senior Notes of that series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, (iii) the failure by the Company, a Guarantor or any Subsidiary Guarantor to observe or perform any other covenant or agreement contained in the HMH Senior Notes of that series or the Indenture with respect to that series of HMH Senior Notes and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the HMH Senior Notes of that series outstanding, (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries, (v) a default in (I) Secured Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (II) other Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $50 million, in either case, (a) resulting from the failure to pay principal or interest when due (after giving effect to any applicable extensions or grace or cure periods) or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity; and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of 0.5% of Total Assets, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days. The HMH Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default; provided that the Trustee may withhold from Holders of the HMH Senior Notes notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or interest on the HMH Senior Notes of that series) if it determines that withholding notice is in their interest.

  If an Event of Default with respect to the HMH Senior Notes of any series occurs and is continuing (other than an Event of Default specified in clause
(iv), above, relating to the Company), then either the Trustee or the Holders of 25% in aggregate principal amount of the HMH Senior Notes of that series then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (iv) above relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding HMH Senior Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of HMH Senior Notes of any series generally are authorized to rescind such acceleration if all existing Events of Default with respect to the HMH Senior Notes of such series, other than the non-payment of the principal of, premium, if any, and interest on the HMH Senior Notes of that series which have become due solely by such acceleration, have been cured or waived. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding HMH Senior Notes of a series may direct the Trustee in its exercise of any trust or power with respect to such series.

  The Holders of a majority in aggregate principal amount of the HMH Senior Notes of a series at the time outstanding may waive on behalf of all the Holders any default with respect to such series, except a default with respect to any provision requiring supermajority approval to amend, which default may only be waived by such a supermajority with respect to such series, and except a default in the payment of principal of or interest on any Senior Note of that series not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Senior Note of that series affected.Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the HMH Senior Notes of any series at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to such series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The HMH Indenture provides that the Company will not merge with or into, or sell, convey, or transfer, or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially as an entirety in

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one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company, unless: (i) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company, on the HMH Senior Notes and under the Indenture; (ii) immediately after giving effect, on a pro forma basis, to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every right and power of the Company under the HMH Indenture with the same effect as if such successor Person had been named therein as the Company and the Company shall be released from the obligations under the HMH Senior Notes and the Indenture.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The HMH Indenture provides that the Company may, at its option, elect to have its obligations and the obligations of the Guarantors and Subsidiary Guarantors discharged with respect to the outstanding HMH Senior Notes of any series ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding HMH Senior Notes of such series and Guarantees thereof, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such HMH Senior Notes when such payments are due from the trust funds; (ii) the Company's obligations with respect to such HMH Senior Notes concerning issuing temporary HMH Senior Notes, registration of HMH Senior Notes, mutilated, destroyed, lost or stolen HMH Senior Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's, the Guarantors' and the Subsidiary Guarantors' obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect, with respect to any series of HMH Senior Notes, to have the obligations of the Company, the Guarantors and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the HMH Senior Notes of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the HMH Senior Notes of such series.

  In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to any series of HMH Senior Notes, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the HMH Senior Notes of such series, U.S. legal tender, noncallable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such HMH Senior Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such HMH Senior Notes; (ii) in the case of the Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or
(B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such HMH

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Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such HMH Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred with respect to such series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such HMH Senior Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officer's Certificate stating that the conditions precedent provided for have been complied with.

AMENDMENTS AND SUPPLEMENTS

  The HMH Indenture contains provisions permitting the Company, the Guarantors, the Subsidiary Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. Subject to certain limited exceptions, modifications and amendments of the Indenture or any supplemental indenture with respect to any series may be made by the Company, the Guarantors, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding HMH Senior Notes of such series (except that any amendments or supplements to the provisions relating to security interests or with respect to the Guarantees of the Guarantors, the Initial Subsidiary Guarantors and the Future Subsidiary Guarantors shall require the consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the HMH Senior Notes of such series at the time outstanding); provided that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note, (ii) reduce the principal amount of, or premium, if any, or interest on, any Senior Note,
(iii) change the place of payment of principal of, or premium, if any, or interest on, any Senior Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentages of outstanding HMH Senior Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the HMH Senior Notes, (vii) alter the provisions relating to the redemption of the HMH Senior Notes at the option of the Company, (viii) reduce the percentage or aggregate principal amount of outstanding HMH Senior Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (ix) or make the HMH Senior Notes subordinate in right of payment to any other Indebtedness.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

  The HMH Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the HMH Senior Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, the Guarantors or the Subsidiary Guarantors in the Indenture, or in any of the HMH Senior Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company, the Guarantors or the Subsidiary Guarantors or of any successor Person thereof, except as an obligor or Guarantor of the HMH Senior Notes pursuant to the Indenture. Each Holder, by accepting the HMH Senior Notes, waives and releases all such liability.

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CONCERNING THE TRUSTEE

  The HMH Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The HMH Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company or the Guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth below, the HMH Senior Notes will initially be issued in the form of one or more registered HMH Senior Notes in global form (the "Global Notes"). Each Global Note will be deposited on the date of the Closing Date with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. (DTC's partnership nominee).

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the system of DTC is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Underwriters with an interest in the Global Note and (ii) ownership of the HMH Senior Notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants), the Direct Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer HMH Senior Notes evidenced by the Global Note will be limited to such extent.

  So long as DTC or its nominee is the registered owner of a Senior Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the HMH Senior Notes represented by the Global Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have HMH Senior Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a person having a beneficial interest

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in the HMH Senior Notes represented by a Global Note to pledge such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

  To facilitate subsequent transfers, all HMH Senior Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the HMH Senior Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the HMH Senior Notes. DTC's records reflect only the identity of the Direct Participants to whose accounts such HMH Senior Notes are credited, which may or may not be the beneficial owners of the HMH Senior Notes. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to the beneficial owners of the HMH Senior Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  None of the Company, any Guarantor, any Subsidiary Guarantor, nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of HMH Senior Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such HMH Senior Notes.

  Payments with respect to the principal of, premium, if any, and interest on, any HMH Senior Note represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered Holder of the Global Note representing such HMH Senior Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the HMH Senior Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, any Guarantor, any Subsidiary Guarantor, nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of HMH Senior Notes (including principal, premium, if any, or interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Note as shown on the records of DTC. Payments by the Direct Participants and the Indirect Participants to the beneficial owners of HMH Senior Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.


CERTIFICATED NOTES

  If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of HMH Senior Notes in definitive form under the Indenture, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the HMH Senior Notes represented by Global Notes. In addition, subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for HMH Senior Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

  None of the Company, any Guarantor, any Subsidiary Guarantor, or the Trustee shall be liable for any delay by DTC or any Direct Participant or Indirect Participant in identifying the beneficial owners of the HMH Senior Notes, and the Company, the Guarantors, the Subsidiary Guarantors, and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the HMH Senior Notes to be issued).

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable. The Company will have no responsibility for the performance by DTC or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

SAME-DAY FUNDS SETTLEMENT AND PAYMENT

  The HMH Indenture requires that payments in respect of the HMH Senior Notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by DTC. With respect to HMH Senior Notes represented by Certificated Notes, the Company will make all payments of principal, premium, if any, and interest, by mailing a check to each such Holder's registered address. The HMH Senior Notes will trade in DTC's Same-Day Funds Settlement System until maturity, or until the HMH Senior Notes are issued in certificated form, and secondary market trading activity in the HMH Senior Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the HMH Senior Notes.

                             PLAN OF DISTRIBUTION

  The Company, HMH Properties and the other Co-Registrants may sell the Offered Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; (v) directly to the Company's shareholders; or (vi) through a combination of any such methods of sale.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

  Offers to purchase Offered Securities may be solicited directly by the Company, HMH Properties and/or the other Co-Registrants. Offers to purchase Offered Securities may also be solicited by agents designated by the Company, HMH Properties and/or the other Co-Registrants from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company, HMH Properties and other Co-Registrants to such agent will be set forth in the Prospectus Supplement.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company, HMH Properties and/or the other Co-Registrants will sell such Offered Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  If an underwriter is, or underwriters are, utilized in the sale, the Company, HMH Properties and/or the other Co-Registrants will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriter to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Offered Securities, such underwriter may be deemed to have received compensation from the Company, HMH Properties and/or the other Co-Registrants in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agents. Underwriters may also sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by the Company and/or HMH Properties to underwriters in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement.

  Pursuant to any standby underwriting agreement entered into in connection with a Subscription Rights offering to the Company's shareholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the Subscription Rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any Subscription Rights, any standby underwriters in a Subscription Rights offering to the Company's shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of Subscription Rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such Subscription Rights, the underwriters may offer securities of the type underlying the Subscription Rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the Subscription Rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by the Company. In the event that the Company does not enter into a standby underwriting arrangement in connection with a Subscription Rights offering to the Company's shareholders, the Company may elect to retain a dealer-manager to manage such a Subscription Rights offering for the Company. Any such dealer-manager may offer securities of the type underlying the Subscription Rights acquired or to be acquired pursuant to the purchase and exercise of Subscription Rights and may thus realize profits or losses independent of any dealer-manager fee paid by the Company.

  Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, HMH Properties and/or the other Co-Registrants, to indemnification by the Company, HMH Properties and/or the other Co-Registrants against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, the Company, HMH Properties and/or the other Co-Registrants in the ordinary course of business.

  If so indicated in the applicable Prospectus Supplement, the Company, HMH Properties and/or the other Co-Registrants will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Offered Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also being sold to underwriters, the Company, HMH Properties and/or the other Co-Registrants shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The Prospectus Supplement relating to such contracts will set forth the price to be paid for Offered Securities pursuant to such Contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of Offered Securities pursuant to such contracts.

  Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the Common Stock in connection with an offering of Common Stock, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the Debt Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the Debt Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

  The anticipated date of delivery of Offered Securities will be set forth in the applicable Prospectus Supplement relating to each offer.

                                 LEGAL MATTERS

  The validity of the Offered Securities will be passed upon for the Company, HMH Properties and/or the other Co-Registrants by Christopher G. Townsend, Esq., Senior Vice President and General Counsel of the Company or by other counsel to the Company, HMH Properties and/or the other Co-Registrants. If the Offered Securities are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The audited consolidated financial statements and schedules of Host Marriott Corporation, Host Marriott Hotels, Host Marriott L.P., HMC Senior Communities, Inc., HMC Merger Corporation and HMH Properties, Inc. and the combined financial statements of HMH Properties, Inc. and subsidiaries and HMC Capital Resources Holding Corporation and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                              HMH PROPERTIES, INC.

                                   $

                         % SERIES C SENIOR NOTES DUE 2008

                               ----------------

                                   PROSPECTUS

                               ----------------

                       DONALDSON, LUFKIN & JENRETTE

                              BT ALEX. BROWN

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE NOT, TOGETHER OR INDIVIDUALLY, AN OFFER TO SELL, NOR ARE THEY SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

   EXHIBIT
     NO.                          DESCRIPTION OF EXHIBIT
   -------                        ----------------------
    1.1*    Form of Underwriting Agreement



    3.1 (i) Restated Certificate of Incorporation of Marriott Corporation
            (incorporated by reference to Current Report on Form 8-K dated
            October 23, 1993)



    3.1(ii) Certificate of Correction filed to correct a certain error in the Restated Certificate of Incorporation of Host Marriott
            Corporation filed in the Office of the Secretary of State of Delaware on August 11, 1992, filed in the Office of the Secretary of State of Delaware on October 11, 1994 (incorporated by reference to Registration Statement No. 33-54545)



    3.2     Amended Marriott Corporation Bylaws (incorporated by reference to
            Current Report on Form 8-K dated October 23, 1993)



    4.1***  Form of Indenture



    4.2*    Specimen Common Stock Certificate



    4.3*    Certificate of Designation



    4.4*    Form of Preferred Stock Certificate



    4.5*    Form of Warrant Agreement



    4.6*    Form of Warrant



    4.7*    Form of Subscription Rights Certificate



    4.8 Amended and Restated Indenture dated as of August 5, 1998, by and among HMH Properties, Inc., the Guarantors (as defined therein), the Subsidiary Guarantors (as defined therein) and Marine Midland
            Bank, as Trustee (incorporated by reference to Current Report on Form 8-K dated July 29, 1998, filed August 6, 1998)



    4.9 First Supplemental Indenture to Amended and Restated Indenture dated as of August 5, 1998 (including the form of 7 7/8% Series A
            Senior Notes due 2005 and form of 7 7/8% Series B Notes due 2008)
            (incorporated by reference to Current Report on Form 8-K dated
            July 29, 1998, filed August 6, 1998)



    4.10 Amended and Restated Credit Agreement dated as of June 19, 1997 and Amended and Restated as of August 5, 1998 among Host Marriott
            Corporation, Host Marriott Hospitality, Inc., HMH Properties,
            Inc., Host Marriott, L.P., HMC Capital Resources Corp., Various
            Banks, Wells Fargo Bank, National Association, The Bank of Nova
            Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, and
            Bankers Trust Company, as Arranger and Administrative Agent
            (incorporated by reference to Current Report on Form 8-K dated
            August 5, 1998, filed September 11, 1998)




   EXHIBIT
     NO.                         DESCRIPTION OF EXHIBIT
   -------                       ----------------------
    4.11   Pledge and Security Agreement, dated as of August 5, 1998, made by pledgors signatory thereto in favor of Bankers Trust Company, as
           Collateral Agent, for the benefit of the Secured Creditors (as defined therein)



    5.1*** Opinion of Latham & Watkins dated June 11, 1998 regarding the legality of the securities to be issued



    5.2 Opinion of Latham & Watkins dated November 30, 1998 regarding the legality of the securities to be issued



    8.1 Opinion of Latham & Watkins dated December 1, 1998 regarding certain tax matters



   12.1    Computation of Ratio of Earnings to Fixed Charges



   12.2    Computation of Ratio of Earnings to Combined Fixed Charges and
           Preferred Stock Dividends



   12.3    Computation of Ratio of Earnings to Fixed Charges of HMH
           Properties, Inc.



   23.1*** Consent of Latham & Watkins (included as part of their opinions listed as Exhibits 5.1, 5.2 and 8.1)



   23.2    Consent of Arthur Andersen LLP, independent public accountants



   24.1*** Powers of Attorney (included on signature pages)



   25.1*** Statement of Eligibility of Trustee on Form T-1



   25.2    Statement of Eligibility and Qualifications on Form T-1 of Marine
           Midland Bank, as Trustee, under the Amended and Restated Indenture dated as of August 5, 1998, by and among HMH Properties, Inc., the Guarantors (as defined therein), the Subsidiary Guarantors (as defined therein) and Marine Midland Bank, as Trustee (incorporated by reference to Current Report on Form 8-K dated July 29, 1998, filed August 6, 1998)

--------
  * To be filed by amendment of by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b)
 ** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2). *** Filed previously

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Host Marriott Corporation

                                                            *
                                          By: _________________________________
                                                   ROBERT E. PARSONS, JR.
                                                EXECUTIVE VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----

                 *                     President, Chief Executive  November 30, 1998
______________________________________  Officer and Director
          TERENCE C. GOLDEN             (Principal Executive
                                        Officer)

                 *                     Executive Vice President    November 30, 1998
______________________________________  and Chief Financial
        ROBERT E. PARSONS, JR.          Officer (Principal
                                        Financial Officer)

                 *                     Senior Vice President and   November 30, 1998
______________________________________  Corporate Controller
          DONALD D. OLINGER             (Principal Accounting
                                        Officer)

                 *                     Chairman of the Board of    November 30, 1998
______________________________________  Directors
         RICHARD E. MARRIOTT

                 *                     Director                    November 30, 1998
______________________________________
          R. THEODORE AMMON

                 *                     Director                    November 30, 1998
______________________________________
           ROBERT M. BAYLIS

                 *                     Director                    November 30, 1998
______________________________________
          J.W. MARRIOTT, JR.

                 *                     Director                    November 30, 1998
______________________________________
         ANNE DORE MCLAUGHLIN

                 *                     Director                    November 30, 1998
______________________________________
        HARRY L. VINCENT, JR.

                 *                     Director                    November 30, 1998
______________________________________
            JOHN SCHREIBER

   */s/ Christopher G. Townsend                                    November 30, 1998
 _____________________________________
       CHRISTOPHER G. TOWNSEND
           Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Farrell's Ice Cream Parlour
                                          Restaurants, Inc.
                                          Saga Property Leasing Corporation
                                          Saga Restaurants, Inc.
                                          Sparky's Virgin Islands, Inc.

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                 *                     President (Principal        November 30, 1998
______________________________________  Executive Officer) and
       CHRISTOPHER J. NASSETTA          Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                *                      Treasurer (Principal        November 30, 1998
______________________________________  Accounting Officer and
          BRUCE D. WARDINSKI            Principal Financial
                                        Officer)

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC AP Canada, Inc.
                                          HMC Toronto Air, Inc.

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY, AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                *                      President (Principal        November 30, 1998
______________________________________  Executive, Financial and
        ROBERT E. PARSONS, JR.          Accounting Officer)

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                *                      Director                    November 30, 1998
______________________________________
          JOAN C.G. KENNEDY

                *                      Director                    November 30, 1998
______________________________________
             ERNEST MCNEE

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC Airport, Inc.
                                          HMC Mexpark, Inc
                                          HMC Polanco, Inc.
                                          HMC Ventures, Inc.
                                          HMC Waterford, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer) and
        ROBERT E. PARSONS, JR           Director

     /s/ Christopher G. Townsend       Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Treasurer (Principal        November 30, 1998
______________________________________  Accounting Officer and
          BRUCE D. WARDINSKI            Principal Financial
                                        Officer)

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC Retirement Properties, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                   PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

     /s/ Christopher G. Townsend       President and Director      November 30, 1998
______________________________________  (Principal Executive
       CHRISTOPHER G. TOWNSEND          Officer)

                  *                    Vice President, Chief       November 30, 1998
______________________________________  Financial Officer and
        ROBERT E. PARSONS, JR.          Director (Principal
                                        Financial Officer and
                                        Principal Accounting
                                        Officer)

                  *                    Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER J. NASSETTA

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC BN Corporation

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President and Director      November 30, 1998
______________________________________  (Principal Executive
        ROBERT E. PARSONS, JR.          Officer)

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
          DONALD D. OLINGER

                  *                    Treasurer (Principal        November 30, 1998
______________________________________  Financial Officer)
          BRUCE D. WARDINSKI

     /s/ Christopher G. Townsend       Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

                  *                    Director                    November 30, 1998
______________________________________
       CHRISTOPHER J. NASSETTA

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC Boyton Beach, Inc
                                          Tecon Hotel Corporation

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer) and
       CHRISTOPHER J. NASSETTA          Director

     /s/ Christopher G. Townsend       Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Vice President and          November 30, 1998
______________________________________  Director (Principal
          ROBERT E. PARSONS             Financial Officer)

                  *                    Treasurer (Principal        November 30, 1998
______________________________________  Accounting Officer)
          BRUCE D. WARDINSKI

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC Capital Resources Corporation
                                          YBG Associates LLC

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                             PRESIDENT, SECRETARY AND DIRECTOR

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----

     /s/  Christopher G. Townsend      President (Principal        November 30, 1998
______________________________________  Executive Officer)
       CHRISTOPHER G. TOWNSEND          Secretary and Director

                 *                     Vice President (Principal   November 30, 1998
______________________________________  Financial Officer) and
        ROBERT E. PARSONS, JR           Director

                 *                     Vice President and          November 30, 1998
______________________________________  Director
          DONALD D. OLINGER

                 *                     Treasurer (Principal        November 30, 1998
______________________________________  Accounting Officer)
          BRUCE D. WARDINSKI

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC Hartford, Inc.
                                          HMC Manhattan Beach, Inc.
                                          HMH Norfolk, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer) and
        ROBERT E. PARSONS, JR.          Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Vice President and          November 30, 1998
______________________________________  Treasurer (Principal
          BRUCE D. WARDINSKI            Accounting Officer and
                                        Principal Financial
                                        Officer)

                  *                    Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER J. NASSETTA

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC Charlotte (Calgary), Inc.

                                                             *
                                          By: _________________________________
                                                   MUNGO HARDWICKE-BROWN
                                             PRESIDENT, SECRETARY AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President, Secretary and    November 30, 1998
______________________________________  Director (Principal
        MUNGO HARDWICKE-BROWN           Executive, Financial and
                                        Accounting Officer)

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC East Side Financial Corporation
                                          Marriott Properties, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer) and
        ROBERT E. PARSONS, JR.          Director

     /s/ Christopher G. Townsend       Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Vice President and          November 30, 1998
______________________________________  Director (Principal
       CHRISTOPHER J. NASSETTA          Financial Officer)

                  *                    Treasurer (Principal        November 30, 1998
______________________________________  Accounting Officer)
          BRUCE D. WARDINSKI
     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC East Side, Inc.

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                 *                     President (Principal        November 30, 1998
______________________________________  Executive Officer)
        ROBERT E. PARSONS, JR.

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                 *                     Vice-President-Finance      November 30, 1998
______________________________________  (Principal Accounting
          BRUCE F. STEMERMAN            Officer and Principal
                                        Financial Officer) and
                                        Director

                 *                     Director                    November 30, 1998
______________________________________
       CHRISTOPHER J. NASSETTA

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC Gateway, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer and
          BRUCE F. STEMERMAN            Principal Accounting
                                        Officer) and Director

     /s/ Christopher G. Townsend       Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR.          Financial Officer)

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC Hotel Development Corporation

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                *                      President and Director      November 30, 1998
______________________________________  (Principal Executive
        ROBERT E. PARSONS, JR.          Officer)

                *                      Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
          DONALD D. OLINGER

                *                      Vice President and          November 30, 1998
______________________________________  Treasurer (Principal
          BRUCE D. WARDINSKI            Financial Officer)

    /s/ Christopher G Townsend         Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC SFO, Inc.

                                                /s/  Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President and Director      November 30, 1998
______________________________________  (Principal Executive
       CHRISTOPHER J. NASSETTA          Officer)

     /s/ Christopher G. Townsend       Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer and
          DONALD D. OLINGER             Principal Financial
                                        Officer)

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMH HPT Residence Inn, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                         DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                 *                     President (Principal        November 30, 1998
______________________________________  Executive Officer)
       CHRISTOPHER J. NASSETTA

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                 *                     Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer) and
          BRUCE D. WARDINSKI            Treasurer

                 *                     Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR           Financial Officer)

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMH Marina, Inc.

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                *                      President (Principal        November 30, 1998
______________________________________  Executive Officer)
        ROBERT E. PARSONS, JR.

                *                      Vice President and          November 30, 1998
______________________________________  Director (Principal
       CHRISTOPHER J. NASSETTA          Financial Officer and
                                        Principal Accounting
                                        Officer)

   /s/ Christopher G. Townsend         Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMH Pentagon Corporation

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer and
       CHRISTOPHER J. NASSETTA          Principal Financial
                                        Officer)

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
          DONALD D. OLINGER

                  *                    Vice President and          November 30, 1998
______________________________________  Director
        ROBERT E. PARSONS, JR.

     /s/ Christopher G. Townsend       Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMH Properties, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                EXECUTIVE VICE PRESIDENT AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President and Director      November 30, 1998
______________________________________  (Principal Executive
        ROBERT E. PARSONS, JR.          Officer)

     /s/ Christopher G. Townsend       Executive Vice President    November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Executive Vice President    November 30, 1998
______________________________________
       CHRISTOPHER J. NASSETTA

                  *                    Senior Vice President and   November 30, 1998
______________________________________  Treasurer (Principal
          BRUCE D. WARDINSKI            Financial Officer)

                  *                    Vice President and          November 30, 1998
______________________________________  Corporate Controller
          DONALD D. OLINGER             (Principal Accounting
                                        Officer)

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMH Realty Company, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATED INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President and Director      November 30, 1998
______________________________________  (Principal Exeuctive
       CHRISTOPHER J. NASSETTA          Officer)

                  *                    Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR.          Financial Officer)

                  *                    Vice President and          November 30, 1998
______________________________________  Treasurer (Principal
          BRUCE D. WARDINSKI            Accounting Officer)

   /s/ Christopher G. Townsend         Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

 * /s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMH Restaurants, Inc.
                                          Marriott's Bickford's Family Fare,
                                           Inc.
                                          PM Financial Corporation

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer) and
       CHRISTOPHER J. NASSETTA          Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Treasurer (Principal        November 30, 1998
______________________________________  Accounting Officer)
          BRUCE D. WARDINSKI

                  *                    Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR.          Financial Officer)

  */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMH Rivers, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                   PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

    /s/ Christopher G. Townsend        President and Director      November 30, 1998
______________________________________  (Principal Executive
       CHRISTOPHER G. TOWNSEND          Officer)

                  *                    Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR.          Financial Officer)

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
          DONALD D. OLINGER

    */s/ Christopher G. Townsend
______________________________________
     CHRISTOPHER G. TOWNSEND
        ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Host Airport Hotels, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President and Director      November 30, 1998
______________________________________  (Principal Executive
       CHRISTOPHER J. NASSETTA          Officer)

                  *                    Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR.          Financial Officer and
                                        Principal Accounting
                                        Officer)

     /s/ Christopher G. Townsend       Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Host LaJolla, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                         DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                 *                     President (Principal        November 30, 1998
______________________________________  Executive Officer)
        ROBERT E. PARSONS, JR.

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                 *                     Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer and
        CHRISTOPHER J. NASETTA          Principal Financial
                                        Officer) and Director

                 *                     Director                    November 30, 1998
______________________________________
         RICHARD E. MARRIOTT

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Host Marriott Hospitality, Inc.

                                               /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                 SENIOR VICE PRESIDENT AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President and Chief         November 30, 1998
______________________________________  Executive Officer
          TERENCE C. GOLDEN             (Principal Executive
                                        Officer)

                  *                    Executive Vice President    November 30, 1998
______________________________________  and Director (Principal
        ROBERT E. PARSONS, JR.          Financial Officer)

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
          DONALD D. OLINGER

                  *                    Executive Vice President    November 30, 1998
______________________________________  and Director
       CHRISTOPHER J. NASSETTA

     /s/ Christopher G. Townsend       Senior Vice President and   November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

    * /s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Host Marriott, L.P.

                                               HMC Real Estate Corporation as
                                                      General Partner
                                          By:

                                                             *
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                   PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive, Financial and
        ROBERT E. PARSONS, JR.          Accounting Office)
                                        Attorney-in-fact

     /s/ Christopher G. Townsend       Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

    * /s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Marriott Financial Services, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND DIRECTOR



  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President and Director      November 30, 1998
______________________________________  (Principal Executive
        ROBERT E. PARSONS, JR.          Officer)

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Financial Officer and
       CHRISTOPHER J. NASSETTA          Principal Accounting
                                        Officer)

   /s/ Christopher G. Townsend         Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                       Host of Boston, Ltd.
                                       Host of Houston, Ltd.
                                       Host of Houston 1979

                                          Host Airport Hotels, Inc. as General
                                                         Partner
                                       By:

                                               /s/ Christopher G. Townsend
                                       By: ___________________________________
                                                 CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                 *                     President and Director      November 30, 1998
______________________________________  (Principal Executive
       CHRISTOPHER J. NASSETTA          Officer)

                 *                     Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR.          Financial and Accounting
                                        Officer)

     /s/ Christopher Townsend          Vice President and          November 30, 1998
______________________________________  Director
         CHRISTOPHER TOWNSEND

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Hot Shoppes, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer) and
          TERENCE C. GOLDEN             Director

     /s/ Christopher G. Townsend       Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Vice President and          November 30, 1998
______________________________________  Treasurer (Principal
          BRUCE D. WARDINSKI            Accounting Officer and
                                        Principal Financial
                                        Officer)

                  *                    Director                    November 30, 1998
______________________________________
          RICHARD E. MARRIOT

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          MHP Acquisition Corporation

                                                             *
                                          By: _________________________________
                                                  CHRISTOPHER J. NASSETTA
                                                   PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer) and
       CHRISTOPHER J. NASSETTA          Director

                  *                    Secretary                   November 30, 1998
______________________________________
          TRACY M. J. COLDEN

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer and
          BRUCE D. WARDINSKI            Principal Financial
                                        Officer)

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          MHP II Acquisition Corporation

                                                             *
                                          By: _________________________________
                                                  CHRISTOPHER J. NASSETTA
                                                   PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----

                *                      President (Principal        November 30, 1998
______________________________________  Executive Officer) and
       CHRISTOPHER J. NASSETTA          Director

                *                      Secretary                   November 30, 1998
______________________________________
        ANDREA MOREHOUSE JACOB

                *                      Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer and
          BRUCE D. WARDINSKI            Principal Financial

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Marriott Park Ridge Corporation
                                          Marriott SBM One Corporation

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer) and
          BRUCE F. STEMERMAN            Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
             EARLA STOWE

                  *                    Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR.          Financial Officer)

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Marriott Family Restaurants, Inc. of
                                          Illinois
                                          Marriott Family Restaurants, Inc. of
                                          Vermont
                                          Marriott Family Restaurants, Inc. of
                                          Wisconsin

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                *                      President (Principal        November 30, 1998
______________________________________  Executive Officer) and
       CHRISTOPHER J. NASSETTA          Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                *                      Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR.          Financial Officer)

                *                      Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
          DONALD D. OLINGER

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Marriott PLP Corporation

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                *                      President (Principal        November 30, 1998
______________________________________  Executive Officer) and
          BRUCE F. STEMERMAN            Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

      /s/ Donald D. Olinger            Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
          DONALD D. OLINGER

                *                      Vice President and          November 30, 1998
______________________________________  Director (Principal
        ROBERT E. PARSONS, JR.          Financial Officer)

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Marriott MDAH One Corporation

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                      TITLE                     DATE
              ----------                      -----                     ----
                  *                    President, Vice President   November 30, 1998
______________________________________  (Principal Executive
          BRUCE F. STEMERMAN            Officer and Principal
                                        Financial Officer) and
                                        Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

         /s/ Earla Stowe               Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
             EARLA STOWE

                  *                    Director                    November 30, 1998
______________________________________
        ROBERT E. PARSONS, JR.

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Marriott Marquis Corporation

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer and
          BRUCE F. STEMERMAN            Principal Financial
                                        Officer) and Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

         /s/ Earla Stowe               Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
             EARLA STOWE

                  *                    Director                    November 30, 1998
______________________________________
        ROBERT E. PARSONS, JR.

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Marriott SBM Two Corporation.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President and Director      November 30, 1998
______________________________________  (Principal Executive
        ROBERT E. PARSONS, JR.          Officer)

                  *                    Vice President and          November 30, 1998
______________________________________  Director (Principal
       CHRISTOPHER J. NASSETTA          Financial Officer and
                                        Principal Accounting
                                        Officer)

     /s/ Christopher G. Townsend       Vice President and          November 30, 1998
______________________________________  Director
       CHRISTOPHER G. TOWNSEND

     */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Philadelphia Airport Hotel
                                          Corporation

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer and
        ROBERT E. PARSONS, JR.          Principal Financial
                                        Officer) and Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Vice President and          November 30, 1998
______________________________________  Director
          BRUCE F. STEMERMAN

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer)
          DONALD D. OLINGER

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          Willmar Distributors, Inc.

                                                /s/ Christopher G. Townsend
                                          By: _________________________________
                                               CHRISTOPHER G. TOWNSEND VICE
                                                  PRESIDENT AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURES                        TITLE                 DATE
             ----------                        -----                 ----
                  *                    President (Principal   November 30, 1998
-------------------------------------   Executive Officer)
       ROBERT E. PARSONS, JR.           and Director

     /s/ Christopher G. Townsend       Vice President,        November 30, 1998
-------------------------------------   Treasurer,
       CHRISTOPHER G. TOWNSEND          Secretary and
                                        Director

                  *                    Vice President         November 30, 1998
-------------------------------------   (Principal
       CHRISTOPHER J. NASSETTA          Accounting Officer
                                        and Principal
                                        Financial Officer)
                                        and Director

    */s/ Christopher G. Townsend
-------------------------------------
       CHRISTOPHER G. TOWNSEND
          ATTORNEY-IN-FACT


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          HMC Partnership Holdings, Inc.
                                          HMH General Partner Holdings, Inc.
                                          HMH HPT Courtyard, Inc.

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                               VICE PRESIDENT, SECRETARY AND
                                                          DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                  *                    President (Principal        November 30, 1998
______________________________________  Executive Officer) and
        ROBERT E. PARSONS, JR.          Director

   /s/ Christopher G. Townsend         Vice President, Secretary   November 30, 1998
______________________________________  and Director
       CHRISTOPHER G. TOWNSEND

                  *                    Vice President (Principal   November 30, 1998
______________________________________  Accounting Officer and
          BRUCE D. WARDINSKI            Principal Financial
                                        Officer) and Treasurer

   */s/ Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, STATE OF MARYLAND, ON NOVEMBER 30, 1998.

                                          PRM Corporation

                                              /s/ Christopher G. Townsend
                                          By: _________________________________
                                                  CHRISTOPHER G. TOWNSEND
                                                VICE PRESIDENT AND SECRETARY

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURES                         TITLE                   DATE
              ----------                         -----                   ----

                *                      President (Principal        November 30, 1998
______________________________________  Executive, Financial and
        ROBERT E. PARSONS, JR.          Accounting Officer)

   /s/ Christopher G. Townsend         Vice President and          November 30, 1998
______________________________________  Secretary
       CHRISTOPHER G. TOWNSEND

  */s/  Christopher G. Townsend
______________________________________
       CHRISTOPHER G. TOWNSEND
           ATTORNEY-IN-FACT

                               EXHIBIT INDEX


   EXHIBIT
     NO.                           DESCRIPTION OF EXHIBIT
   -------                         ----------------------
    1.1*    Form of Underwriting Agreement
    3.1 (i) Restated Certificate of Incorporation of Marriott Corporation
            (incorporated by reference to Current Report on Form 8-K dated
            October 23, 1993)



    3.1(ii) Certificate of Correction filed to correct a certain error in the Restated Certificate of Incorporation of Host Marriott Corporation filed in the Office of the Secretary of State of Delaware on August
            11, 1992, filed in the Office of the Secretary of State of Delaware on October 11, 1994 (incorporated by reference to Registration
            Statement No. 33-54545)



    3.2     Amended Marriott Corporation Bylaws (incorporated by reference to
            Current Report on Form 8-K dated October 23, 1993)



    4.1***  Form of Indenture



    4.2*    Specimen Common Stock Certificate



    4.3*    Certificate of Designation



    4.4*    Form of Preferred Stock Certificate



    4.5*    Form of Warrant Agreement



    4.6*    Form of Warrant



    4.7*    Form of Subscription Rights Certificate



    4.8 Amended and Restated Indenture dated as of August 5, 1998, by and among HMH Properties, Inc., the Guarantors (as defined therein), the Subsidiary Guarantors (as defined therein) and Marine Midland
            Bank, as Trustee (incorporated by reference to Current Report on Form 8-K dated July 29, 1998, filed August 6, 1998)



    4.9 First Supplemental Indenture to Amended and Restated Indenture dated as of August 5, 1998 (including the form of 7 7/8% Series A
            Senior Notes due 2005 and form of 7 7/8% Series B Notes due 2008)
            (incorporated by reference to Current Report on Form 8-K dated July
            29, 1998, filed August 6, 1998)



    4.10    Amended and Restated Credit Agreement dated as of June 19, 1997 and
            Amended and Restated as of August 5, 1998 among Host Marriott
            Corporation, Host Marriott Hospitality, Inc., HMH Properties, Inc.,
            Host Marriott, L.P., HMC Capital Resources Corp., Various Banks,
            Wells Fargo Bank, National Association, The Bank of Nova Scotia and
            Credit Lyonnais New York Branch, as Co-Arrangers, and Bankers Trust
            Company, as Arranger and Administrative Agent (incorporated by reference to Current Report on Form 8-K dated August 5, 1998, filed
            September 11, 1998)

   EXHIBIT
     NO.                          DESCRIPTION OF EXHIBIT
   -------                        ----------------------
    4.11   Pledge and Security Agreement, dated as of August 5, 1998, made by pledgors signatory thereto in favor of Bankers Trust Company, as
           Collateral Agent, for the benefit of the Secured Creditors (as defined therein)



    5.1*** Opinion of Latham & Watkins dated June 11, 1998 regarding the legality of the securities to be issued



    5.2 Opinion of Latham & Watkins dated November 30, 1998 regarding the legality of the securities to be issued



    8.1 Opinion of Latham & Watkins dated December 1, 1998 regarding certain tax matters



   12.1    Computation of Ratio of Earnings to Fixed Charges



   12.2    Computation of Ratio of Earnings to Combined Fixed Charges and
           Preferred Stock Dividends



   12.3    Computation of Ratio of Earnings to Fixed Charges of HMH Properties,
           Inc.



   23.1*** Consent of Latham & Watkins (included as part of their opinions listed as Exhibits 5.1, 5.2 and 8.1)



   23.2    Consent of Arthur Andersen LLP, independent public accountants



   24.1*** Powers of Attorney (included on signature pages)



   25.1*** Statement of Eligibility of Trustee on Form T-1



   25.2    Statement of Eligibility and Qualifications on Form T-1 of Marine
           Midland Bank, as Trustee, under the Amended and Restated Indenture dated as of August 5, 1998, by and among HMH Properties, Inc., the Guarantors (as defined therein), the Subsidiary Guarantors (as defined therein) and Marine Midland Bank, as Trustee (incorporated by reference to Current Report on Form 8-K dated July 29, 1998, filed August 6, 1998)

--------
  * To be filed by amendment of by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b)
 ** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2). *** Filed previously